                                                                   EXHIBIT 10.27

                             DATATEC INDUSTRIES, INC

                INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT

                                Table of Contents

Section 1.  DEFINITIONS; ATTACHMENTS                                        1
1.1.   Special Definitions.                                                 1
1.2.   Other Defined Terms.                                                 8
1.3.   Attachments.                                                         8
Section 2.  CREDIT LINE/FINANCE CHARGES/OTHER CHARGES                       9
2.1.   Credit Line.                                                         9
2.2.   Product Advances.                                                    9
2.3.   A/R Advances.                                                       10
2.4.   Term Loan Advances                                                  11
2.5.   Finance and Other Charges.                                          12
2.6.   Customer Account Statements.                                        12
2.7.   Shortfall.                                                          12
2.8.   Application of Payments.                                            13
2.9.   Prepayment and Reborrowing By Customer.                             13
Section 3. CREDIT LINE ADDITIONAL PROVISIONS                               13
3.1.   Ineligible Accounts.                                                13
3.2.   Reimbursement for Charges.                                          15
3.3.   Lockbox and Special Account.                                        15
3.4.   Collections.                                                        15
3.5.   Application of Remittances and Credits.                             15
3.6.   Power of Attorney.                                                  15
3.7.   Concentration Accounts.                                             16
Section 4.  SECURITY -- COLLATERAL                                         16
4.1.   Grant.                                                              16
4.2.   Further Assurances.                                                 17
Section 5.  CONDITIONS PRECEDENT                                           17
5.1.   Conditions Precedent to the Effectiveness of this Agreement.        17
5.2.   Conditions Precedent to Each Advance.                               18
Section 6.  REPRESENTATIONS AND WARRANTIES                                 19
6.1.   Organization and Qualifications.                                    19
6.2.   Rights in Collateral; Priority of Liens.                            19
6.3.   No Conflicts.                                                       19
6.4.   Enforceability.                                                     19
6.5.   Locations of Offices, Records and Inventory.                        19
6.6.   Fictitious Business Names.                                          19
6.7.   Organization.                                                       20
6.8.   No Judgments or Litigation.                                         20
6.9.   No Defaults.                                                        20
6.10.   Labor Matters.                                                     20
6.11.   Compliance with Law.                                               20
6.12.   ERISA.                                                             20
6.13.   Compliance with Environmental Laws.                                20
6.14.   Intellectual Property.                                             21
6.15.   Licenses and Permits.                                              21

                                        i

6.16.   Investment Company.                                                21
6.17.   Taxes and Tax Returns.                                             21
6.18.   Status of Accounts.                                                21
6.19.   Affiliate/Subsidiary Transactions.                                 21
6.20.   Accuracy and Completeness of Information.                          21
6.21.   Recording Taxes.                                                   22
6.22.   Indebtedness.                                                      22
Section 7.  AFFIRMATIVE COVENANTS                                          22
7.1.   Financial and Other Information.                                    22
7.2.   Location of Collateral.                                             24
7.3.   Changes in Customer.                                                24
7.4.   Legal Entity Existence.                                             24
7.5.   ERISA.                                                              24
7.6.   Environmental Matters.                                              24
7.7.   Collateral Books and Records/Collateral Audit.                      24
7.8.   Insurance; Casualty Loss.                                           25
7.9.   Taxes.                                                              26
7.10.   Compliance With Laws.                                              26
7.11.   Fiscal Year.                                                       26
7.12.   Intellectual Property.                                             26
7.13.   Maintenance of Property.                                           26
7.14.   Collateral.                                                        26
7.15.   Subsidiaries.                                                      27
7.16.   Financial Covenants; Additional Covenants.                         27
Section 8.  NEGATIVE COVENANTS                                             27
8.1.   Liens.                                                              27
8.2.   Disposition of Assets.                                              27
8.3.   Legal Entity Changes.                                               27
8.4.   Guaranties.                                                         27
8.5.   Restricted Payments.                                                28
8.6.   Investments.                                                        28
8.7.   Affiliate/Subsidiary Transactions.                                  28
8.8.   ERISA.                                                              28
8.9.   Additional Negative Pledges.                                        29
8.10.   Storage of Collateral with Bailees and Warehousemen.               29
8.11.   Use of Proceeds.                                                   29
8.12.   Accounts.                                                          29
8.13.   Indebtedness.                                                      29
8.14.   Loans.                                                             29
Section 9.  DEFAULT                                                        29
9.1.   Event of Default.                                                   29
9.2.   Acceleration.                                                       31
9.3.   Remedies.                                                           31
9.4.   Waiver.                                                             32
Section 10.  MISCELLANEOUS                                                 32
10.1.   Term; Termination.                                                 32
10.2.   Indemnification.                                                   32
10.3.   Additional Obligations.                                            32
10.4.   LIMITATION OF LIABILITY.                                           33
10.5.   Alteration/Waiver.                                                 33
10.6.   Severability.                                                      33
10.7.   One Loan.                                                          33
10.8.   Additional Collateral.                                             33
10.9.   No Merger or Novations.                                            34

                                       ii

10.10.   Paragraph Titles.                                                 34
10.11.   Binding Effect; Assignment.                                       34
10.12.   Notices; E-Business Acknowledgment.                               34
10.13.   Counterparts.                                                     35
10.14.   ATTACHMENT A MODIFICATIONS.                                       35
10.15.   SUBMISSION AND CONSENT TO JURISDICTION AND CHOICE OF LAW.         35
10.16.   JURY TRIAL WAIVER.                                                36

                                       iii

                          INVENTORY AND WORKING CAPITAL
                               FINANCING AGREEMENT

            This INVENTORY AND WORKING CAPITAL FINANCING  AGREEMENT (as amended, supplemented or otherwise  modified from time to time, this  "Agreement") and is hereby  made  this  10th  day of  November,  2000,  by and  between  IBM  Credit
Corporation,  a Delaware  corporation with a place of business at 1500 RiverEdge
Parkway,  Atlanta, GA 30328, ("IBM Credit"), and Datatec Industries,  Inc., duly organized  under the laws of the State of Delaware,  with its principal place of business at 23 Madison Road, Fairfield, NJ 07004 ("Customer").

                                   WITNESSETH

            WHEREAS, in the course of Customer's operations, Customer intends to purchase from Persons approved in writing by IBM Credit for the purposes of this
Agreement (the "Authorized  Suppliers")  computer hardware and software products manufactured  or  distributed  by or bearing any trademark or trade name of such
Authorized  Suppliers  (the  "Products")  (as of the date hereof the  Authorized
Suppliers are as set forth on Attachment E hereto);

            WHEREAS, Customer has requested that IBM Credit finance its purchase of Products from such Authorized Suppliers and its working capital requirements, and IBM Credit is willing to provide such  financing to Customer  subject to the terms and conditions set forth in this Agreement.

            NOW, THEREFORE,  in consideration of the premises and for other good and  valuable  consideration,  the receipt and  sufficiency  of which are hereby acknowledged, the parties hereby agree as follows:

                       SECTION 1. DEFINITIONS; ATTACHMENTS

1.1.  SPECIAL  DEFINITIONS.   The  following  terms  shall  have  the  following
respective meanings in this Agreement (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"A/R  Advance":  any loan or advance of funds made by IBM Credit to or on behalf of Customer pursuant to Section 2.3 of this Agreement, including, as the context may require, a WCO Advance, a PRO Advance and a Takeout Advance.

"A/R  Advance  Date":  the Business Day on which IBM Credit makes an A/R Advance under this Agreement.

"A/R Advance  Term":  shall be the  collective or individual  reference,  as the context may require, to a PRO Advance Term and a WCO Advance Term.

"A/R Finance Charges": as defined on Attachment A.

"Accounts": as defined in the U.C.C.

"Advance":  any loan or other  extension of credit by IBM Credit to or on behalf of Customer  pursuant  to this  Agreement  including,  without  limitation,  (i)
Product Advances, (ii) A/R Advances and (iii) the Term Loan.

"Affiliate":  with  respect to any Person,  any other  Person (the  "Affiliate")
meeting  one of the  following:  (i) at least 10% of the  Affiliate's  equity is owned,  directly  or  indirectly,  by such  Person;  (ii) at  least  10% of such
Person's equity is owned, directly or indirectly,  by the Affiliate; or (iii) at least 10% of such Person's equity and at least 10% of the Affiliate's  equity is owned, directly or indirectly,  by the same Person or Persons.

                                  Page 1 of 38

All of Customer's officers,  directors, joint venturers, and partners shall also be deemed to be Affiliates of Customer for purposes of this Agreement.

"Agreement":  as defined in the caption.

"Auditors":  a  nationally  recognized  firm  of  independent  certified  public accountants selected by Customer and satisfactory to IBM Credit.

"Authorized Suppliers": as defined in the recitals of this Agreement.

"Available  Credit":  at any time (1) the  Maximum  Advance  Amount less (2) the
Outstanding Advances, other than the Outstanding Term Loan at such time.

"Average Daily Balance": for each Advance for a given period of time, the sum of the unpaid  principal of such Advance as of each day during such period of time, divided by the number of days in such period of time.

"Bank": as defined in Section 3.3.

"Borrowing Base": as defined in Attachment A.

"Business  Day":  any day other  than a  Saturday,  Sunday or other day on which commercial  banks in New  York,  New York are  generally  closed or on which IBM
Credit is closed.

"Closing Date": the date on which the conditions  precedent to the effectiveness of this  Agreement  set forth in Section 5.1 hereof are  satisfied  or waived in writing by IBM Credit.

"Code": the Internal Revenue Code of 1986, as amended or any successor statute.

"Collateral": as defined in Section 4.1.

"Collateral  Management  Report":  a report to be  delivered  by Customer to IBM
Credit from time to time,  as  provided  herein,  signed by the chief  executive officer or chief financial  officer of Customer,  substantially  in the form and detail of Attachment F hereto,  detailing and  certifying,  among other items: a summary of Customer's  inventory on hand  financed by IBM Credit and  Customer's
Eligible  Accounts,  the  amounts  and  aging  of  all of  Customer's  Accounts,
Customer's  inventory on hand financed by IBM Credit by quantity,  type,  model,
Authorized  Supplier's  invoice price to Customer and the total of the line item values  for all  inventory  listed  on the  report,  the  amounts  and  aging of
Customer's accounts payable as of a specified date, all of Customer's IBM Credit borrowing  activity during a specified period and the total amount of Customer's
Borrowing  Base as well as  Customer's  Outstanding  A/R  Advances,  Outstanding
Product  Advances,  Available  Credit and any Shortfall Amount as of a specified date.

"Common  Due  Date":  (1) the  fifth  day of a  calendar  month  if the  Product
Financing  Period or A/R Advance Term,  whichever is applicable,  expires on the first through tenth of such calendar month;  (2) the fifteenth day of a calendar month  if the  Product  Financing  Period  or A/R  Advance  Term,  whichever  is applicable,  expires on the eleventh  through  twentieth of such calendar month;
and (3) the twenty-fifth day of a calendar month if the Product Financing Period or A/R  Advance  Term,  whichever  is  applicable,  expires on the  twenty-first through the last day of such calendar month.

"Compliance Certificate":  a certificate substantially in the form of Attachment
C.

"Concentration Accounts": shall mean an Eligible Account that, individually,  or when aggregated with all other  outstanding  Accounts of the same Account debtor and such Account debtor's Affiliates,  constitute more than ten percent (10%) of the net  outstanding  balance of all  Eligible  Accounts  of the  Customer  then outstanding for all Account debtors.

                                  Page 2 of 38

"Concentration  Account  Debtor":  shall mean, at any time,  any Account  debtor obligated  to  Customer  with  respect  to, or on  account  of, a  Concentration
Account.

"Credit Line": as defined in Section 2.1.

"Customer": as defined in the caption.

"Default":  either (1) an Event of Default or (2) any event or condition  which, but for the requirement  that notice be given or time lapse or both, would be an
Event of Default.

"Delinquency Fee Rate": as defined on Attachment A.

"Eligible Accounts": as defined in Section 3.1.

"Environmental  Laws":  all statutes,  laws,  judicial  decisions,  regulations, ordinances,  and other  governmental  restrictions  relating to  pollution,  the protection of the environment,  occupational health and safety, or to emissions, discharges  or release of  pollutants,  contaminants,  hazardous  substances  or wastes into the environment.

"Environmental  Liability":  any  claim,  demand,  obligation,  cause of action, allegation,  order,  violation,  injury,  judgment,  penalty  or  fine,  cost or expense,  resulting from the violation or alleged violation of any Environmental
Laws or the imposition of any Lien pursuant to any Environmental Laws.

"ERISA": the Employee Retirement Income Security Act of 1974, as amended, or any successor statutes.

"Event of Default": as defined in Section 9.1.

"Financial  Statements":  the  consolidated  and  consolidating  balance  sheets
(including, without limitation, securities such as stocks and investment bonds), statements of operations,  statements of cash flows and statements of changes in shareholder's  equity of Customer and its Subsidiaries for the period specified, prepared in accordance with GAAP and consistent with prior practices.

"Floor  Plan  Lender":  any Person  who now or  hereinafter  provides  inventory financing  to  Customer,  provided  that such Person  executes an  Intercreditor
Agreement  (as  defined in Section  5.1 of this  Agreement)  or a  subordination agreement with IBM Credit in form and substance satisfactory to IBM Credit.

"Free Financing Period":  for each Product Advance, the period, if any, in which
IBM  Credit  does not charge  Customer  a  financing  charge.  IBM Credit  shall calculate the Customer's Free Financing  Period  utilizing a methodology that is consistent with the methodologies  used for similarly  situated customers of IBM
Credit.  The Customer  understands  that IBM Credit may not offer, may change or may cease to offer a Free  Financing  Period  for the  Customer's  purchases  of
Products.

"Free Financing Period Exclusion Fee": as defined in Attachment A.

"GAAP":  generally  accepted  accounting  principles  in the United States as in effect from time to time.

"Governmental Authority": any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative  functions of or pertaining to government,  and any corporation  or other  entity  owned or  controlled  (through  stock or  capital ownership or otherwise) by any of the foregoing.

"Hazardous  Substances":  all  substances,  wastes or  materials,  to the extent subject to regulation as "hazardous  substances" or "hazardous  waste" under any
Environmental Laws.

                                  Page 3 of 38

"HTO"; as defined in Section 2.3.

"IBM Credit": as defined in the caption.

"Indebtedness":  with respect to any Person,  (1) all obligations of such Person for borrowed  money or for the deferred  purchase  price of property or services
(other than trade  liabilities  incurred in the ordinary  course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument,  (2) all obligations of such Person under capital leases (including  obligations under any leases Customer may enter into, now or in the future,  with IBM Credit),  (3) all  obligations of such Person in respect of letters of credit, banker's acceptances or similar obligations issued or created for the account of such Person,  (4)  liabilities  arising  under any interest  rate  protection,  future,  option  swap,  cap or hedge  agreement  or arrangement  under  which  such  Person  is a  party  or  beneficiary,  (5)  all obligations  under guaranties by such Person and (6) all liabilities  secured by any Lien on any  property  owned by such  Person even though such Person has not assumed or otherwise become liable for the payment thereof.

"Intellectual Property": as defined in Section 6.14.

"Investment": with respect to any Person (the "Investor"), (1) any investment by the Investor in any other Person,  whether by means of share  purchase,  capital contribution,  purchase or other  acquisition  of a partnership or joint venture interest,  loan, time deposit, demand deposit or otherwise, and (2) any guaranty by the Investor of any Indebtedness or other obligation of any other Person.

"Lien(s)":  any lien, claim, charge, pledge,  security interest,  deed of trust, mortgage,  other encumbrance or other arrangement having the practical effect of the  foregoing,  including  the  interest  of  a  vendor  or  lessor  under  any conditional sale agreement, capital lease or other title retention agreement.

"Lockbox"; as defined in Section 3.3.

"Material  Adverse  Effect":  a material  adverse  effect  (1) on the  business, operations,  results  of  operations,  assets,  or  financial  condition  of the
Customer,  (2) on the aggregate value of the Collateral or the aggregate  amount which IBM  Credit  would be likely to receive  (after  giving  consideration  to reasonably  likely delays in payment and reasonable costs of enforcement) in the liquidation of such Collateral to recover the Obligations in full, or (3) on the rights and remedies of IBM Credit under this Agreement.

"Maximum Advance Amount": at any time, the lesser of (1) the Credit Line and (2)
the Borrowing Base at such time.

"Obligations": all covenants,  agreements,  warranties, duties, representations, loans, advances, interest (including interest accruing on or after the filing of
any  petition  in   bankruptcy,   or  the   commencement   of  any   insolvency,
reorganization or like proceeding,  relating to Customer, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding),  fees, reasonable expenses,  indemnities,  liabilities and Indebtedness of any kind and nature whatsoever now or hereafter arising,  owing, due or payable from Customer to IBM Credit.

"Other Charges": as set forth in Attachment A.

"Other Documents":  all security  agreements,  mortgages,  leases,  instruments, documents, guarantees, schedules of assignment, contracts and similar agreements executed by Customer and delivered to IBM Credit,  pursuant to this Agreement or otherwise,  and all  amendments,  supplements  and  other  modifications  to the foregoing from time to time.

                                  Page 4 of 38

"Outstanding Advances": at any time of determination,  the sum of (1) the unpaid principal  amount of all Advances made by IBM Credit under this  Agreement,  and
(2) any finance charge, fee, expense or other amount related to Advances charged to Customer's account with IBM Credit.

"Outstanding  A/R Advances":  at any time of  determination,  the sum of (1) the unpaid  principal  amount of all A/R  Advances  made by IBM  Credit  under  this
Agreement;  and (2) any finance charge,  fee, expense or other amount related to
A/R Advances charged to Customer's account with IBM Credit.

"Outstanding Product Advances": at any time of determination, the sum of (1) the unpaid  principal  amount of all Product  Advances made by IBM Credit under this
Agreement;  and (2) any finance charge,  fee, expense or other amount related to
Product Advances charged to Customer's account with IBM Credit.

"Outstanding Term Loan": at any time of determination, the sum of (1) the unpaid principal  amount of the Term Loan made by IBM Credit under this Agreement;  and
(2) any finance  charge,  fee,  expense or other amount related to the Term Loan charged to  Customer's  account with IBM Credit.  "PBGC":  as defined in Section
6.12.

"Permitted  Discretion":  discretion  exercised  in  a  commercially  reasonable manner.

"Permitted Indebtedness": any of the following:

(1)         Indebtedness to IBM Credit;

(2)         Indebtedness described in Section VII of Attachment B;

(3)         Indebtedness to any Floor Plan Lender;

(4)         Purchase Money Indebtedness;

(5)         guaranties in favor of IBM Credit; and

(6)         other  Indebtedness  consented to by IBM Credit in writing  prior to incurring such Indebtedness.

"Permitted Liens":  any of the following:

(1)         Liens which are the subject of an Intercreditor Agreement, in effect from time to time between IBM Credit and any other secured creditor;

(2)         Purchase Money Security Interests;

(3)         Liens described in Section I of Attachment B;

(4) Liens of warehousemen,  mechanics,  materialmen,  workers, repairmen, common carriers,  landlords  and other  similar  Liens  arising by  operation of law or otherwise,  not waived in connection herewith,  for amounts that are not yet due and payable or being contested in good faith by appropriate proceedings promptly instituted and diligently  conducted if an adequate reserve or other appropriate provisions  shall have been made therefor as required to be in  conformity  with
GAAP and an adverse  determination in such  proceedings  could not reasonably be expected to have a Material Adverse Effect;

(5) attachment or judgment Liens  individually or in the aggregate not in excess of  $250,000  (exclusive  of  (A)  any  amounts  that  are  duly  bonded  to the satisfaction  of IBM Credit or (B) any amount  fully  covered by insurance as to which the insurance company has acknowledged its obligation to pay such judgment in full);

                                  Page 5 of 38

(6)  easements,  rights-of-way,  restrictions  and  other  similar  encumbrances incurred in the ordinary  course of business  which,  in the aggregate,  are not substantial in amount and which do not materially  detract from the value of the property  subject thereto or materially  interfere with the ordinary  conduct of the business of Customer;

(7) extensions and renewals of the foregoing Permitted Liens;  provided that (A)
the  aggregate  amount of such  extended  or  renewed  Liens do not  exceed  the original principal amount of the Indebtedness  which it secures,  (B) such Liens do not extend to any property other than property already  previously subject to the Lien and (C) such extended or renewed  Liens are on terms and  conditions no more  restrictive  than the terms and  conditions of the Liens being extended or renewed;

(8) Liens arising from deposits or pledges to secure bids,  tenders,  contracts, leases,  surety and appeal bonds and other obligations of like nature arising in the ordinary course of the Customer's business;

(9) Liens for taxes, assessments or governmental charges not delinquent or being contested,  in good faith, by appropriate  proceedings  promptly  instituted and diligently  conducted  if an adequate  reserve or other  appropriate  provisions shall have been made therefor as required in order to be in conformity with GAAP and an  adverse  determination  in such  proceedings  could  not  reasonably  be expected to have a Material Adverse Effect;

(10) Liens  arising out of deposits in connection  with  workers'  compensation, unemployment insurance or other social security or similar legislation;

(11) Liens arising pursuant to this Agreement; and

(12) other Liens  consented to by IBM Credit in writing prior to incurring  such
Lien.

"Person": any individual,  association, firm, corporation,  partnership,  trust, unincorporated organization or other entity whatsoever.

"Plans": as defined in Section 6.12.

"Policies":  all policies of  insurance  required to be  maintained  by Customer under this Agreement or any of the Other Documents.

"Prime  Rate":  as of the date of  determination,  the  average  of the rates of interest  announced by Citibank,  N.A., Chase Manhattan Bank and Bank of America
National Trust & Savings Association (or any other bank which IBM Credit uses in its normal course of business of determining  Prime Rate) as their prime or base rate, as of the last Business Day of the calendar  month  immediately  preceding the date of  determination,  whether or not such announced  rates are the actual rates charged by such banking institutions to their most creditworthy borrowers.

"PRO Advance":  an A/R Advance,  with a PRO Advance Term,  made by IBM Credit to itself on behalf of Customer to repay all or a portion of a Product Advance that is due and payable.

"PRO Advance Term": for each PRO Advance, a period, in increments of ten days as specified  by Customer in the Request for A/R Advance  with  respect to such PRO
Advance, but in no event in excess of thirty days, commencing on the A/R Advance
Date for such PRO Advance.

"Products": as defined in the recitals of this Agreement.

"Product  Advance":  any  advance of funds made or  committed  to be made by IBM
Credit for the account of Customer  to an  Authorized  Supplier in respect of an invoice  delivered or to be delivered by such

                                  Page 6 of 38

Authorized  Supplier to IBM Credit  describing  Products  purchased by Customer, including  any such  advance  made or committed to be made as of the date hereof pursuant to the Financing Agreement.

"Product Financing Charge": as defined on Attachment A.

"Product Financing Period":  for each Product Advance, a period of days equal to that set forth in Attachment A from time to time, commencing on the invoice date of such Product Advance.

"Purchase  Money  Indebtedness":  any  Indebtedness  (including  capital leases)
incurred to finance the acquisition of assets (other than assets manufactured or distributed  by or  bearing  any  trademark  or  trade  name  of any  Authorized
Supplier) to be used in the Customer's  business not to exceed the lesser of (1)
the  purchase  price or  acquisition  cost of such asset and (2) the fair market value of such asset.

"Purchase Money Security  Interest":  any security  interest  securing  Purchase
Money  Indebtedness,  which security  interest  applies solely to the particular asset acquired with the Purchase Money Indebtedness.

"Request for A/R Advance": as defined in Section 2.3.

"Request for Term Loan Advance": as defined in Section 2.4 of this Agreement.

"Requirement  of Law":  as to any  Person,  the  articles of  incorporation  and by-laws of such Person, and any law, treaty, rule or regulation or determination of an  arbitrator  or a court  or other  governmental  authority,  in each  case applicable  to or binding  upon such  Person or any of its  property or to which such Person or any of its property is subject.

"Shortfall Amount":  as defined in Section 2.7.

"Shortfall Transaction Fee": as defined in Attachment A.

"Special Account": as defined in Section 3.3.

"Subsidiary":  with respect to any Person,  any  corporation  or other entity of which  securities or other ownership  interests  having ordinary voting power to elect a majority of the board of directors or other Persons  performing  similar functions are at the time directly or indirectly owned by such Person.

"Supplier Credits": as defined in Section 2.2.

"Takeout  Advance":  upon request by Customer,  an A/R Advance made, only on the
Closing  Date,  to existing  creditors of Customer on behalf of Customer,  in an amount sufficient to discharge Customer's indebtedness to such creditor.

"Term Loan":  the loan or advance of funds made by IBM Credit to or on behalf of
Customer pursuant to Section 2 .4 of the Agreement.

"Term Loan Commencement Date": as defined in Section 2 .4 of the Agreement.

"Term Loan Commitment": as defined in Schedule A.

"Term Loan Finance Charge": as defined in Schedule A.

"Term Loan Stated Maturity Date": as set forth in Schedule A.

"Termination  Date":  shall  mean  the  third  anniversary  of the  date of this
Agreement  or such other date as IBM Credit and  Customer may agree to from time to time.

                                  Page 7 of 38

"Voting Stock":  securities, the holders of which are ordinarily, in the absence of  contingencies,  entitled  to  elect  the  corporate  directors  (or  persons performing similar functions).

"WCO Advance": an A/R Advance, with a WCO Advance Term.

"WCO Advance Term":  for each WCO Advance,  a period of one hundred eighty (180)
days commencing on the A/R Advance Date for such WCO Advance.

1.2. OTHER DEFINED TERMS.  Terms not otherwise  defined in this Agreement  which are defined in the Uniform Commercial Code as in effect in the State of New York
(the "U.C.C.") shall have the meanings assigned to them therein.

1.3. ATTACHMENTS. All attachments, exhibits, schedules and other addenda hereto, including,  without limitation,  Attachment A and Attachment B, are specifically incorporated herein and made a part of this Agreement.

                                  Page 8 of 38

              SECTION 2. CREDIT LINE/FINANCE CHARGES/OTHER CHARGES

2.1.  CREDIT  LINE.  Subject  to the  terms  and  conditions  set  forth in this
Agreement,  on and after the Closing Date to but not  including the date that is the earlier of (x) the date on which this  Agreement is  terminated  pursuant to
Section  10. and (y) the date on which IBM  Credit  terminates  the Credit  Line pursuant  to Section  9., IBM Credit  agrees to extend to the  Customer a credit line  ("Credit  Line") in the amount set forth in Attachment A pursuant to which
IBM Credit will make to the Customer,  from time to time,  Product  Advances and
A/R Advances in an aggregate  amount at any one time  outstanding  not to exceed the Maximum Advance Amount.  Notwithstanding any other term or provision of this
Agreement,  IBM  Credit  may,  at any time and  from  time to time,  in its sole discretion  (x)  temporarily  increase  the amount of the Credit  Line above the amount set forth in Attachment A and decrease the amount of the Credit Line back to the amount of the Credit  Line set forth in  Attachment  A, in each case upon written  notice to the Customer  and (y) make Product  Advances and A/R Advances pursuant to this Agreement  upon the request of Customer in an aggregate  amount at any one time outstanding in excess of the Credit Line.

2.2.  PRODUCT  ADVANCES.  (A)  Subject  to the  terms  and  conditions  of  this
Agreement,  IBM Credit shall make Product Advances in connection with Customer's purchase of Products  from  Authorized  Suppliers  upon at least a two-day prior written notice from Authorized Suppliers. Customer hereby authorizes and directs
IBM Credit to pay the proceeds of Product  Advances  directly to the  applicable
Authorized  Supplier  in respect of  invoices  delivered  to IBM Credit for such
Products by such Authorized  Supplier and acknowledges  that (i) any delivery to
IBM Credit of an invoice by an Authorized  Supplier shall be deemed as a request for  a  Product  Advance  by  Customer,  and  (ii)  each  such  Product  Advance constitutes  a loan by IBM Credit to Customer  pursuant to this  Agreement as if the  Customer  received the proceeds of the Product  Advance  directly  from IBM
Credit.  IBM Credit may,  upon written  notice to  Customer,  cease to include a supplier as an Authorized Supplier.

            (B) No finance charge shall accrue on any Product Advance during the
Free Financing Period, if any, applicable to such Product Advance.  Each Product
Advance  shall be due and  payable  on the  Common  Due  Date  for such  Product
Advance.  Customer may, at its option,  repay each Product Advance by requesting
IBM Credit to apply all or any part of the principal amount of an A/R Advance to the Outstanding Product Advances.  Customer's request for such application shall be made in accordance with Section 2. When so requested and subject to the terms and conditions of this Agreement, IBM Credit shall apply the amount so requested to the  amounts  due in respect of the  Outstanding  Product  Advances.  Nothing contained  herein shall  relieve  Customer of its  obligation  to repay  Product
Advances  when due. Each Product  Advance  shall accrue a finance  charge on the
Average Daily  Balance  thereof from and including the first (1st) day following the end of the Free Financing Period, if any, for such Product Advance, or if no such Free  Financing  Period shall be in effect,  from and including the date of invoice for such Product  Advance,  in each case, to and including the date such
Product  Advance  shall become due and payable in  accordance  with the terms of this  Agreement,  at a per annum  rate  equal to the  lesser of (a) the  finance charge set forth in  Attachment A to this  Agreement  as the "Product  Financing
Charge" and (b) the highest rate from time to time permitted by applicable law.

In addition,  for any Product  Advance  with  respect to which a Free  Financing
Period  shall  not be in  effect,  Customer  shall pay a Free  Financing  Period
Exclusion Fee. Such fee shall be due and payable on the Common Due Date for such
Product Advance. If it is determined that amounts received from Customer were in excess of the highest rate permitted by law, then the amount  representing  such excess shall be considered reductions to principal of Advances.

            (C)  Customer  acknowledges  that IBM Credit  does not  warrant  the
Products.  Customer  shall be  obligated  to pay IBM  Credit in full even if the
Products  are  defective  or fail to conform to the  warranties  extended by the
Authorized  Supplier.  The  Obligations of Customer shall not be affected by any dispute  Customer  may have with any  manufacturer,  distributor  or  Authorized
Supplier.  Customer  will not  assert

                                  Page 9 of 38

any claim or defense which it may have against any manufacturer,  distributor or
Authorized Supplier against IBM Credit.

            (D) Customer hereby  authorizes IBM Credit to collect  directly from any Authorized Supplier any credits,  rebates, bonuses or discounts owed by such
Authorized  Supplier to Customer  ("Supplier  Credits").  Any  Supplier  Credits
received by IBM Credit may be applied by IBM Credit to the Outstanding Advances.
Any Supplier Credits  collected by IBM Credit shall in no way reduce  Customer's debt to IBM Credit in respect of the  Outstanding  Advances  until such Supplier
Credits are applied by IBM Credit; provided, however, that in the event any such
Supplier Credits must be returned or disgorged or are otherwise  unavailable for application,  then Customer's Obligations will be reinstated as if such Supplier
Credits had never been applied.

            (E) IBM Credit may apply any payments and Supplier  Credits received by IBM Credit to reduce finance  charges first and then to principal  amounts of
Advances owed by Customer. IBM Credit may apply principal payments to the oldest
(earliest)  invoices (and related Product Advances) first, but, in any case, all principal  payments  will be  applied  in  respect  of the  Outstanding  Product
Advances  made for  Products  which have been  sold,  lost,  stolen,  destroyed, damaged or otherwise disposed of prior to any other application thereof.

            (F) Customer will  indemnify  and hold IBM Credit  harmless from and against any claims or demands asserted by any Person relating to or arising from the Products  for any reason  whatsoever,  including,  without  limitation,  the condition of the Products,  any misrepresentation made about the Products by any representative  of Customer,  or any act or failure to act by Customer except to the extent such  claims or demands are  directly  attributable  to IBM  Credit's gross negligence or willful misconduct. Nothing contained in the foregoing shall
impair  any  rights  or  claims   which  the   Customer  may  have  against  any
manufacturer, distributor or Authorized Supplier.

2.3. A/R ADVANCES.  (A) Whenever  Customer shall desire IBM Credit to provide an
A/R Advance,  Customer  shall deliver to IBM Credit written notice of Customer's request for such an Advance  ("Request for A/R Advance").  For any requested A/R
Advance  pursuant to which  monies will be  disbursed  to Customer or any Person other than IBM  Credit,  a Request  for A/R Advance  shall be  delivered  to IBM
Credit on or prior to 1:00 p.m.  (eastern  time) one  Business  Day prior to the requested  A/R Advance  Date.  The Request for A/R Advance shall specify (i) the requested A/R Advance Date; (ii) the amount of the requested A/R Advance;  (iii)
whether such A/R Advance is a WCO Advance or a PRO Advance;  (iv) if applicable, the PRO Advance Term for such A/R Advance;  (v) for each PRO Advance, the month, day and year of the  Common  Due  Date,  as set forth in  Customer's  applicable billing  statement  from IBM Credit,  for the  Product  Advance to which the PRO
Advance is to be applied;  and (vi) if  applicable,  the amount of the requested
A/R Advance that should be applied to the Outstanding Product Advances (provided that all PRO  Advances  shall  be  applied  to  Outstanding  Product  Advances).
Customer  may deliver a Request for A/R Advance via  facsimile.  Any Request for
A/R Advance  delivered to IBM Credit shall be irrevocable.  Notwithstanding  any other provision of this Agreement,  Customer shall not (i) request more than one
PRO Advance in respect of any Product  Advance;  and (ii)  request a PRO Advance for any Common Due Date on which  Customer  will take a discount  offered by IBM
Credit for invoice  amounts paid in full within fifteen days of the invoice date under IBM Credit's High Turnover Option ("HTO") Program.

            (B) Subject to the terms and  conditions of this  Agreement,  on the
A/R Advance Date  specified in a Request for A/R Advance,  IBM Credit shall make the  principal  amount  of  each  A/R  Advance  available  to  the  Customer  in immediately available funds to an account maintained by Customer (or in the case of a Takeout Advance,  as directed by Customer).  If IBM Credit is making an A/R
Advance  hereunder on a day on which  Customer is to repay all or any part of an
Outstanding  Advance (or any other  amount  owing  hereunder),  IBM Credit shall apply the proceeds of the A/R Advance to such repayment and only an amount equal to the difference,  if any, between the amount of the A/R Advance and the amount being repaid shall be made available to Customer as provided in the  immediately preceding sentence.

                                 Page 10 of 38

            (C) Each A/R Advance  shall  accrue a finance  charge on the Average
Daily  Balance  thereof,  from and including the date of each A/R Advance to and including  the date such A/R Advance is due and payable in  accordance  with the terms of this  Agreement,  at a per annum  rate  equal to the  lesser of (a) the finance  charge set forth in  Attachment A to this  Agreement  under the caption
"A/R Finance Charge" for such type of A/R Advance, and (b) the highest rate from time to time  permitted  by  applicable  law. If it is  determined  that amounts received from the Customer were in excess of such highest rate,  then the amount representing  such  excess  shall  be  considered  reductions  to  principal  of
Advances.

            (D) Unless  otherwise due and payable at an earlier date, the unpaid principal amount of each A/R Advance, other than a Takeout Advance, shall be due and payable on the  applicable  Common Due Date.  Unless  otherwise  notified by
Customer  in writing  prior to the day the  principal  amount of any WCO Advance becomes due and  payable,  the  Customer  shall be deemed to have  provided  IBM
Credit with a Request for A/R Advance  requesting  a WCO Advance on the day such principal  amount is due and payable in an amount equal to the unpaid  principal amount of the WCO Advance so due.  Subject to the terms and  conditions  of this
Agreement,  the principal amount of such WCO Advance shall  automatically  renew for an additional WCO Advance Term.  Notwithstanding any other provision of this
Agreement,  a Takeout Advance may only be requested on the Closing Date and such
Takeout  Advance  shall be  limited to an amount  sufficient  to  discharge  the indebtedness that is the subject of a Takeout Advance.

Unless otherwise  agreed in writing,  a Takeout Advance shall be due pursuant to the Schedule of Repayments in Attachment D to this Agreement.

2.4.  TERM  LOAN  ADVANCES:  (A)  Subject  to the terms  and  conditions  of the
Agreement, IBM Credit shall make loans (the "Term Loans") in a principal amounts not to exceed in  aggregate  the Term Loan  Commitment  to Customer on the dates
(the "Term Loan Commencement  Date") specified in written requests to IBM Credit by Customer for such Term Loans ("Request for Term Loan Advance") in the form of
Schedule B attached  hereto.  Customer  shall deliver each Request for Term Loan
Advance on or prior to 1:00 p.m.  (eastern  time) one (1)  Business Day prior to each Term Loan  Commencement  Date. Each Request for Term Loan Advance shall set forth the  principal  amount of the Term Loan.  Customer may deliver the Request for Term Loan Advance via facsimile.

            (B)  Subject  to the terms and  conditions  of this  Agreement,  IBM
Credit shall make the principal amount of the Term Loan available to Customer on the Term Loan  Commencement  Date in immediately  available  funds to an account maintained by Customer or as directed by Customer.

            (C) (i) The Term Loan  shall  accrue a finance  charge on the unpaid principal amount thereof,  from and including the Term Loan Commencement Date to and including  the date such Term Loan is repaid in full in accordance  with the terms of this Agreement or as otherwise agreed to in writing by IBM Credit, at a per annum rate equal to the lesser of (a) the Term Loan  Finance  Charge and (b)
the highest rate from time to time permitted by applicable law.

            (ii) If it is  determined  that the amounts  received  from Customer pursuant to this  subparagraph  (C) shall  otherwise be in excess of the highest rate permitted by applicable law, then the amount representing such excess shall be considered reductions to principal of Advances.

            (iii) The finance  charges accrued on the Term Loan shall be paid in accordance with Section 2.5(C) of the Agreement.

            (D)  Customer  shall pay the  principal  of each draw under the Term
Loan Commitment in equal monthly  installments based upon the number of complete months  remaining  between the Term Loan  Commencement  Date and the Termination
Date of the Term Loan, and in any event,  shall pay in full the Outstanding Term
Loan on the Term Loan Stated  Maturity  Date (or, such earlier date as such Term
Loan may become or be  declared  due and  payable  pursuant  to Section 9 of the
Agreement).

                                 Page 11 of 38

            (E)  Except  for (a) any sale of  stock  to  Intel  as a  result  of negotiations in process prior to the execution of this Agreement or (b) sales of securities  by  e-Deploy.com  or (c) sales which result in proceeds of less than
$5,000,000.00,  in the event of,  and  within  three (3) days after (i) a public offering  or  private  placement  of shares  of  Customer  or any of  Customer's subsidiaries or (ii) an offering of public or private debt by Customer or any of
Customer's subsidiaries,  Customer shall make a mandatory prepayment of all or a portion of the Term Loan in an aggregate  amount equal to the net cash  proceeds received from such offering or private placement,  net of reasonable transaction costs (including,  without limitation, income taxes estimated to be payable as a result of such  offering or  placement,  any  underwriting,  brokerage  or other customary selling commissions and reasonable legal,  advisory and other fees and expenses), but not to exceed the Outstanding Term Loan.

2.5.  FINANCE  AND OTHER  CHARGES.  (A)  Finance  charges  for an Advance  for a calendar  month  shall be  equal to (i) one  twelfth  (1/12)  of the  applicable
Product  Financing  Charge or A/R Finance Charge  multiplied by (ii) the Average
Daily  Balance of such Advance for the period when such finance  charge  accrues during such calendar month  multiplied by (iii) the actual number of days during such  calendar  month when such finance  charge  accrues  divided by (iv) thirty
(30).

Late charges pursuant to subsection (D) of this Section 2.5 for an Advance for a calendar month shall be equal to (i) one twelfth (1/12) of the  Delinquency  Fee
Rate multiplied by (ii) the Average Daily Balance of such Advance for the period when such Advance is past due during such calendar month multiplied by (iii) the actual number of days during such  calendar  month when such Advance is past due divided by (iv) thirty (30).

            (B) The Customer  hereby agrees to pay to IBM Credit the charges set forth as "Other  Charges" in  Attachment  A. The Customer also agrees to pay IBM
Credit  additional  charges for any  returned  items of payment  received by IBM
Credit. The Customer hereby  acknowledges that any such charges are not interest but that such  charges,  if  unpaid,  will  constitute  part of the  Outstanding
Advances.

            (C) The finance charges and Other Charges owed under this Agreement, and any  charges  hereafter  agreed to in writing by the  parties,  are  payable monthly on receipt of IBM Credit's bill or statement therefor or IBM Credit may, in its sole  discretion,  add unpaid  finance  charges and Other  Charges to the
Customer's Outstanding Advances.

            (D) If any  amount  owed under this  Agreement,  including,  without limitation,  any  Advance,  is not  paid  when  due  (whether  at  maturity,  by acceleration  or  otherwise),  the unpaid amount thereof will bear a late charge from and  including  the day  after  such  Advance  was due and  payable  to and including  the date IBM Credit  receives  payment  thereof,  at a per annum rate equal  to the  lesser  of (a) the  amount  set  forth  in  Attachment  A to this
Agreement  as the  "Delinquency  Fee Rate" and (b) the highest rate from time to time permitted by applicable law. In addition, if any Shortfall Amount shall not be paid when due pursuant to Section 2.7 hereof, Customer shall pay IBM Credit a
Shortfall  Transaction  Fee. If it is  determined  that  amounts  received  from
Customer were in excess of such highest rate, then the amount  representing such excess shall be considered reductions to principal of Advances.

2.6.  CUSTOMER  ACCOUNT  STATEMENTS.  IBM Credit  will send  statements  of each transaction  hereunder as well as monthly  billing  statements  to Customer with respect to Advances and other charges due on Customer's account with IBM Credit.
Each statement of transaction  and monthly  billing  statement  shall be deemed, absent manifest error, to be correct and shall constitute an account stated with respect to each transaction or amount described  therein unless within seven (7)
Business  Days after such  statement  of  transaction  or billing  statement  is received by Customer, Customer provides IBM Credit written notice objecting that such amount or transaction is incorrectly  described  therein and specifying the error(s),  if any,  contained  therein.  IBM Credit may at any time  adjust such statements of  transaction or billing  statements to comply with  applicable law and this Agreement.

2.7.  SHORTFALL.  If, on any  date,  the  Outstanding  Advances  other  than the
Outstanding Term Loan shall exceed the Maximum Advance Amount (such excess,  the
"Shortfall Amount"), then the Customer shall on

                                 Page 12 of 38

such date prepay the Outstanding  Advances other than the Outstanding  Term Loan in an amount equal to such Shortfall Amount.

2.8.  APPLICATION  OF PAYMENTS.  The Customer  hereby agrees that all checks and other instruments  delivered to IBM Credit on account of Customer's  Obligations shall constitute  conditional payment until such items are actually collected by
IBM Credit.  The Customer  waives the right to direct the application of any and all payments at any time or times hereafter received by IBM Credit on account of the  Customer's  Obligations.  Customer  agrees  that IBM Credit  shall have the continuing  exclusive  right to apply and reapply  any and all such  payments to
Customer's  Obligations  in  such  manner  as  IBM  Credit  may  deem  advisable notwithstanding any entry by IBM Credit upon any of its books and records.

2.9.  PREPAYMENT  AND  REBORROWING  BY  CUSTOMER.  (A)  Customer may at any time prepay,  without notice or penalty,  in whole or in part amounts owed under this
Agreement.  IBM Credit may apply payments made to it (whether by the Customer or otherwise) to pay finance  charges and other amounts owing under this  Agreement first and then to the principal amount owed by the Customer.

            (B) The Term Loan may not be reborrowed by Customer  notwithstanding repayment or  prepayment  thereof.  Subject to the terms and  conditions of this
Agreement,  any  amount  prepaid  or repaid  to IBM  Credit  in  respect  to the
Outstanding  Advances other than the Outstanding  Term Loan may be reborrowed by
Customer in accordance with the provisions of this Agreement.

                  SECTION 3. CREDIT LINE ADDITIONAL PROVISIONS

3.1.  INELIGIBLE  ACCOUNTS.  IBM Credit and Customer agree that IBM Credit shall have the right in its Permitted Discretion to determine  eligibility of Accounts from an Account debtor for purposes of determining the Borrowing Base;  however, without  limiting  such  right,  the  following  Accounts  will be  deemed to be ineligible for purposes of determining the Borrowing Base:

            (A) Accounts  created from the sale of goods and/or  performance  of services  on  non-standard  terms or that allow for payment to be made more than thirty (30) days from the date of such sale or performance of services;

            (B) Accounts unpaid more than ninety (90) days from date of invoice, except for International Business Machines Corporation Accounts,  which shall be deemed ineligible if unpaid more than one hundred twenty (120) days from date of invoice;

            (C) Accounts  payable by an Account debtor if fifty percent (50%) or more of the aggregate outstanding balance of all such Accounts remain unpaid for more than ninety (90) days from the date of  invoice,  except for  International
Business  Machines  Corporation  Accounts,  which shall be deemed  ineligible if fifty percent (50%) or more of the  outstanding  balance is unpaid for more than one hundred twenty (120) days from date of invoice;

            (D)  Accounts  payable by an Account  debtor that is an Affiliate of
Customer, or an officer, employee, agent, guarantor,  stockholder of Customer or an Affiliate of Customer, or is related to or has common shareholders,  officers or directors with Customer;

            (E) Accounts arising from consignment sales;

            (F)   Except  for  state,   local  and  United   States   government
institutions and public educational institutions, Accounts with respect to which the payment by the Account debtor is or may be conditional;

            (G)   Except  for  state,   local  and  United   States   government
institutions  and public  educational  institutions,  Accounts  with  respect to which:

                        (i) the Account debtor is not a commercial entity, or

                                 Page 13 of 38

                        (ii) the Account  debtor is not a resident of the United
States;

            (H) Accounts  payable by any Account  debtor to which Customer is or may become liable for goods sold or services  rendered by such Account debtor to
Customer;

            (I) Accounts arising from the sale or lease of goods purchased for a personal, family or household purpose;

            (J)  Accounts  arising from the sale or other  disposition  of goods that  have  been  used for  demonstration  purposes  or  loaned or leased by the
Customer to another party;

            (K) Accounts which are progress payment accounts or contra accounts;

            (L) Accounts upon which IBM Credit does not have a valid, perfected, first priority security interest;

            (M) Accounts  payable by an Account debtor that is or Customer knows will become,  subject to proceedings under United States Bankruptcy Law or other law for the relief of debtors;

            (N) Accounts that are not payable in US dollars;

            (O) Accounts  payable by any Account  debtor that is a remarketer of computer  hardware and software  products and whose  purchases of such  products from Customer have been financed by another person,  other than IBM Credit,  who pays the  proceeds  of such  financing  directly  to  Customer on behalf of such debtor  ("Third Party  Financer")  unless (i) such Third Party Financer does not have a separate  financing  relationship  with Customer or (ii) such Third Party
Financer has a separate financing  relationship with Customer and has waived its right to set off its obligations to Customer;

            (P)  Accounts  arising  from the sale or  lease of goods  which  are billed to any Account debtor but have not yet been shipped by Customer;

            (Q) Accounts with respect to which  Customer has permitted or agreed to any extension,  compromise or settlement,  or made any change or modification of any kind or nature, including, but not limited to, any change or modification to the terms relating thereto;

            (R)  Accounts   that  do  not  arise  from   undisputed   bona  fide
transactions  completed in accordance with the terms and conditions contained in the invoices, purchase orders and contracts relating thereto;

            (S) Accounts that are discounted for the full payment term specified in Customer's terms and conditions with its Account  debtors,  or for any longer period of time;

            (T) Accounts on cash on delivery (C.O.D.) terms;

            (U) Accounts arising from maintenance or service  contracts that are billed in advance of full performance of service;

            (V) Accounts arising from bartered transactions;

            (W) Accounts arising from incentive  payments,  rebates,  discounts, credits, and refunds from a supplier; and

            (X) Any  and all  other  Accounts  that  IBM  Credit  deems,  in its
Permitted Discretion, to be ineligible.

                                 Page 14 of 38

The aggregate of all Accounts that are not ineligible Accounts shall hereinafter be referred to as "Eligible Accounts".

3.2.  REIMBURSEMENT  FOR  CHARGES.  Customer  agrees  to pay for all  costs  and expenses of  Customer's  bank in respect to collection of checks and other items of payment,  all fees relating to the use and maintenance of the Lockbox and the
Special  Account and with  respect to  remittances  of proceeds of the  Advances hereunder.

3.3.  LOCKBOX  AND  SPECIAL  ACCOUNT.  Customer  shall  establish  and  maintain lockbox(es)  (each,  a "Lockbox") at the  address(es)  set forth in Attachment A with the  financial  institution(s)  listed  in  Attachment  A (each,  a "Bank")
pursuant  to an  agreement  between  the  Customer  and  each  Bank in form  and substance satisfactory to IBM Credit. Customer shall also establish and maintain a deposit  account  which shall  contain only  proceeds of  Customer's  Accounts
("Special  Account")  with each Bank.  Customer  shall enter into and maintain a blocked  account  agreement with each Bank for the benefit of IBM Credit in form and substance  satisfactory to IBM Credit pursuant to which, among other things, such Bank shall agree that, upon notice from IBM Credit,  disbursements from the
Special Account shall be made only as IBM Credit shall direct.

3.4. COLLECTIONS.  Customer shall instruct all Account debtors to remit payments directly to a Lockbox. In addition, Customer shall have such instruction printed in  conspicuous  type on all  invoices.  Customer  shall  instruct  such Bank to deposit  all  remittances  to such  Bank's  Lockbox  into its  Special  Account.
Customer  further  agrees  that it shall not  deposit or permit any  deposits of funds other than  remittances  paid in respect of the Accounts  into the Special
Account(s)  or permit  any  commingling  of funds with such  remittances  in any
Lockbox or Special Account.

Without limiting the Customer's foregoing obligations, if, at any time, Customer receives a remittance  directly from an Account debtor, then Customer shall make entries on its books and records in a manner that shall reasonably identify such remittances  and  shall  keep a  separate  account  on its  record  books of all remittances  so received and deposit the same into a Special  Account.  Until so deposited into the Special Account, Customer shall keep all remittances received in respect of Accounts separate and apart from Customer's other property so that they are  capable of  identification  as the  proceeds  of Accounts in which IBM
Credit has a security interest.

3.5.   APPLICATION  OF  REMITTANCES  AND  CREDITS.   Customer  shall  apply  all
remittances  against the aggregate of Customer's  outstanding  Accounts no later than the end of the Business Day on which such  remittances  are deposited  into the Special Account.  Customer also agrees to apply each remittance  against its respective  Account  no later than  three (3)  Business  Days from the date such remittance is deposited into the Special  Account.  In addition,  Customer shall promptly apply any credits owing in respect to any Account when due.

3.6. POWER OF ATTORNEY.  Customer hereby irrevocably  appoints IBM Credit,  with full power of substitution,  as its true and lawful  attorney-in-fact  with full power, in good faith and in compliance with commercially  reasonable  standards, in the discretion of IBM Credit, to:

            (A) sign the name of Customer on any document or instrument that IBM
Credit shall deem necessary or appropriate to perfect and maintain perfected the security  interest in the Collateral  contemplated  under this Agreement and the
Other Documents;

            (B) endorse the name of Customer upon any of the items of payment of proceeds  and deposit the same in the account of IBM Credit for  application  to the Obligations; and

upon the occurrence and during the continuance of an Event of Default as defined in Section 9.1 hereof:

                                 Page 15 of 38

            (C) demand  payment,  enforce  payment and  otherwise  exercise  all
Customer's rights and remedies with respect to the collection of any Accounts;

            (D) settle, adjust, compromise, extend or renew any Accounts;

            (E) settle,  adjust or compromise any legal  proceedings  brought to collect any Accounts;

            (F) sell or assign any  Accounts  upon such terms,  for such amounts and at such time or times as IBM Credit may deem advisable;

            (G) discharge and release any Accounts;

            (H) prepare,  file and sign Customer's name on any Proof of Claim in
Bankruptcy or similar document against any Account debtor;

            (I) prepare,  file and sign  Customer's  name on any notice of lien, claim of mechanic's lien, assignment or satisfaction of lien or mechanic's lien, or similar document in connection with any Accounts;

            (J) endorse the name of Customer upon any chattel  paper,  document, instrument,  invoice,  freight  bill,  bill of lading  or  similar  document  or agreement relating to any Account or goods pertaining thereto;

            (K) endorse the name of Customer upon any of the items of payment of proceeds  and deposit the same in the account of IBM Credit for  application  to the Obligation;

            (L)  sign the name of  Customer  to  requests  for  verification  of
Accounts and notices thereof to Account debtors;

            (M) sign the name of Customer on any document or instrument that IBM
Credit shall deem  necessary or  appropriate  to enforce any and all remedies it may have under this Agreement, at law or otherwise;

            (N) make,  settle and adjust  claims under the Policies with respect to the Collateral and endorse Customer's name on any check, draft, instrument or other  item of payment  of the  proceeds  of the  Policies  with  respect to the
Collateral; and

            (O) take  control in any  manner of any term of payment or  proceeds and for such purpose to notify the postal  authorities to change the address for delivery  of mail  addressed  to  Customer  to such  address  as IBM  Credit may designate.

The power of attorney  granted by this  Section is for value and coupled with an interest  and is  irrevocable  so long as this  Agreement  is in  effect  or any
Obligations  remain  outstanding.  Nothing  done by IBM Credit  pursuant to such power  of  attorney  will  reduce  any  of  Customer's  Obligations  other  than
Customer's payment Obligations to the extent IBM Credit has received monies.

3.7.  CONCENTRATION  ACCOUNTS.  Without limiting IBM Credit's other rights,  IBM
Credit  reserves  the right to, from time to time in its  Permitted  Discretion, modify the percentage of the amount of Customer's Concentration Accounts used in calculating  Customer's  Borrowing Base or eliminate  Concentration  Accounts in calculating Customer's Borrowing Base.

                        SECTION 4. SECURITY -- COLLATERAL

4.1.  GRANT. To secure  Customer's full and punctual  payment and performance of the Obligations (including obligations under any leases Customer may enter into, now or in the future, with IBM

                                 Page 16 of 38

Credit) when due (whether at the stated maturity, by acceleration or otherwise),
Customer  hereby  grants  IBM Credit a security  interest  in all of  Customer's right, title and interest in and to the following property, whether now owned or hereafter acquired or existing and wherever located:

            (A) all inventory and equipment, and all parts thereof, attachments, accessories and accessions thereto, products thereof and documents therefor;

            (B) all  accounts,  contract  rights,  chattel  paper,  instruments, deposit  accounts,  obligations  of any kind owing to  Customer,  whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and all books,  invoices,  documents  and other  records in any form evidencing or relating to any of the foregoing;

            (C) general intangibles;

            (D) all rights now or  hereafter  existing in and to all  mortgages, security agreements, leases or other contracts securing or otherwise relating to any of the foregoing; and

            (E) all substitutions and replacements for all of the foregoing, all proceeds of all of the foregoing and, to the extent not otherwise included,  all payments  under  insurance or any  indemnity,  warranty or guaranty,  payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

All  of  the  above  assets  shall  be   collectively   defined  herein  as  the
"Collateral".  Customer  covenants  and  agrees  with IBM Credit  that:  (a) the security  constituted  to by this Agreement is in addition to any other security from time to time held by IBM Credit and (b) the  security  hereby  created is a continuing  security  interest  and will  cover and  secure  the  payment of all
Obligations both present and future of Customer to IBM Credit.

4.2. FURTHER  ASSURANCES.  Customer shall, from time to time upon the request of
IBM  Credit,  execute and  deliver to IBM  Credit,  or cause to be executed  and delivered,  at such  time or times as IBM  Credit  may  request  such  other and further  documents,  certificates  and  instruments  that  IBM  Credit  may deem necessary to perfect and maintain  perfected IBM Credit's security  interests in the  Collateral  and in  order  to  fully  consummate  all  of the  transactions contemplated  under this Agreement and the Other Documents.  Customer shall make appropriate  entries on its books and records  disclosing IBM Credit's  security interests in the Collateral.

                         SECTION 5. CONDITIONS PRECEDENT

5.1.  CONDITIONS   PRECEDENT  TO  THE  EFFECTIVENESS  OF  THIS  AGREEMENT.   The
effectiveness  of this  Agreement is subject to the receipt by IBM Credit of, or waiver in writing by IBM Credit of compliance  with,  the  following  conditions precedent:

            (A) this  Agreement  executed  and  delivered  by  Customer  and IBM
Credit;

            (B) a favorable opinion of counsel for Customer in substantially the form of Attachment H;

            (C) a  certificate  of the  secretary or an  assistant  secretary of
Customer,  substantially  in the form and  substance  of  Attachment  I  hereto, certifying  that,  among other items,  (i) Customer is duly organized  under the laws of the State of its  organization  or  incorporation  and has its principal place of business as stated  therein,  (ii)  Customer is  registered  to conduct business in specified  states and localities,  (iii) true and complete copies of the articles of incorporation,  or corresponding  organizational  documents,  as applicable,  and by-laws of Customer are delivered therewith,  together with all amendments  and  addenda  thereto  as in  effect on the date  thereof,  (iv) the resolution as stated in the certificate is a true, accurate and compared copy of the resolution adopted by the Customer's Board of Directors or, if Customer is a
limited liability company,  by Customer's  authorized  members,  authorizing the execution,  delivery and  performance  of this Agreement and each Other Document executed  and  delivered  in

                                 Page 17 of 38

connection  herewith,  and (v) the names and true  signatures of the officers of
Customer authorized to sign this Agreement and the Other Documents;

            (D)  certificates  dated as of a recent date from the  Secretary  of
State or other appropriate authority evidencing the good standing of Customer in the jurisdiction of its organization  and in each other  jurisdiction  where the ownership or lease of its property or the conduct of its business requires it to qualify to do business;

            (E) copies of all approvals  and consents  from any Person,  in each case in form and  substance  satisfactory  to IBM Credit,  which are required to enable Customer to authorize, or required in connection with, (a) the execution, delivery or performance of this Agreement and each of the Other  Documents,  and
(b) the legality,  validity,  binding effect or enforceability of this Agreement and each of the Other Documents;

            (F) a lockbox agreement  executed by Customer and each Bank, in form and substance satisfactory to IBM Credit;

            (G) a contingent  blocked account agreement executed by Customer and each Bank in form and substance satisfactory to IBM Credit;

            (H) intercreditor agreements  ("Intercreditor  Agreement"),  in form and  substance  satisfactory  to IBM  Credit,  executed  by each  other  secured creditor of Customer as set forth in Attachment A;

            (I) UCC-1  financing  statements  for each  jurisdiction  reasonably requested by IBM Credit  executed by Customer and each guarantor  whose guaranty to IBM Credit is intended to be secured by a pledge of its assets;

            (J) Guaranties, in form and substance acceptable to IBM Credit, from each  domestic  Subsidiary  of Customer  or Datatec  Systems,  Inc.,  other than
eDeploy.com, Inc.;

            (K) the statements, certificates,  documents, instruments, financing statements,  agreements and information set forth in Attachment A and Attachment
B; and

            (L) all such other statements, certificates, documents, instruments, financing  statements,  agreements  and other  information  with  respect to the matters  contemplated  by this  Agreement  as IBM Credit  shall have  reasonably requested.

5.2.  CONDITIONS  PRECEDENT TO EACH  ADVANCE.  No Advance will be required to be made or renewed by IBM Credit under this Agreement unless, on and as of the date of such Advance,  the following  statements shall be true to the satisfaction of
IBM Credit:

            (A) The representations  and warranties  contained in this Agreement or in any document,  instrument or agreement executed in connection herewith are true and correct in all material  respects on and as of the date of such Advance as though made on and as of such date;

            (B) No event has occurred and is  continuing  or after giving effect to such Advance or the  application  of the proceeds  thereof would result in or would constitute a Default;

            (C) No event has occurred and is continuing  which could  reasonably be expected to have a Material Adverse Effect; and

            (D) Both  before  and  after  giving  effect  to the  making of such
Advance, no Shortfall Amount exists.

                                 Page 18 of 38

Except as Customer has  otherwise  disclosed  to IBM Credit in writing  prior to each request, each request (or deemed request pursuant to Section 2.2 (A) or 2.3
(D)) for an  Advance  hereunder  and the  receipt  (or  deemed  receipt)  by the
Customer  of the  proceeds  of any  Advance  hereunder  shall be  deemed to be a representation  and  warranty  by Customer  that,  as of and on the date of such
Advance,  the statements set forth in (A) through (D) above are true statements.
No such  disclosures  by Customer to IBM Credit shall in any manner be deemed to satisfy the  conditions  precedent  to each  Advance  that are set forth in this
Section 5.2.

                    SECTION 6. REPRESENTATIONS AND WARRANTIES

To induce IBM  Credit to enter  into this  Agreement,  Customer  represents  and warrants to IBM Credit as follows:

6.1. ORGANIZATION AND QUALIFICATIONS.  Customer and each of its Subsidiaries (i)
is duly organized,  validly  existing and in good standing under the laws of the jurisdiction  of its  organization,  (ii) has the power and authority to own its properties  and assets and to transact the  businesses  in which it presently is engaged and (iii) is duly  qualified  and is authorized to do business and is in good standing in each jurisdiction where it presently is engaged in business and is required to be so qualified.

6.2.  RIGHTS  IN  COLLATERAL;  PRIORITY  OF  LIENS.  Customer  and  each  of its
Subsidiaries  owns the property  granted by it respectively as Collateral to IBM
Credit, free and clear of any and all Liens in favor of third parties except for the Liens otherwise  permitted pursuant to Section 8.1. The Liens granted by the
Customer and each of its Subsidiaries pursuant to this Agreement, the Guaranties and the Other  Documents in the Collateral  constitute the valid and enforceable first,  prior and perfected  Liens on the  Collateral,  except to the extent any
Liens  that  are  prior  to  IBM  Credit's  Liens  are  (i)  the  subject  of an
Intercreditor  Agreement or (ii) Purchase Money Security Interests in product of a brand that is not financed by IBM Credit.

6.3. NO CONFLICTS.  The execution,  delivery and performance by Customer of this
Agreement  and each of the Other  Documents  (i) are  within  its  corporate  or limited  liability  company  power;  (ii) are duly  authorized  by all necessary corporate or limited liability  company actions;  (iii) are not in contravention in any respect of any  Requirement  of Law or any  indenture,  contract,  lease, agreement,  instrument or other commitment to which it is a party or by which it or  any  of  its  properties  are  bound;  (iv)  do  not  require  the  consent, registration  or  approval of any  Governmental  Authority  or any other  Person
(except such as have been duly  obtained,  made or given,  and are in full force and effect);  and (v) will not,  except as  contemplated  herein,  result in the imposition of any Liens upon any of its properties.

6.4. ENFORCEABILITY.  This Agreement and all of the other documents executed and delivered  by the  Customer  in  connection  herewith  are the legal,  valid and binding  obligations of Customer,  and are  enforceable in accordance with their terms,  except  as such  enforceability  may be  limited  by the  effect  of any
applicable  bankruptcy,  insolvency,   reorganization,   fraudulent  conveyance,
moratorium or similar laws affecting  creditors' rights generally or the general equitable principles relating thereto.

6.5. LOCATIONS OF OFFICES,  RECORDS AND INVENTORY.  The address of the principal place of  business  and chief  executive  office of  Customer is as set forth on
Attachment  B or on any notice  provided by  Customer to IBM Credit  pursuant to
Section 7.7(C) of this Agreement.  The books and records of Customer, and all of its chattel paper (other than the chattel paper delivered to IBM Credit pursuant to Section 7.14(E)) and records of Accounts,  are maintained exclusively at such location.

There  is no  jurisdiction  in  which  Customer  has any  assets,  equipment  or inventory  (except for vehicles and inventory in transit for  processing)  other than those jurisdictions identified on Attachment B or on any notice provided by
Customer to IBM Credit pursuant to Section 7.7(C) of this Agreement.  Attachment
B, as amended from time to time by any notice provided by Customer to IBM Credit in accordance  with Section 7.7(C) of this  Agreement,  also contains a complete list of the legal names and addresses of each  warehouse at which the Customer's inventory  is  stored.  None of the  receipts  received  by  Customer  from

                                 Page 19 of 38

any  warehouseman  states that the goods covered  thereby are to be delivered to bearer or to the order of a named  person or to a named  person  and such  named person's assigns.

6.6. FICTITIOUS BUSINESS NAMES.  Customer has not used any company or fictitious name during the five (5) years preceding the date of this Agreement,  other than those listed on Attachment B.

6.7. ORGANIZATION.  If Customer is a corporation, all of the outstanding capital stock of Customer has been validly issued, is fully paid and nonassessable.

6.8.  NO  JUDGMENTS  OR  LITIGATION.  Except  as set forth on  Attachment  B, no judgments,  orders,  writs or decrees are  outstanding  against  Customer nor is there now pending or, to the best of  Customer's  knowledge  after due  inquiry, threatened,  any litigation,  contested claim,  investigation,  arbitration,  or governmental proceeding by or against Customer.

6.9.  NO  DEFAULTS.  The  Customer  is not in  default  under  any  term  of any indenture,  contract, lease, agreement,  instrument or other commitment to which it is a party or by which it, or any of its properties  are bound.  Customer has no knowledge  of any dispute  regarding  any such  indenture,  contract,  lease, agreement,  instrument or other  commitment.  No Default or Event of Default has occurred and is continuing.

6.10.  LABOR MATTERS.  Except as set forth on any notice provided by Customer to
IBM Credit pursuant to Section 7.1(I) of this  Agreement,  the Customer is not a party  to any  labor  dispute.  There  are  no  strikes  or  walkouts  or  labor controversies  pending or threatened against the Customer which could reasonably be expected to have a Material Adverse Effect.

6.11.  COMPLIANCE  WITH LAW.  Customer has not violated or failed to comply with any Requirement of Law or any requirement of any self regulatory organization.

6.12.  ERISA.  Each "employee  benefit plan",  "employee  pension benefit plan",
"defined  benefit plan", or  "multi-employer  benefit plan",  which Customer has established, maintained, or to which it is required to contribute (collectively, the "Plans") is in compliance  with all  applicable  provisions of ERISA and the
Code and the rules and  regulations  thereunder  as well as the Plan's terms and conditions.  There have been no  "prohibited  transactions"  and no  "reportable event" has occurred within the last 60 months with respect to any Plan. Customer has no "multi- employer benefit plan".

As used in this Agreement the terms "employee  benefit plan",  "employee pension benefit plan",  "defined benefit plan", and  "multi-employer  benefit plan" have the  respective  meanings  assigned  to  them  in  Section  3 of  ERISA  and any applicable rules and regulations  thereunder.  The Customer has not incurred any
"accumulated  funding  deficiency"  within the meaning of ERISA or incurred  any liability to the Pension Benefit Guaranty Corporation (the "PBGC") in connection with a Plan (other than for premiums due in the ordinary course).

6.13.  COMPLIANCE  WITH  ENVIRONMENTAL  LAWS.  Except as otherwise  disclosed in
Attachment B:

            (A) The Customer has obtained all government approvals required with respect to the operation of their businesses under any Environmental Law.

            (B) (i) the Customer has not  generated,  transported or disposed of any  Hazardous  Substances;  (ii)  the  Customer  is not  currently  generating, transporting or disposing of any Hazardous Substances; (iii) the Customer has no
knowledge that (a) any of its real property (whether owned, leased, or otherwise directly or indirectly controlled) has been used for the disposal of or has been contaminated by any Hazardous Substances,  or (b) any of its business operations have contaminated lands or waters of others with any Hazardous Substances;  (iv)
the  Customer  and its  respective  assets are not subject to any  Environmental
Liability  and,  to  the  best  of  the  Customer's  knowledge,  any  threatened
Environmental

                                 Page 20 of 38

Liability;  (v) the Customer has not received any notice of or otherwise learned of any  governmental  investigation  evaluating  whether any remedial  action is necessary  to  respond  to a release  or  threatened  release  of any  Hazardous
Substances  for which the  Customer  may be liable;  (vi) the Customer is not in
violation  of  any  Environmental   Law;  (vii)  there  are  no  proceedings  or
investigations pending against Customer with respect to any violation or alleged
violation  of  any  Environmental  Law;  provided  however,   that  the  parties
acknowledge  that any generation,  transportation,  use, storage and disposal of certain such Hazardous  Substances in Customer's or its  Subsidiaries'  business shall be excluded from  representations (i) and (ii) above,  provided,  further, that Customer is at all times generating,  transporting,  utilizing, storing and
disposing   such  Hazardous   Substances  in  accordance   with  all  applicable
Environmental  Laws and in a manner  designed to minimize the risk of any spill, contamination,  release  or  discharge  of  Hazardous  Substances  other than as authorized by Environmental Laws.

6.14. INTELLECTUAL PROPERTY.  Customer possesses such assets, licenses, patents, patent  applications,  copyrights,  service marks,  trademarks,  trade names and trade  secrets  and all rights and other  property  relating  thereto or arising therefrom ("Intellectual Property") as are necessary or advisable to continue to conduct its present and proposed business activities.

6.15.  LICENSES AND  PERMITS.  Customer has obtained and holds in full force and effect all franchises, licenses, leases, permits, certificates,  authorizations, qualifications,  easements,  rights of way and other rights and approvals  which are  necessary  for the  operation of its  businesses  as  presently  conducted.
Customer is not in violation of the terms of any such franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval.

6.16.  INVESTMENT  COMPANY.  The Customer is not (i) an investment  company or a company controlled by an investment company within the meaning of the Investment
Company Act of 1940,  as amended,  (ii) a holding  company or a subsidiary  of a holding  company,  or an Affiliate of a holding  company or of a subsidiary of a holding company, within the meaning of the Public Utility Holding Company Act of
1935, as amended,  or (iii) subject to any other law which  purports to regulate or  restrict  its  ability to borrow  money or to  consummate  the  transactions contemplated  by  this  Agreement  or the  Other  Documents  or to  perform  its obligations hereunder or thereunder.

6.17. TAXES AND TAX RETURNS.  Customer has timely filed all federal,  state, and local tax returns and other reports which it is required by law to file, and has either duly paid all taxes, fees and other governmental  charges indicated to be due on the basis of such  reports  and  returns or  pursuant  to any  assessment received  by the  Customer,  or  made  provision  for  the  payment  thereof  in accordance  with GAAP.  The charges and reserves on the books of the Customer in respect of taxes or other  governmental  charges are in accordance with GAAP. No tax liens have been filed against Customer or any of its property.

6.18. STATUS OF ACCOUNTS.  Each Account is based on an actual and bona fide sale and delivery of goods or rendition of services to  customers,  made by Customer, in the ordinary  course of its business;  the goods and inventory being sold and the  Accounts  created are its  exclusive  property and are not and shall not be subject to any Lien, consignment arrangement,  encumbrance, security interest or financing  statement  whatsoever  (other than Permitted  Liens).  The Customer's customers  have accepted  goods or services and owe and are obligated to pay the full  amounts  stated in the invoices  according  to their  terms.  There are no proceedings or actions known to Customer which are pending or threatened against any Material Account Debtor (as defined in Section 7.14(B) of this Agreement) of any of the Accounts  which could  reasonably be expected to result in a Material
Adverse Effect on the debtor's ability to pay the full amounts due to Customer.

6.19. AFFILIATE/SUBSIDIARY TRANSACTIONS.  Customer is not a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate or
Subsidiary  of the Customer is a party except (i) in the ordinary  course of and pursuant to the  reasonable  requirements  of Customer's  business and (ii) upon fair and reasonable  terms no less favorable to Customer than it could obtain in a comparable arm's-length transaction with an unaffiliated Person.

                                 Page 21 of 38

6.20.  ACCURACY  AND  COMPLETENESS  OF  INFORMATION.   All  factual  information
furnished  by or on behalf of the  Customer  to IBM Credit or the  Auditors  for purposes of or in connection with this Agreement or any Other  Document,  or any transaction  contemplated  hereby or thereby is or will be true and  accurate in all  material  respects  on the date as of which  such  information  is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time.

6.21.  RECORDING  TAXES. All recording  taxes,  recording fees,  filing fees and other  charges  payable in  connection  with the filing  and  recording  of this
Agreement  have either been paid in full by  Customer  or  arrangements  for the payment of such amounts by Customer  have been made to the  satisfaction  of IBM
Credit.

6.22.  INDEBTEDNESS.  Customer  (i) has no  Indebtedness,  other than  Permitted
Indebtedness;  and (ii) has not guaranteed  the  obligations of any other Person
(except as permitted by Section 8.4).

                        SECTION 7. AFFIRMATIVE COVENANTS

Until   termination  of  this  Agreement  and  the   indefeasible   payment  and
satisfaction of all Obligations:

7.1.  FINANCIAL  AND OTHER  INFORMATION.  Customer  shall  cause  the  following information to be delivered to IBM Credit within the following time periods:

            (A) as soon as available  and in any event  within  ninety (90) days after the end of each fiscal year of Customer (i) audited  Financial  Statements
(provided  that,  to the  extent not  otherwise  audited  by the  Auditors,  the consolidating  Financial  Statements  may be  unaudited)  as of the close of the fiscal year and for the fiscal year, together with a comparison to the Financial
Statements for the prior year, in each case accompanied by (a) either an opinion of the Auditors without a "going concern" or like qualification or exception, or qualification  arising  out of the scope of the audit  or, if so  qualified,  an opinion which shall be in scope and  substance  reasonably  satisfactory  to IBM
Credit,  (b) such  Auditors'  "Management  Letter" to  Customer,  if any,  (c) a
written  statement  signed by the  Auditors  stating  that in the  course of the regular  audit of the  business of Customer and its  consolidated  Subsidiaries, which audit was conducted by the Auditors in accordance with generally  accepted auditing  standards,  the  Auditors  have  not  obtained  any  knowledge  of the existence  of any Default  under any  provision of this  Agreement,  or, if such
Auditors  shall have obtained from such  examination  any such  knowledge,  they shall  disclose in such written  statement  the existence of the Default and the nature thereof,  it being understood that such Auditors shall have no liability, directly or  indirectly,  to anyone for failure to obtain  knowledge of any such
Default;  and  (ii)  a  Compliance   Certificate  along  with  a  schedule,   in
substantially  the form of  Attachment  C hereto,  of the  calculations  used in determining,  as of  the  end  of  such  fiscal  year,  whether  Customer  is in compliance with the financial covenants set forth in Attachment A;

            (B) as soon as  available  and in any event within  forty-five  (45)
days after the end of each fiscal  quarter of Customer (i) Financial  Statements as of the end of such  period and for the fiscal year to date,  together  with a comparison to the Financial  Statements  for the same periods in the prior year, all in reasonable  detail and duly certified  (subject to normal  year-end audit adjustments  and except for the  absence of  footnotes)  by the chief  executive officer or chief  financial  officer of  Customer  as having  been  prepared  in accordance with GAAP; and (ii) a Compliance  Certificate  along with a schedule, in substantially  the form of Attachment C hereto,  of the calculations  used in determining,  as of the end of  such  fiscal  quarter,  whether  Customer  is in compliance with the financial covenants set forth in Attachment A;

            (C) as soon as available  and in any event  within  thirty (30) days after the end of each fiscal month of Customer (i)  Financial  Statements  as of the end of  such  period  and for the  fiscal  year  to  date,  together  with a comparison to the Financial  Statements  for the same periods in the prior year, all in reasonable  detail and duly certified  (subject to normal  year-end audit adjustments  and except for the  absence of  footnotes)  by the chief  executive officer or chief  financial  officer of  Customer  as having  been

                                 Page 22 of 38

prepared in accordance with GAAP; and (ii) a Compliance Certificate along with a schedule,  in substantially the form of Attachment C hereto, of the calculations used in determining,  as of the end of such fiscal month, whether Customer is in compliance with the financial covenants set forth in Attachment A;

            (D) as soon as  available  and in any event  within  sixty (60) days after  the  end  of  each  fiscal  year  of  Customer  (i)  projected  Financial
Statements,  broken down by quarter,  for the current and following fiscal year;
and  (ii) if  composed,  a  narrative  discussion  relating  to  such  projected
Financial Statements;

            (E) as soon as available  and in any event  within  thirty (30) days after the end of each fiscal quarter of Customer,  revised  projected  Financial
Statements,  broken  down by quarter,  for (i) the current  fiscal year from the beginning of such fiscal  quarter to the fiscal year end and (ii) the  following fiscal year;

            (F) promptly after Customer obtains  knowledge of (i) the occurrence of a Default or Event of Default,  or (ii) the  existence  of any  condition  or event which would  result in the  Customer's  failure to satisfy the  conditions precedent  to  Advances  set  forth in  Section  5, a  certificate  of the chief executive officer or chief financial  officer of Customer  specifying the nature thereof and the Customer's proposed response thereto, each in reasonable detail;

            (G)  promptly   after   Customer   obtains   knowledge  of  (i)  any
proceeding(s)  being  instituted  or  threatened  to be instituted by or against
Customer in any federal,  state, local or foreign court or before any commission or other regulatory body (federal,  state, local or foreign), or (ii) any actual or prospective change,  development or event which, in any such case, has had or could reasonably be expected to have a Material Adverse Effect, a certificate of the chief executive  officer or chief financial  officer of Customer  specifying the  nature  thereof  and the  Customer's  proposed  response  thereto,  each in reasonable detail;

            (H) promptly  after Customer  obtains  knowledge that (i) any order, judgment  or decree  in  excess of  $250,000  shall  have been  entered  against
Customer  or any of its  properties  or  assets,  or  (ii) it has  received  any notification  of a  material  violation  of  any  Requirement  of Law  from  any
Governmental  Authority,  a certificate of the chief executive  officer or chief financial  officer of Customer  specifying the nature thereof and the Customer's proposed response thereto, each in reasonable detail;

            (I) promptly after Customer  learns of any material labor dispute to which  Customer may become a party,  any strikes or walkouts  relating to any of its plants or other  facilities,  and the  expiration  of any labor  contract to which  Customer is a party or by which it is bound,  a certificate  of the chief executive officer or chief financial  officer of Customer  specifying the nature thereof and the Customer's proposed response thereto, each in reasonable detail;

            (J) within five (5) Business Days after  request by IBM Credit,  any written  certificates,  schedules  and  reports  together  with  all  supporting documents as IBM Credit may reasonably request relating to the Collateral or the
Customer's or any guarantor's business affairs and financial condition;

            (K) by the fifth (5th) day of each month, or as otherwise  agreed in writing,  a Collateral  Management  Report as of a date no earlier than the last day of the immediately preceding month;

            (L) along with the Financial  Statements set forth in Section 7.1(A)
and (B),  the name,  address and phone  number of each of its  Account  debtors'
primary  contacts for each Account on the Accounts aging report contained in its most recent Collateral Management Report; and

            (M)  within  five (5) days  after the same are  sent,  copies of all
Financial  Statements and reports which Customer sends to its stockholders,  and within  five  (5)  days  after  the  same are  filed,  copies  of all  Financial
Statements  and reports which Customer may make to, or file with, the Securities and Exchange Commission or any successor or analogous governmental authority.

                                 Page 23 of 38

Each  certificate,  schedule and report provided by Customer to IBM Credit shall be signed by an authorized  officer of Customer,  and which  signature  shall be deemed a  representation  and warranty  that the  information  contained in such certificate, schedule or report is true and accurate in all material respects on the date as of which such  certificate,  schedule or report is made and does not omit to  state a  material  fact  necessary  in  order  to make  the  statements contained  therein  not  misleading  at  such  time.  Each  Financial  Statement delivered pursuant to this Section 7.1 shall be prepared in accordance with GAAP applied  consistently  throughout the periods  reflected  therein and with prior periods.  Customer shall cause the audited Financial Statements and accompanying documents  set  forth in  Section  7.1(A)(i)  to be  delivered  directly  by the
Auditors to IBM Credit only via first class mail.

7.2.  LOCATION  OF  COLLATERAL.  The  inventory,  equipment  and other  tangible
Collateral  shall be kept or sold at the  addresses as set forth on Attachment B or on any notice  provided by Customer to IBM Credit in accordance  with Section
7.7(C). Such locations shall be certified quarterly to IBM Credit  substantially in the form of Attachment G.

7.3. CHANGES IN CUSTOMER.  Customer shall provide thirty (30) days prior written notice to IBM Credit of any change in Customer's  name,  chief executive  office and principal place of business,  organization,  form of ownership or structure;
provided,  however,  that  Customer's  compliance  with this covenant  shall not relieve it of any of its other  obligations or any other  provisions  under this
Agreement or any Other Document  limiting  actions of the type described in this
Section.

7.4.  LEGAL  ENTITY  EXISTENCE.  Customer  shall (A)  maintain  its legal entity existence,  maintain in full force and effect all licenses,  bonds,  franchises, leases and  qualifications  to do business,  and all  contracts and other rights necessary to the profitable conduct of its business,  (B) continue in, and limit its operations to, the same general lines of business as presently  conducted by it unless  otherwise  permitted in writing by IBM Credit and (C) comply with all
Requirements of Law.

7.5. ERISA. Customer shall promptly notify IBM Credit in writing after it learns of the occurrence of any event which would constitute a "reportable event" under
ERISA or any  regulations  thereunder with respect to any Plan, or that the PBGC
has   instituted  or  will   institute   proceedings   to  terminate  any  Plan.
Notwithstanding  the foregoing,  the Customer shall have no obligation to notify
IBM  Credit  as  to  any  "reportable  event"  as to  which  the  30-day  notice requirement of Section  4043(b) has been waived by the PBGC,  until such time as such Customer is required to notify the PBGC of such reportable event.

Such notification  shall include a certificate of the chief financial officer of
Customer  setting  forth  details as to such  "reportable  event" and the action which Customer  proposes to take with respect  thereto,  together with a copy of any notice of such "reportable event" which may be required to be filed with the
PBGC,  or any notice  delivered by the PBGC  evidencing  its intent to institute such proceedings.  Upon request of IBM Credit,  Customer shall furnish, or cause the plan administrator to furnish,  to IBM Credit the most recently filed annual report for each Plan.

7.6.  ENVIRONMENTAL  MATTERS. (A) Customer and any other Person under Customer's control  (including,  without  limitation,  agents  and  Affiliates  under  such control) shall (i) comply with all Environmental  Laws in all material respects, and (ii)  undertake  to use  commercially  reasonable  efforts  to  prevent  any unlawful  release of any  Hazardous  Substance  by Customer or such Person into, upon, over or under any property now or hereinafter  owned,  leased or otherwise controlled (directly or indirectly) by Customer.

            (B) Customer  shall notify IBM Credit,  promptly  upon its obtaining knowledge of (i) any non-routine proceeding or investigation by any Governmental
Authority with respect to the presence of any Hazardous  Substances on or in any property now or hereinafter owned, leased or otherwise  controlled  (directly or indirectly)  by Customer,  (ii) all claims made or  threatened  by any Person or
Governmental  Authority against Customer or any of Customer's assets relating to any loss or injury  resulting  from any Hazardous  Substance,  (iii)  Customer's discovery of evidence of unlawful disposal of or environmental  contamination by any  Hazardous  Substance on any property now or  hereinafter  owned,  leased or

                                 Page 24 of 38

otherwise  controlled  (directly  or  indirectly)  by  Customer,  and  (iv)  any occurrence or condition which could constitute a violation of any  Environmental
Law.

7.7.  COLLATERAL  BOOKS AND  RECORDS/COLLATERAL  AUDIT.  (A) Customer  agrees to maintain books and records pertaining to the Collateral in such detail, form and scope as is consistent with good business  practice,  and agrees that such books and records will reflect IBM Credit's interest in the Accounts.

            (B) Customer agrees that IBM Credit or its agents may enter upon the premises of Customer at any time and from time to time,  during normal  business hours and upon reasonable notice under the circumstances, and at any time at all on and after the  occurrence  and during the  continuance of an Event of Default for the  purposes of (i)  inspecting  the  Collateral,  (ii)  inspecting  and/or copying (at Customer's  expense) any and all records pertaining  thereto,  (iii)
discussing  the affairs,  finances and business of Customer  with any  officers, employees  and  directors of Customer or with the  Auditors  and (iv)  verifying
Eligible  Accounts  and other  Collateral.  Customer  also agrees to provide IBM
Credit with such reasonable  information and documentation that IBM Credit deems necessary to conduct the foregoing  activities,  including,  without limitation, reasonably  requested  samplings of purchase  orders,  invoices and evidences of delivery or other performance.

Upon the occurrence and during the  continuance of an Event of Default which has not been  waived by IBM Credit in  writing,  IBM Credit may  conduct  any of the foregoing activities in any manner that IBM Credit deems reasonably necessary.

            (C) Customer  shall give IBM Credit  thirty (30) days prior  written notice of any change in the  location  of any  Collateral,  the  location of its books and records or in the location of its chief  executive  office or place of business  from the  locations  specified  in  Attachment  B, and will execute in advance of such change and cause to be filed and/or  delivered to IBM Credit any financing  statements,  landlord  or other  lien  waivers,  or  other  documents reasonably  required  by  IBM  Credit,  all in  form  and  substance  reasonably satisfactory to IBM Credit.

            (D) Customer  agrees to advise IBM Credit  promptly,  in  reasonably sufficient detail, of any substantial  change relating to the type,  quantity or quality of the  Collateral,  or any event which could  reasonably be expected to have a Material Adverse Effect on the value of the Collateral or on the security interests granted to IBM Credit therein.

7.8. INSURANCE;  CASUALTY LOSS. (A) Customer agrees to maintain with financially sound and reputable insurance companies:  (i) insurance on its properties,  (ii)
public  liability  insurance  against  claims for personal  injury or death as a result  of the use of any  products  sold  by it and  (iii)  insurance  coverage against other business risks, in each case, in at least such amounts and against at least such risks as are usually  and  prudently  insured  against in the same general geographical area by companies of established repute engaged in the same or a similar  business.  Customer  will furnish to IBM Credit,  upon its written request, the insurance certificates with respect to such insurance. In addition, all Policies so maintained  are to name IBM Credit as an  additional  insured as its interest may appear.

            (B) Without limiting the generality of the foregoing, Customer shall keep and maintain, at its sole expense, the Collateral insured for an amount not less than the amount set forth on  Attachment  A from time to time  opposite the caption  "Collateral  Insurance Amount" against all loss or damage under an "all risk" Policy with companies mutually acceptable to IBM Credit and Customer, with a lender's loss payable  endorsement  or mortgagee  clause in form and substance reasonably  satisfactory  to  IBM  Credit  designating  that  any  loss  payable thereunder with respect to such Collateral shall be payable to IBM Credit.  Upon receipt  of  proceeds  by IBM Credit the same shall be applied on account of the
Customer's  Outstanding  Product  Advances  first,  then to the  Outstanding A/R
Advances.  Customer  agrees to  instruct  each  insurer to give IBM  Credit,  by endorsement upon the Policy issued by it or by independent instruments furnished to IBM Credit,  at least ten (10) days written notice before any Policy shall be altered or cancelled  and that no act or default of Customer or any other person shall  affect the right of IBM Credit

                                 Page 25 of 38

to recover  under the  Policies.  Customer  hereby agrees to direct all insurers under the Policies to pay all proceeds with respect to the  Collateral  directly to IBM Credit.

If Customer fails to pay any cost, charges or premiums,  or if Customer fails to insure the Collateral,  IBM Credit may pay such costs, charges or premiums.  Any amounts paid by IBM Credit hereunder shall be considered an additional debt owed by Customer to IBM Credit and are due and payable immediately upon receipt of an invoice by IBM Credit.

7.9.  TAXES.  Customer  agrees to pay,  when due, all taxes  lawfully  levied or assessed  against  Customer  or any of the  Collateral  before  any  penalty  or interest accrues thereon unless such taxes are being  contested,  in good faith, by appropriate  proceedings  promptly instituted and diligently conducted and an adequate  reserve or other  appropriate  provisions  have been made  therefor as required in order to be in conformity with GAAP and an adverse  determination in such  proceedings  could not  reasonably be expected to have a Material  Adverse
Effect.

7.10.  COMPLIANCE WITH LAWS.  Customer agrees to comply with all Requirements of
Law applicable to the Collateral or any part thereof, or to the operation of its business.

7.11. FISCAL YEAR.  Customer agrees to maintain its fiscal year as a year ending
April 30 unless  Customer  provides  IBM Credit at least  thirty (30) days prior written notice of any change thereof.

7.12.  INTELLECTUAL PROPERTY.  Customer shall do and cause to be done all things necessary  to preserve  and keep in full force and effect all  registrations  of
Intellectual  Property  which  the  failure  to do or  cause  to be  done  could reasonably be expected to have a Material Adverse Effect.

7.13.  MAINTENANCE  OF  PROPERTY.  Customer  shall  maintain all of its material properties  (business and otherwise) in good condition and repair (ordinary wear and tear  excepted) and pay and  discharge  all costs of repair and  maintenance thereof and all rental and  mortgage  payments  and related  charges  pertaining thereto and not commit or permit any waste with  respect to any of its  material properties.

7.14. COLLATERAL. Customer shall:

            (A) from time to time upon request of IBM Credit, provide IBM Credit with  access  to copies  of all  invoices,  delivery  evidences  and other  such documents relating to each Account;

            (B) promptly upon Customer's obtaining knowledge thereof, furnish to and  inform IBM  Credit of all  material  adverse  information  relating  to the financial  condition of any Account  debtor  whose  outstanding  obligations  to
Customer  constitute  two percent  (2%) or more of the  Accounts at such time (a
"Material Account Debtor");

            (C) promptly upon Customer's learning thereof,  notify IBM Credit in writing of any event  which  would cause any  obligation  of a Material  Account
Debtor to become an Ineligible Account;

            (D) keep all goods  rejected or  returned by any Account  debtor and all goods  repossessed or stopped in transit by Customer from any Account debtor segregated  from other  property of Customer,  holding the same in trust for IBM
Credit until Customer applies a credit against such Account debtor's outstanding obligations to Customer or sells such goods in the ordinary  course of business, whichever occurs earlier;

            (E) stamp or otherwise mark chattel paper and  instruments now owned or  hereafter  acquired  by it in  conspicuous  type to show  that  the same are subject to IBM Credit's security interest and immediately  thereafter deliver or cause such chattel  paper and  instruments  to be delivered to IBM Credit or any agent designated by IBM Credit with appropriate  endorsements and assignments to vest title and possession in IBM Credit;

                                 Page 26 of 38

            (F) use  commercially  reasonable  efforts to collect  all  Accounts owed;

            (G) promptly notify IBM Credit of any loss,  theft or destruction of or damage to any of the Collateral. Customer shall diligently file and prosecute its claim for any award or payment  in  connection  with any such  loss,  theft, destruction  of or damage to  Collateral.  Customer  shall,  upon  demand of IBM
Credit,  make,  execute  and  deliver  any  assignments  and  other  instruments sufficient for the purpose of assigning any such award or payment to IBM Credit, free of any encumbrances of any kind whatsoever;

            (H) consistent  with  reasonable  commercial  practice,  observe and perform  all  matters  and things  necessary  or  expedient  to be  observed  or performed  under or by virtue of any lease,  license,  concession  or  franchise forming part of the  Collateral  in order to preserve,  protect and maintain all the rights of IBM Credit thereunder;

            (I) consistent with reasonable  commercial practice,  maintain,  use and operate the Collateral and carry on and conduct its business in a proper and efficient  manner so as to preserve and protect the Collateral and the earnings, incomes, rents, issues and profits thereof; and

            (J) at any time  and from  time to  time,  upon the  request  of IBM
Credit,  and at the sole expense of Customer,  Customer  will  promptly and duly execute and deliver such further instruments and documents and take such further action as IBM Credit may  reasonably  request  for the purpose of  obtaining  or preserving  the full  benefits  of this  Agreement  and of the rights and powers herein granted,  including,  without limitation,  the filing of any financing or continuation  statements  under  the  Uniform  Commercial  Code in effect in any jurisdiction  with  respect to the  security  interests  granted  herein and the payment of any and all recording taxes and filing fees in connection therewith.

7.15.  SUBSIDIARIES.  IBM Credit may require that any domestic  Subsidiaries  of
Customer or Datatec Systems, Inc., other than eDeploy.com,  Inc., become parties to this  Agreement  or any other  agreement  executed  in  connection  with this
Agreement  as  guarantors  or  sureties.  Customer  will  comply,  and cause all
domestic  Subsidiaries  of  Customer  or  Datatec  Systems,   Inc.,  other  than
eDeploy.com, Inc., to comply with Sections 7 and 8 of this Agreement, as if such sections applied directly to such Subsidiaries.

7.16.  FINANCIAL  COVENANTS;  ADDITIONAL  COVENANTS.  Customer  acknowledges and agrees that Customer shall maintain the financial  covenants and other covenants set forth in the  attachments,  exhibits and other addenda  incorporated in this
Agreement.

                          SECTION 8. NEGATIVE COVENANTS

Until   termination  of  this  Agreement  and  the   indefeasible   payment  and
satisfaction of all Obligations hereunder:

8.1.  LIENS.  The Customer will not,  directly or indirectly  mortgage,  assign, pledge, transfer, create, incur, assume, permit to exist or otherwise permit any
Lien or judgment  to exist on any of its  property,  assets,  revenues or goods, whether real, personal or mixed, whether now owned or hereafter acquired, except for Permitted Liens.

8.2. DISPOSITION OF ASSETS. The Customer will not, directly or indirectly, sell, lease, assign,  transfer or otherwise dispose of any assets other than (i) sales of  inventory  in the  ordinary  course of  business  and short  term  rental of inventory  as  demonstrations  in amounts  not  material to  Customer,  and (ii)
voluntary dispositions of individual assets and obsolete or worn out property in the ordinary course of business,  provided, that the aggregate book value of all such assets and  property so sold or disposed of under this  section 8.2 (ii) in any fiscal year shall not exceed 5% of the  consolidated  assets of the Customer as of the beginning of such fiscal year.

                                 Page 27 of 38

8.3.  LEGAL ENTITY  CHANGES.  The Customer  will not,  without the prior written consent of IBM Credit, directly or indirectly,  merge,  consolidate,  liquidate, dissolve  or enter  into or  engage  in any  operation  or  activity  materially different from that presently being conducted by Customer.

8.4.  GUARANTIES.  The  Customer  will  not,  directly  or  indirectly,  assume, guaranty,  endorse, or otherwise become liable upon the obligations of any other
Person,  except (i) by the endorsement of negotiable  instruments for deposit or collection or similar  transactions in the ordinary course of business,  (ii) by the giving of  indemnities  in  connection  with the sale of  inventory or other asset dispositions permitted hereunder, and (iii) for guaranties in favor of IBM
Credit.

8.5.  RESTRICTED  PAYMENTS.  The Customer will not, directly or indirectly:  (i)
declare or pay any dividend (other than dividends payable solely in common stock of Customer or membership  interest if Customer is a limited liability  company)
on, or make any  payment  on  account  of, or set apart  assets for a sinking or other analogous fund for, the purchase,  redemption,  defeasance,  retirement or other  acquisition  of, any shares of any class of capital  stock of Customer or any warrants,  options or rights to purchase any such capital stock, whether now or hereafter  outstanding,  or make any other  distribution in respect  thereof, either directly or indirectly,  whether in cash or property or in obligations of
Customer;  or (ii) make any  optional  payment or  prepayment  on or  redemption
(including,  without  limitation,  by making  payments to a sinking or analogous fund) or  repurchase  of any  Indebtedness  (other  than the  Obligations).  The foregoing  restrictions shall not apply to domestic Subsidiaries making any such payments to Customer. With respect to any such payments made by eDeploy.com Inc.
to Cisco  Systems,  Inc.,  eDeploy.com  Inc shall be permitted to make  dividend payments equal to a rate of 6% on its Series A Preferred Stock.

8.6. INVESTMENTS.  The Customer will not, directly or indirectly, make, maintain or acquire any Investment in any Person other than:

            (A) interest  bearing deposit  accounts  (including  certificates of deposit) which are insured by the Federal Deposit Insurance Corporation ("FDIC")
or a similar federal insurance program;

            (B) direct  obligations  of the  government  of the United States of
America or any agency or instrumentality thereof or obligations guaranteed as to principal and interest by the United States of America or any agency thereof;

            (C) stock or obligations  issued to Customer in settlement of claims against  others by  reason of an event of  bankruptcy  or a  composition  or the readjustment of debt or a reorganization of any debtor of Customer; and

            (D) commercial paper of any company  organized under the laws of any
State of the  United  States or any bank  organized  or  licensed  to  conduct a banking business under the laws of the United States or any State thereof having the short-term highest rating then given by Moody's Investor's Services, Inc. or
Standard & Poor's Corporation.

8.7.  AFFILIATE/SUBSIDIARY  TRANSACTIONS.  The  Customer  will not,  directly or indirectly,  enter  into any  transaction  with  any  Affiliate  or  Subsidiary, including, without limitation, the purchase, sale or exchange of property or the rendering of any service to any Affiliate or  Subsidiary  of Customer  except in the ordinary  course of business and pursuant to the reasonable  requirements of
Customer's business upon fair and reasonable terms no less favorable to Customer than  could  be  obtained  in a  comparable  arm's-length  transaction  with  an unaffiliated Person.

8.8.  ERISA.  The  Customer  will  not (A)  terminate  any Plan so as to incur a material  liability  to  the  PBGC,  (B)  permit  any  "prohibited  transaction"
involving  any Plan (other than a  "multi-employer  benefit  plan")  which would subject the Customer to a material tax or penalty on  "prohibited  transactions"
under the Code or ERISA, (C) fail to pay to any Plan any contribution which they are  obligated to pay under the terms of such Plan, if such failure would result in a material "accumulated funding deficiency", whether or not waived, (D) allow or suffer to exist any occurrence of a "reportable  event" or any other event or

                                 Page 28 of 38

condition, which presents a material risk of termination by the PBGC of any Plan
(other than a  "multi-employer  benefit plan"), or (E) fail to notify IBM Credit as required in Section 7.5. As used in this  Agreement,  the terms  "accumulated funding  deficiency" and "reportable  event" shall have the respective  meanings assigned to them in ERISA, and the term "prohibited  transaction" shall have the meaning  assigned to it in the Code and ERISA. For purposes of this Section 8.8,
the  terms  "material  liability",   "tax",   "penalty",   "accumulated  funding
deficiency"  and "risk of  termination"  shall mean a liability,  tax,  penalty, accumulated  funding deficiency or risk of termination which could reasonably be expected to have a Material Adverse Effect.

8.9.  ADDITIONAL  NEGATIVE  PLEDGES.  Customer will not, directly or indirectly, create or otherwise cause or permit to exist or become effective any contractual obligation  which may restrict or inhibit IBM Credit's rights or ability to sell or otherwise  dispose of the Collateral or any part thereof after the occurrence and during the continuance of an Event of Default.

8.10. STORAGE OF COLLATERAL WITH BAILEES AND WAREHOUSEMEN.  Collateral shall not be stored with a bailee, warehouseman or similar party without the prior written consent of IBM Credit unless  Customer will,  concurrently  with the delivery of such  Collateral  to such  party,  cause such party to issue and  deliver to IBM
Credit,  warehouse  receipts in the name of IBM Credit evidencing the storage of such Collateral.

8.11. USE OF PROCEEDS. The Customer shall not use any portion of the proceeds of any Advances  (other than the Term Loan).  other than to acquire  Products  from
Authorized Suppliers and for its general working capital requirements.

8.12.  ACCOUNTS.  The  Customer  shall  not  permit  or agree to any  extension, compromise  or  settlement  or make any  change or  modification  of any kind or nature with respect to any Account, including any of the terms relating thereto, which would  affect IBM  Credit's  ability to collect  payment on any Account in whole or in part, except for such extensions, compromises or settlements made by
Customer in the ordinary  course of its business,  provided,  however,  that the aggregate amount of such extensions,  compromises or settlements does not exceed five percent (5%) of the Customer's Accounts at any time.

8.13.  INDEBTEDNESS.  The Customer will not create,  incur,  assume or permit to exist any Indebtedness, except for Permitted Indebtedness.

8.14.  LOANS. The Customer will not make any loans,  advances,  contributions or payments of money or goods to any Subsidiary,  Affiliate or parent company or to any officer,  director or stockholder of Customer or of any such company (except
for  compensation  for  personal   services  actually   rendered),   except  for
transactions expressly authorized in this Agreement.

                               SECTION 9. DEFAULT

9.1. EVENT OF DEFAULT.  Any one or more of the following events shall constitute an  Event  of  Default  by the  Customer  under  this  Agreement  and the  Other
Documents:

            (A) The failure to make  timely  payment of the  Obligations  or any part thereof when due and payable,  if such failure shall remain  unremedied for five (5) days after written  notice thereof shall have been given to Customer by
IBM Credit or ten (10) days after such  payment is due,  whichever  is  earlier, during which period Customer shall be charged the Delinquency Fee Rate set forth in Attachment A beginning on the day after the payment was due and including the day payment is received;

            (B) Customer  fails to comply with or observe any term,  covenant or agreement contained in this Agreement or any Other Documents;

                                 Page 29 of 38

            (C) Any representation,  warranty,  statement, report or certificate made or delivered by or on behalf of Customer or any of its officers,  employees or agents or by or on behalf of any  guarantor  to IBM  Credit  was false in any material respect at the time when made or deemed made;

            (D)  The  occurrence  of  any  event  or  circumstance  which  could reasonably be expected to have a Material Adverse Effect;

            (E) Customer,  any Subsidiary or any guarantor  shall  generally not pay its debts as such debts  become  due,  become or  otherwise  declare  itself insolvent,  file a voluntary  petition  for  bankruptcy  protection,  have filed against it any involuntary bankruptcy petition,  cease to do business as a going concern,  make any  assignment  for the benefit of  creditors,  or a  custodian, receiver, trustee, liquidator, administrator or person with similar powers shall be  appointed  for  Customer,  any  Subsidiary  or any  guarantor  or any of its respective  properties  or  have  any of its  respective  properties  seized  or attached,  or take any action to authorize,  or for the purpose of effectuating, the foregoing, provided, however, that Customer, any Subsidiary or any guarantor shall  have a period of  forty-five  (45) days  within  which to  discharge  any involuntary petition for bankruptcy or similar proceeding;

            (F) The  use of any  funds  borrowed  from  IBM  Credit  under  this
Agreement for any purpose other than as provided in this Agreement;

            (G) The entry of any judgment  against  Customer or any guarantor in an amount in excess of $250,000 and such judgment is not  satisfied,  dismissed, stayed or  superseded  by bond  within  thirty  (30) days after the day of entry thereof (and in the event of a stay or  supersedeas  bond,  such judgment is not discharged  within thirty (30) days after  termination of any such stay or bond)
or such  judgment is not fully  covered by insurance  as to which the  insurance company has acknowledged its obligation to pay such judgment in full;

            (H) The  dissolution  or  liquidation  of Customer,  any  Subsidiary
(excluding  Subsidiaries that are not a guarantor) or any guarantor, or Customer or any  guarantor  or its  directors  or  stockholders  shall take any action to dissolve or liquidate Customer or any guarantor;

            (I) Any "going  concern"  or like  qualification  or  exception,  or qualification  arising out of the scope of an audit by an Auditor of its opinion relative  to  any  Financial  Statement  delivered  to  IBM  Credit  under  this
Agreement;

            (J) The issuance of a warrant of distress for any rent or taxes with respect to any premises occupied by Customer in or upon which the Collateral, or any part thereof,  may at any time be situated and such warrant  shall  continue for a period of ten (10) Business Days from the date such warrant is issued;

            (K)         Customer suspends business;

            (L) The occurrence of any event or condition that permits the holder of any Indebtedness arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $250,000.00,  to accelerate the maturity thereof or the failure of Customer to pay when due any such Indebtedness;

            (M)  Any  guaranty  of any or  all  of  the  Customer's  Obligations executed  by any  guarantor  in favor of IBM  Credit,  shall at any time for any reason  cease to be in full force and effect or shall be declared to be null and void by a court of  competent  jurisdiction  or the  validity or  enforceability thereof  shall  be  contested  or  denied  by any  such  guarantor,  or any such guarantor shall deny that it has any further liability or obligation  thereunder or any such  guarantor  shall fail to comply  with or observe  any of the terms, provisions or conditions contained in any such guaranty;

            (N) Customer is in default  under the  material  terms of any of the
Other Documents after the expiration of any applicable cure periods;

                                 Page 30 of 38

            (O) There shall occur a "reportable event" with respect to any Plan, or any Plan shall be subject to termination  proceedings  (whether  voluntary or involuntary) and there shall result from such "reportable  event" or termination proceedings a liability of Customer to the PBGC which in the reasonable  opinion of IBM Credit will have a Material Adverse Effect;

            (P) Any "person" (as defined in Section  13(d)(3) of the  Securities
Exchange Act of 1934, as amended) acquires a beneficial  interest in 50% or more of the Voting Stock of Customer.

9.2. ACCELERATION. Upon the occurrence and during the continuance of an Event of
Default  which has not been waived in writing by IBM Credit,  IBM Credit may, in its sole discretion, take any or all of the following actions, without prejudice to any other  rights it may have at law or under this  Agreement  to enforce its claims against the Customer:  (a) declare all  Obligations to be immediately due and payable  (except  with  respect to any Event of Default set forth in Section
9.1(E)  hereof,  in  which  case  all  Obligations  shall  automatically  become immediately due and payable without the necessity of any notice or other demand)
without  presentment,  demand,  protest or any other action or obligation of IBM
Credit; and (b) immediately terminate and reduce to zero the Credit Line and the
Term Loan Commitment hereunder.

9.3.  REMEDIES.  (A) Upon the occurrence and during the continuance of any Event of Default  which has not been waived in writing by IBM  Credit,  IBM Credit may exercise  all rights and  remedies of a secured  party under the U.C.C.  Without limiting the  generality of the  foregoing,  IBM Credit may: (i) remove from any premises where same may be located any and all documents, instruments, files and records (including the copying of any computer records),  and any receptacles or cabinets  containing same,  relating to the Accounts,  or IBM Credit may use (at the expense of the  Customer)  such of the  supplies or space of the Customer at
Customer's  place of  business or  otherwise,  as may be  necessary  to properly administer  and  control  the  Accounts  or  the  handling  of  collections  and realizations thereon; (ii) bring suit, in the name of the Customer or IBM Credit and generally shall have all other rights  respecting  said Accounts,  including without  limitation  the  right to  accelerate  or extend  the time of  payment, settle,  compromise,  release  in  whole  or in part  any  amounts  owing on any
Accounts  and issue  credits in the name of the  Customer or IBM  Credit;  (iii)
sell, assign and deliver the Accounts and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or  otherwise,  at IBM Credit's  sole option and  discretion,  and IBM
Credit may bid or become a purchaser at any such sale;  and (iv)  foreclose  the security  interests created pursuant to this Agreement by any available judicial procedure,  or to  take  possession  of any or  all  of the  Collateral  without judicial  process and to enter any premises  where any Collateral may be located for the purpose of taking possession of or removing the same.

            (B) Upon the occurrence  and during the  continuance of any Event of
Default  which has not been  waived in writing by IBM Credit,  IBM Credit  shall have the right to sell,  lease,  or otherwise  dispose of all or any part of the
Collateral,  whether  in its then  condition  or after  further  preparation  or processing,  in the name of Customer or IBM Credit, or in the name of such other party as IBM Credit may  designate,  either at public or private  sale or at any broker's  board,  in lots or in bulk,  for cash or for  credit,  with or without warranties or  representations,  and upon such other terms and conditions as IBM
Credit in its sole discretion may deem advisable,  and IBM Credit shall have the right to purchase at any such sale.

If IBM Credit,  in its sole  discretion  determines  that any of the  Collateral requires  rebuilding,  repairing,  maintenance or preparation,  IBM Credit shall have the right, at its option, to do such of the aforesaid as it deems necessary for the purpose of putting such  Collateral  in such saleable form as IBM Credit shall deem  appropriate.  The Customer hereby agrees that any disposition by IBM
Credit  of any  Collateral  pursuant  to and in  accordance  with the terms of a repurchase  agreement  between IBM Credit and the  manufacturer  or any supplier
(including  any   Authorized   Supplier)  of  such   Collateral   constitutes  a
commercially reasonable sale. The Customer agrees, at the request of IBM Credit, to assemble  the  Collateral  and to make it  available  to IBM Credit at places which IBM Credit  shall  select,  whether at the  premises  of the  Customer  or elsewhere,  and to make  available to IBM Credit the premises and  facilities of the Customer for the purpose of IBM Credit's  taking  possession of, removing or putting such  Collateral in

                                 Page 31 of 38

saleable  form. If notice of intended  disposition of any Collateral is required by law,  it is  agreed  that ten (10)  Business  Days  notice  shall  constitute reasonable notification.

            (C) Unless expressly prohibited by the licensor thereof, if any, IBM
Credit is hereby granted,  upon the occurrence and during the continuance of any
Event of  Default  which  has not been  waived  in  writing  by IBM  Credit,  an irrevocable,  non-exclusive  license to use,  assign,  license or sublicense all computer  software  programs,  data bases,  processes and materials  used by the
Customer in its businesses or in connection with any of the Collateral.

            (D) The net cash proceeds  resulting  from IBM Credit's  exercise of any of the foregoing  rights (after  deducting all charges,  costs and expenses, including  reasonable  attorneys'  fees)  shall be  applied by IBM Credit to the payment of Customer's  Obligations,  whether due or to become due, in such order as IBM Credit may in it sole discretion  elect.  Customer shall remain liable to
IBM  Credit  for any  deficiencies,  and IBM  Credit in turn  agrees to remit to
Customer or its successors or assigns, any surplus resulting therefrom.

            (E) The  enumeration  of the foregoing  rights is not intended to be exhaustive  and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

9.4. WAIVER.  If IBM Credit seeks to take possession of any of the Collateral by any court process Customer hereby  irrevocably waives to the extent permitted by applicable law any bonds,  surety and security  relating thereto required by any statute,  court rule or  otherwise  as an  incident to such  possession  and any demand for possession of the Collateral prior to the commencement of any suit or action to recover possession thereof. In addition, Customer waives to the extent permitted  by  applicable  law all  rights of set-off  it may have  against  IBM
Credit.  Customer  further  waives to the extent  permitted  by  applicable  law presentment,  demand and protest,  and notices of non-payment,  non-performance, any right of contribution, dishonor, and any other demands, and notices required by law.

                            SECTION 10. MISCELLANEOUS

10.1.  TERM;  TERMINATION.  (A) This  Agreement  shall remain in force until the earlier of (i) the Termination Date, (ii) the date specified in a written notice by the Customer that they intend to terminate this Agreement which date shall be no less than  ninety  (90) days  following  the  receipt  by IBM  Credit of such written  notice,  and (iii)  termination  by IBM Credit after the occurrence and during the continuance of an Event of Default. Upon the date that this Agreement is  terminated,  all of  Customer's  Obligations  shall be  immediately  due and payable in their entirety, even if they are not yet due under their terms.

            (B)  Until the  indefeasible  payment  in full of all of  Customer's
Obligations,  no  termination  of this  Agreement or any of the Other  Documents shall in any way  affect or impair  (i)  Customer's  Obligations  to IBM  Credit including,  without limitation,  any transaction or event occurring prior to and after  such  termination,  or (ii) IBM  Credit's  rights  hereunder,  including, without  limitation IBM Credit's  security  interest in the  Collateral.  On and after a Termination Date IBM Credit may, but shall not be obligated to, upon the request of Customer, continue to provide Advances hereunder.

10.2. INDEMNIFICATION. The Customer hereby agrees to indemnify and hold harmless
IBM  Credit  and  each  of  its   officers,   directors,   agents  and   assigns
(collectively,  the "Indemnified Persons") against all losses, claims,  damages, liabilities or other expenses  (including  reasonable  attorneys' fees and court costs now or hereinafter  arising from the  enforcement of this  Agreement,  the
"Losses") to which any of them may become  subject  insofar as such Losses arise out of or are based upon any event,  circumstance  or condition (a) occurring or existing  on or before  the date of this  Agreement  relating  to any  financing arrangements  IBM Credit may from time to time have with (i) Customer,  (ii) any
Person that shall be acquired by Customer or (iii) any Person that  Customer may acquire  all  or  substantially  all of  the  assets  of,  or  (b)  directly  or indirectly, relating to the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby or thereby or to any of the  Collateral  or to any act or  omission  of the  Customer  in  connection therewith. Notwithstanding the foregoing, the Customer shall

                                 Page 32 of 38

not be obligated to indemnify  IBM Credit for any Losses  incurred by IBM Credit which are a result of IBM Credit's gross negligence or willful  misconduct.  The indemnity provided herein shall survive the termination of this Agreement.

10.3.  ADDITIONAL  OBLIGATIONS.  IBM Credit,  without  waiving or releasing  any
Obligation  or Default of the  Customer,  may  perform  any  Obligations  of the
Customer  that the Customer  shall fail or refuse to perform and IBM Credit may, at any time or times hereafter,  but shall be under no obligation to do so, pay, acquire or accept any assignment of any security interest,  lien, encumbrance or claim against the Collateral asserted by any person. All sums paid by IBM Credit in performing in  satisfaction  or on account of the foregoing and any expenses, including  reasonable  attorney's  fees, court costs, and other charges relating thereto,  shall be a part of the  Obligations,  payable on demand and secured by the Collateral.

10.4.  LIMITATION  OF  LIABILITY.  NEITHER IBM CREDIT NOR ANY OTHER  INDEMNIFIED
PERSON  SHALL HAVE ANY  LIABILITY  WITH  RESPECT  TO ANY  SPECIAL,  INDIRECT  OR
CONSEQUENTIAL  DAMAGES  SUFFERED BY CUSTOMER IN CONNECTION  WITH THIS AGREEMENT,
ANY OTHER AGREEMENT, ANY DELAY, OMISSION OR ERROR IN THE ELECTRONIC TRANSMISSION
OR RECEIPT OF ANY E-DOCUMENT,  OR ANY CLAIMS IN ANY MANNER RELATED THERETO.  NOR
SHALL IBM CREDIT OR ANY OTHER INDEMNIFIED  PERSON HAVE ANY LIABILITY TO CUSTOMER
OR ANY OTHER  PERSON FOR ANY  ACTION  TAKEN OR OMITTED TO BE TAKEN BY IT OR THEM
HEREUNDER,  EXCEPT FOR ITS OR THEIR OWN GROSS NEGLIGENCE OR WILLFUL  MISCONDUCT.
IN THE EVENT  CUSTOMER  REQUESTS IBM CREDIT TO EFFECT A  WITHDRAWAL  OR DEBIT OF
FUNDS FROM AN ACCOUNT OF  CUSTOMER,  THEN IN NO EVENT SHALL IBM CREDIT BE LIABLE
FOR ANY AMOUNT IN EXCESS OF ANY AMOUNT INCORRECTLY DEBITED,  EXCEPT IN THE EVENT
OF IBM CREDIT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. NO PARTY SHALL BE LIABLE
FOR ANY FAILURE TO PERFORM ITS  OBLIGATIONS IN CONNECTION  WITH ANY  E-DOCUMENT,
WHERE  SUCH  FAILURE  RESULTS  FROM ANY ACT OF GOD OR OTHER  CAUSE  BEYOND  SUCH
PARTY'S  REASONABLE  CONTROL  (INCLUDING,  WITHOUT  LIMITATION,  ANY MECHANICAL,
ELECTRONIC  OR   COMMUNICATIONS   FAILURE)   WHICH   PREVENTS  SUCH  PARTY  FROM
TRANSMITTING OR RECEIVING E-DOCUMENTS.

10.5.  ALTERATION/WAIVER.  This  Agreement  and the Other  Documents  may not be
altered or amended  except by an agreement in writing signed by the Customer and by IBM  Credit.  No delay or  omission  of IBM Credit to  exercise  any right or remedy  hereunder,  whether  before  or after  the  occurrence  of any  Event of
Default,  shall  impair  any such  right or remedy or shall  operate as a waiver thereof  or as a waiver of any such  Event of  Default.  In the  event  that IBM
Credit  at any time or from time to time  dispenses  with any one or more of the requirements  specified in this  Agreement or any of the Other  Documents,  such dispensation may be revoked by IBM Credit at any time and shall not be deemed to constitute a waiver of any such  requirement  subsequent  thereto.  IBM Credit's failure at any time or times to require strict compliance and performance by the
Customer   of  any   undertakings,   agreements,   covenants,   warranties   and
representations of this Agreement or any Other Document shall not waive,  affect or diminish any right of IBM Credit  thereafter to demand strict  compliance and performance  thereof.  Any waiver by IBM Credit of any  Default by the  Customer under this Agreement or any of the Other Documents shall not waive or affect any other  Default  by the  Customer  under  this  Agreement  or  any  of the  Other
Documents, whether such Default is prior or subsequent to such other Default and whether of the same or a different type. None of the  undertakings,  agreements, warranties,  covenants,  and  representations  of the Customer contained in this
Agreement or the Other  Documents and no Default by the Customer shall be deemed waived by IBM Credit  unless such waiver is in writing  signed by an  authorized representative of IBM Credit.

10.6. SEVERABILITY. If any provision of this Agreement or the Other Documents or the  application  thereof  to any  Person or  circumstance  is held  invalid  or unenforceable,  the remainder of this Agreement and the Other  Documents and the application  of such  provision to other  Persons or  circumstances  will not be affected thereby, the provisions of this Agreement and the Other Documents being severable in any such instance.

10.7. ONE LOAN. All Advances  heretofore,  now or at any time or times hereafter made by IBM Credit to the Customer under this  Agreement or the Other  Documents shall  constitute  one loan  secured

                                 Page 33 of 38

by IBM Credit's  security  interests in the Collateral and by all other security interests, liens and encumbrances heretofore, now or from time to time hereafter granted by the Customer to IBM Credit or any assignor of IBM Credit.

10.8.  ADDITIONAL  COLLATERAL.  All monies,  reserves and  proceeds  received or collected  by IBM Credit  with  respect to  Accounts  and other  property of the
Customer in possession  of IBM Credit at any time or times  hereafter are hereby pledged by  Customer to IBM Credit as  security  for the  payment of  Customer's
Obligations  and shall be  applied  promptly  by IBM  Credit on  account  of the
Customer's  Obligations;  provided,  however,  IBM  Credit  may  release  to the
Customer such  portions of such monies,  reserves and proceeds as IBM Credit may from time to time determine, in its sole discretion.

10.9.  NO MERGER OR NOVATIONS.  (A)  Notwithstanding  anything  contained in any document to the contrary,  it is  understood  and agreed by the Customer and IBM
Credit that the claims of IBM Credit  arising  hereunder  and existing as of the date hereof  constitute  continuing  claims  arising out of the  Obligations  of
Customer  under  the  Financing  Agreement  and  any  Other  Document.  Customer
acknowledges and agrees that such Obligations  outstanding as of the date hereof have not been satisfied or discharged and that this Agreement is not intended to effect a novation of the Customer's Obligations under the Financing Agreement or any Other Document.

            (B) Neither the  obtaining  of any  judgment nor the exercise of any power of seizure or sale shall  operate to  extinguish  the  Obligations  of the
Customer  to IBM Credit  secured by this  Agreement  and shall not  operate as a merger of any covenant in this  Agreement,  and the acceptance of any payment or alternate  security  shall not constitute or create a novation and the obtaining of a judgment or judgments under a covenant  herein  contained shall not operate as a merger of that covenant or affect IBM Credit's rights under this Agreement.

10.10. PARAGRAPH TITLES. The Section titles used in this Agreement and the Other
Documents  are for  convenience  only and do not define or limit the contents of any Section.

10.11. BINDING EFFECT; ASSIGNMENT.  This Agreement and the Other Documents shall be binding  upon and inure to the  benefit of IBM  Credit and the  Customer  and their respective successors and assigns;  provided, that the Customer shall have no right to assign  this  Agreement  or any of the Other  Documents  without the prior written consent of IBM Credit.

10.12.  NOTICES;  E-BUSINESS  ACKNOWLEDGMENT.  (A) Except as otherwise expressly provided in this Agreement,  any notice required or desired to be served,  given or  delivered  hereunder  shall be in writing,  and shall be deemed to have been validly  served,  given or delivered (i) upon receipt if deposited in the United
States mails,  first class mail, with proper postage prepaid,  (ii) upon receipt of  confirmation or answerback if sent by telecopy,  or other similar  facsimile transmission,  (iii) one Business Day after  deposit with a reputable  overnight courier with all charges prepaid,  or (iv) when delivered,  if hand-delivered by messenger,  all of which shall be properly addressed to the party to be notified and sent to the address or number indicated as follows:

(i)  If to IBM Credit at:                     (ii) If to Customer at:
               IBM Credit Corporation              Datatec Industries, Inc.
               1500 RiverEdge Parkway              23 Madison Road
               Atlanta, GA                         Fairfield, New Jersey 07004
               Attention:  Region Manager          Attention:  Chief Financial Officer
               Facsimile:                          Facsimile:

or to such other address or number as each party  designates to the other in the manner prescribed herein.

                                 Page 34 of 38

            (B) (i) Each party may  electronically  transmit to or receive  from the other party certain documents set forth in Attachment J ("E-Documents")  via the Internet or electronic data  interchange  ("EDI").  Any transmission of data which is not an  E-Document  shall have no force or effect  between the parties.
EDI  transmissions  may be sent  directly  or through  any third  party  service provider ("Provider") with which either party may contract.  Each party shall be liable for the acts or omissions of its Provider while handling  E-Documents for such  party,  provided,  that  if  both  parties  use  the  same  Provider,  the originating  party shall be liable for the acts or omissions of such Provider as to such  E-Document.  Some  information to be made available to Customer will be specific to Customer and will require  Customer's  registration  with IBM Credit before  access is  provided.  After IBM Credit  has  approved  the  registration submitted by  Customer,  IBM Credit shall  provide an ID and  password(s)  to an individual  designated  by Customer  ("Customer  Recipient").  Customer  accepts responsibility  for  the  designated  individual's  distribution  of  the ID and password(s)  within its organization and Customer will take reasonable  measures
to  ensure  that   passwords  are  not  shared  or  disclosed  to   unauthorized
individuals.  Customer will conduct an annual review of all IDs and passwords to ensure  they are  accurate  and  properly  authorized.  IBM CREDIT MAY CHANGE OR
DISCONTINUE USE OF AN ID OR PASSWORD AT ITS DISCRETION AT ANY TIME.  E-Documents
shall not be deemed to have been properly received, and no E-Document shall give rise to any obligation,  until accessible to the receiving party at such party's receipt  computer at the address  specified  herein.  Upon proper  receipt of an
E-Document,   the  receiving   party  shall   promptly   transmit  a  functional
acknowledgment   in  return.  A  functional   acknowledgment   shall  constitute
conclusive  evidence  that an  E-Document  has been  properly  received.  If any transmitted  E-Document is received in an  unintelligible  or garbled form,  the receiving  party shall  promptly  notify the  originating  party in a reasonable manner. In the absence of such a notice, the originating  party's records of the contents of such E-Document shall control.

(ii) Each  party  shall  use  those  security  procedures  which are  reasonably sufficient to ensure that all transmissions of E-Documents are authorized and to protect its  business  records and data from  improper  access.  Any  E-Document received  pursuant  to this  Section  10.12 shall have the same effect as if the contents of the E-Document had been sent in paper rather than  electronic  form.
The conduct of the parties  pursuant to this Section 10.12 shall,  for all legal purposes,  evidence a course of dealing and a course of performance  accepted by the parties.  The parties agree not to contest the validity or enforceability of
E-Documents  under the  provisions  of any  applicable  law  relating to whether certain  agreements  are to be in  writing  or  signed  by the party to be bound thereby.  The parties agree, as to any E-Document  accompanied by the Customer's
ID,  that IBM Credit can  reasonably  rely on the fact that such  E-Document  is properly authorized by Customer. E-Documents, if introduced as evidence on paper in any judicial,  arbitration,  mediation or administrative proceedings, will be admissible  as  between  the  parties  to the same  extent  and  under  the same conditions as other  business  records  originated and maintained in documentary form.  Neither party shall contest the  admissibility  of copies of  E-Documents under  either the  business  records  exception  to the hearsay rule or the best evidence  rule  on the  basis  that  the  E-Documents  were  not  originated  or maintained in documentary form.

CUSTOMER RECIPIENT INFORMATION for Internet transmissions:

(PLEASE PRINT)
Name of Customer's Designated Central Contact Authorized to Receive IDs and Passwords:

e-mail Address:
                --------------------------------------------------------------
Phone Number:
             -----------------------------------------------------------------

10.13.   COUNTERPARTS.   This  Agreement  may  be  executed  in  any  number  of
counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

10.14.  ATTACHMENT A MODIFICATIONS.  IBM Credit may modify the Product Financing
Period set forth in  Attachment A from time to time if on at least two occasions during any three-month  period a Shortfall Amount has become due and payable and may modify the Collateral  Insurance  Amount set forth

                                 Page 35 of 38

in Attachment A from time to time,  in each case,  by providing  Customer with a new  Attachment  A. Any such new  Attachment A shall be effective as of the date specified in the new Attachment A.

10.15.  SUBMISSION AND CONSENT TO JURISDICTION  AND CHOICE OF LAW. TO INDUCE IBM
CREDIT TO ACCEPT THIS  AGREEMENT AND THE OTHER  DOCUMENTS,  THE CUSTOMER  HEREBY
IRREVOCABLY AND UNCONDITIONALLY:

            (A)  SUBMITS  ITSELF  AND  ITS  PROPERTY  IN  ANY  LEGAL  ACTION  OR
PROCEEDING  RELATING  TO THIS  AGREEMENT  AND  ANY  OTHER  DOCUMENT,  OR FOR THE
RECOGNITION  AND  ENFORCEMENT  OF  ANY  JUDGMENT  IN  RESPECT  THEREOF,  TO  THE
NON-EXCLUSIVE  GENERAL  JURISDICTION  OF THE COURTS OF THE STATE OF NEW YORK AND
ANY FEDERAL DISTRICT COURT IN NEW YORK.

            (B) CONSENTS  THAT ANY SUCH ACTION OR  PROCEEDING  MAY BE BROUGHT IN
SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREINAFTER  HAVE TO THE
VENUE OF ANY SUCH ACTION OR  PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR
PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM
THE SAME.

            (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR  PROCEEDING
MAY BE EFFECTED BY MAILING A COPY THEREOF BY  REGISTERED  OR CERTIFIED  MAIL (OR
ANY  SUBSTANTIALLY  SIMILAR FORM OF MAIL),  POSTAGE PREPAID,  TO CUSTOMER AT ITS
ADDRESS SET FORTH IN SECTION  10.12 OR AT SUCH OTHER ADDRESS OF WHICH IBM CREDIT
SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

            (D) AGREES  THAT  NOTHING  HEREIN  SHALL  AFFECT THE RIGHT TO EFFECT
SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT
TO SUE IN ANY OTHER JURISDICTION.

            (E) AGREES THAT THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS
AGREEMENT  SHALL BE GOVERNED BY THE LAWS  (WITHOUT  GIVING EFFECT TO CONFLICT OF
LAW PROVISIONS) OF THE STATE OF NEW YORK.

10.16. JURY TRIAL WAIVER. EACH OF IBM CREDIT AND THE CUSTOMER HEREBY IRREVOCABLY
WAIVES THE RIGHT TO TRIAL BY JURY IN ANY  ACTION OR  PROCEEDING  (INCLUDING  ANY
COUNTERCLAIM) OF ANY TYPE IN WHICH IBM CREDIT AND THE CUSTOMER ARE PARTIES AS TO
ALL  MATTERS  ARISING  DIRECTLY  OR  INDIRECTLY  OUT OF  THIS  AGREEMENT  OR ANY
DOCUMENT, INSTRUMENT OR AGREEMENT EXECUTED IN CONNECTION HEREWITH.

            IN WITNESS WHEREOF, the Customer has read this entire Agreement, and has caused its  authorized  representatives  to execute this  Agreement  and has caused its  corporate  seal,  if any, to be affixed  hereto as of the date first written above.

IBM Credit Corporation                           Datatec Industries, Inc.

By:  /s/ Stanton Clark                           By:  /s/  Issac Gaon
    ---------------------------------------          -------------------------------------
Print Name:   Stanton Clark                      Print Name: Issac Gaon
            -------------------------------                 ------------------------------
Title:  Region Credit Manager                    Title:  Chairman of the Board/CEO
       ------------------------------------             ----------------------------------

                                 Page 36 of 38

                                   SCHEDULE A

(A)   Term Loan Commitment:  Three Million Dollars ($3,000,000.00);

(B)   Term Loan Finance Charge:  Prime Rate plus 0.75%;

(C)   Term Loan Minimum Draw Amount: Two Hundred Fifty Thousand Dollars ($250,000.00);

(D)   Term Loan Minimum Prepayment Amount:  Two Hundred Fifty Thousand Dollars ($250,000.00);

(E)   Term Loan Stated Maturity Date:  The Termination Date of the Agreement;

(F)   Term Loan Finance Charges are due monthly and as set forth in Section 2.5 of the Agreement;

(G)   Term Loan Principal Payment Schedule:  as set forth in Section 2.4 (D) of the Agreement.

                                 Page 37 of 38

                                   SCHEDULE B

                          REQUEST FOR TERM LOAN ADVANCE

CUSTOMER NAME: Datatec Industries, Inc.

IBM CREDIT CUSTOMER NUMBER: 55004

REQUESTED TERM LOAN ADVANCE AMOUNT: $               ($250,000 minimum draw)
                                     --------------
REQUESTED DATE OF ACH TRANSFER:
                                  --------------

Datatec  Industries,  Inc. hereby requests  approval of a Term Loan Advance from
IBM Credit  Corporation ("IBM Credit") in the amount shown above pursuant to the
Inventory and Working Capital Financing  Agreement dated as of _____________ (as amended, supplemented or otherwise modified from time to time, the "Agreement").

By my signature below, I certify to IBM Credit that, to the best of my knowledge and belief, as of the date hereof, there as occurred no Event of Default nor any event  which,  with the passage of time would  create an Event of Default as set forth in the Agreement.

BY:                                             DATE:
    -----------------------------------------         -------------

PRINT NAME:
            --------------------------------

TITLE:
       --------------------------------------

ACCEPTANCE BY IBM CREDIT CORPORATION:

----------------------      --------------        ------------------------------
REGION MANAGER                  DATE              $ AMOUNT OF TERM LOAN ADVANCE

                                 Page 38 of 38

                     ATTACHMENT A, ("IWCF ATTACHMENT A") TO
      INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")
                               DATED 11/13, 2000

Customer Name: Datatec Industries, Inc.

Effective Date of this IWCF Attachment A: 11/13, 2000

I.   FEES, RATES AND REPAYMENT TERMS:

        (A)    Credit Line: Eighteen Million Dollars ($18,000,000.00);

        (B)    Borrowing Base:

               (i) 85% of the amount of the Customer's  Eligible  Accounts other than  Concentration  Accounts as of the date of  determination as reflected in the  Customer's  most recent  Collateral  Management
               Report;

               (ii) a percentage,  determined from time to time by IBM Credit in its sole  discretion,  of the amount of Customer's  Concentration
               Accounts for a specific  Concentration  Account  Debtor as of the date of  determination as reflected in the Customer's most recent
               Collateral  Management  Report;  unless otherwise notified by IBM
               Credit, in writing, the percentage for Concentration Accounts for a specific  Concentration Account Debtor shall be the same as the percentage  set forth in  paragraph  (i) of the  Borrowing  Base;
               provided that the advance on Eligible Accounts from International
               Business Machines Corporation as Concentration  Account Debtor is
               95%

               (iii)  100%  of  the  Customer's   inventory  in  the  Customer's
               possession  as of the date of  determination  as reflected in the
               Customer's most recent Collateral  Management Report constituting
               Products  (other than service parts)  financed  through a Product
               Advance by IBM Credit, provided,  however, IBM Credit has a first priority security interest in such Products and such Products are new and in  un-opened  boxes.  The value to be  assigned  to such inventory shall be based upon the Authorized  Supplier's  invoice price  to  Customer  for  Products  net of all  applicable  price reduction  credits.

               (iv)  up to 35% of  the  value  of  Customer's  inventory  in the
               Customer's   possession  as  of  the  date  of  determination  as
               reflected and identified in the Customer's most recent Collateral
               Management Report constituting Products designated by Customer as
               "Cable" and not financed through a Product Advance by IBM Credit, provided,  however,  IBM  Credit  has a first  priority  security interest  in  such  Products  and  such  Products  are new and in un-opened boxes. The value to be assigned to such inventory shall be determined by commercially  reasonable  methods, in IBM's sole discretion.

               (v) up to  25%  of  the  value  of  Customer's  inventory  in the
               Customer's   possession  as  of  the  date  of  determination  as
               reflected in the  Customer's  most recent  Collateral  Management
               Report  constituting  Products  not  financed  through  a Product
               Advance by IBM Credit, provided,  however, IBM Credit has a first priority security interest in such Products and such Products are new and in  un-opened  boxes.  The value to be  assigned  to such inventory shall be determined by commercially reasonable methods, in IBM's sole discretion.

        (C)    Product Financing Charge:  Prime Rate plus 0.25%

        (D)    Product Financing Period:  70 days

                                  Page 1 of 23

        (E)    Collateral Insurance Amount:  Five Million Dollars ($5,000,000.00)

        (F)    A/R Finance Charge:

               (i)   PRO Advance Charge:  Prime Rate plus 0.25%

               (ii)  WCO Advance  Charge:  Prime Rate plus 0.25%

               (iii) Takeout Advance Charge:  Prime Rate plus 0.25%

        (G)    Delinquency Fee Rate: Prime Rate plus 6.500%

        (H)    Shortfall Transaction Fee:  Shortfall Amount multiplied by 0.30%

        (I)    Free Financing Period Exclusion Fee: Product Advance  multiplied by 0.25%

        (J)    Other  Charges.

               (i)    Application Processing Fee: $25,000.00 (rec'd 7-28-00)

               (ii)   Annual Renewal Fee:  $20,000.00

               (iii)  Closing Fee:  $50,000.00 (rec'd 11-13-00)

                                  Page 2 of 23

II.  BANK ACCOUNT

Customer's  Lockbox(es)  and  Special  Account(s)  will  be  maintained  at  the following Bank(s):

        Name of Bank:         FLEET BANK
        Address:              400 Hamburg Turnpike
                              Wayne, NJ 07470
        Phone:                (201) 251-5289
        Lockbox  Address:     Box 31633  Hartford,  Conn  06150-1633
        Special  Account #:   ABA# 021200339
                              ACCNT# 2017208090

--------------------------------------------------------------------------------

        Name of Bank:
        Address:

        Phone:
        Lockbox Address:
        Special Account #:

--------------------------------------------------------------------------------

        Name of Bank:
        Address:

        Phone:
        Lockbox  Address:
        Special Account #:

--------------------------------------------------------------------------------

        Name of Bank:
        Address:

        Phone:
        Lockbox Address:
        Special Account #:

                                  Page 3 of 23

III. FINANCIAL COVENANTS:

Definitions: The following terms shall have the following respective meanings in this  Attachment. All amounts shall be determined in accordance  with  generally accepted accounting principles (GAAP).

        "Consolidated Net Income" shall mean, for any period, the net income (or loss),  after taxes, of Customer on a consolidated basis for such period determined in accordance with GAAP.

        "Current"  shall mean within the ongoing  twelve month period.

        "Current  Assets"  shall mean assets that are cash or expected to become cash within the ongoing twelve months.

        "Current Liabilities" shall mean payment obligations resulting from past or current  transactions  that  require  settlement  within the  ongoing twelve month period.  All indebtedness to IBM Credit shall be considered a Current  Liability  for purposes of  determining  compliance  with the
        Financial Covenants.

        "EBITDA" shall mean, for any period  (determined on a consolidated basis in accordance with GAAP),  (a) the  Consolidated  Net Income of Customer for such period,  plus (b) each of the following to the extent reflected as an expense in the determination of such Consolidated Net Income:  (i)
        the  Customer's  provisions  for taxes based on income for such  period;
        (ii)  Interest  Expense  for such  period;  and (iii)  depreciation  and amortization  of tangible  and  intangible  assets of Customer  for such period.

        "Fixed Charges" shall mean, for any period,  an amount equal to the sum, without  duplication,  of the  amounts  for such as  determined  for the
        Customer  on a  consolidated  basis,  of  (i)  scheduled  repayments  of
        principal  of  all  Indebtedness  (as  reduced  by  repayments   thereon
        previously made), (ii) Interest Expense, (iii) capital expenditures (iv)
        dividends, (v) leasehold improvement expenditures and (vi) all provisions for U.S.  and non U.S.  Federal,  state and local taxes.

        "Fixed Charge Coverage Ratio" shall mean the ratio as of the last day of any fiscal period of (i) EBITDA as of the last day of such fiscal period to (ii) Fixed  Charges.

        "Interest   Expense"   shall  mean,   for  any  period,   the  aggregate
        consolidated  interest expense of Customer during such period in respect of  Indebtedness  determined on a consolidated  basis in accordance with
        GAAP,  including,  without  limitation,  amortization  of original issue discount on any  Indebtedness and of all fees payable in connection with the incurrence of such  Indebtedness (to the extent included in interest expense),  the interest portion of any deferred  payment  obligation and the interest  component of any capital  lease  obligations.

        "Long Term" shall mean beyond the ongoing  twelve  month  period.

        "Long Term Assets"  shall mean assets that take longer than a year to be converted  to cash.  They are  divided  into four  categories:  tangible assets, investments,  intangibles and other.

        "Long Term Debt" shall mean payment  obligations of  indebtedness  which mature more than twelve months from the date of determination, or mature within  twelve  months from such date but are renewable or extendible at the option of the debtor to a date more than twelve months from the date of  determination.

        "Net Profit after Tax" shall mean Revenue plus all other  income,  minus all costs,  including  applicable  taxes.

                                  Page 4 of 23

        "Revenue"  shall  mean  the  monetary  expression  of the  aggregate  of products or services  transferred  by an enterprise to its customers for which  said  customers  have paid or are  obligated  to pay,  plus other income  as  allowed.

        "Subordinated Debt" shall mean Customer's  indebtedness to third parties as evidenced by an executed  Notes  Payable  Subordination  Agreement in favor of IBM Credit.

        "Tangible  Net Worth" shall mean:

               Total Net Worth minus;

                    (a) goodwill,  organizational  expenses,  pre-paid expenses,
                    deferred   charges,   research  and  development   expenses,
                    software development costs, leasehold expenses,  trademarks,
                    trade  names,  copyrights,   patents,  patent  applications,
                    privileges,  franchises, licenses and rights in any thereof, and other similar  intangibles  (but not including  contract
                    rights)  and  other  current  and   non-current   assets  as
                    identified  in  Customer's  financial  statements;

                    (b)  all  accounts  receivable  from  employees,   officers,
                    directors,   stockholders   and  affiliates;   and

                    (c) all callable/redeemable  preferred stock.

               "Total  Assets"  shall mean the total of Current  Assets and Long
               Term  Assets.

               "Total  Liabilities" shall mean the Current  Liabilities and Long
               Term Debt less Subordinated Debt,  resulting from past or current transactions,  that require settlement in the future.

               "Total  Net  Worth"  (the  amount  of  owner's  or  stockholder's ownership in an  enterprise) is equal to Total Assets minus Total
               Liabilities.

               "Working   Capital"  shall  mean  Current  Assets  minus  Current
               Liabilities.

Customer  will  be  required  to  maintain  the  following   financial   ratios,
percentages  and amounts as of the last day of the fiscal period under review by
IBM Credit:

                                                 Covenant
              Covenant                           Requirement
              --------                           -----------

        (i)   Revenue on an Annual Basis
              (i.e. the current fiscal           Greater than Zero and
              year-to-date  Revenue annualized)  Equal to or Less than 40.0:1.0 to Working Capital

        (ii)  Net Profit after Tax to Revenue    Equal to or Greater than
                                                 zero percent

        (iii) Total  Liabilities  to Tangible    Greater than Zero and
              Net Worth                          Equal to or Less than  6.0:1.0

        (vi)  Fixed  Charge  Coverage  Ratio     Equal to or Greater than
                                                 1.25:1.0 for fiscal year ending
                                                 4/30/2000; 1.50:1.0 for fiscal
                                                 year ending  4/30/2001;
                                                 1.75:1.0 for fiscal year ending
                                                 4/30/2002 and thereafter.
                                                 Covenants re to   be  measured
                                                 quarterly.

                                  Page 5 of 23

IV.  ADDITIONAL  CONDITIONS  PRECEDENT  PURSUANT  TO  SECTION  5.1 (J) OF THE
     AGREEMENT:

   o Executed Blocked Account Amendment;

   o Executed Corporate Guaranty of Datatec Systems, Inc.;

   o Executed Corporate Guaranty of HH Communications, Inc.;

   o Fiscal  year-end  financial  statements of Customer as of end of Customer's prior fiscal year audited by an independent certified public accountant;

   o A  Certificate  of Location of  Collateral  whereby the Customer  certifies where  Customer  presently  keeps or sells  inventory,  equipment and other tangible Collateral;

   o Subordination or Intercreditor  Agreements from all creditors having a lien which is superior to IBM Credit in any assets that IBM Credit  relies on to satisfy  Customer's  obligations to IBM Credit;

   o Listing of all  creditors  providing  accounts  receivable  financing to
     Customer;

   o A  Collateral  Management  Report in the form of  Attachment F as of the
     Closing Date;

   o A Compliance  Certificate  as to Customer's  compliance  with the financial covenants set forth in Attachment A as of the last fiscal month of Customer for which financial statements have been published;

   o An  Opinion  of  Counsel  substantially  in the  form and  substance  of
     Attachment H whereby the Customer's counsel states his or her opinion about the  execution,  delivery  and  performance  of  the  Agreement  and  other documents  by  the  Customer;

   o A Corporate Secretary's Certificate substantially in the form and substance of  Attachment I  certifying  to, among other  items,  the  resolutions  of
     Customer's  Board  of  Directors  authorizing  borrowing  by  Customer;

   o Termination  or release of Uniform  Commercial  Code  filing by another creditor as required  by IBM  Credit;

   o A copy of an all-risk insurance certificate pursuant to Section 7.8 (B)
     of the Agreement;

   o Executed Letter of Direction;

   o Executed Letter of Notification;

   o Executed   Acknowledgment   of  Payment  and   Termination   from   Finova;

                                  Page 6 of 23

                              IWCF ATTACHMENT B TO
                INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT
                               ("IWCF AGREEMENT")

  CUSTOMER:  DATATEC INDUSTRIES INC.

I.   LIENS: FINOVA CAPITAL CORP., EDA

II.  LOCATIONS OF OFFICES, RECORDS AND INVENTORY:

     (A)  PRINCIPAL PLACE OF BUSINESS AND CHIEF EXECUTIVE OFFICE:

          23 MADISON ROAD, FAIRFIELD, NJ 07004
          CEO: ISAAC GAON

     (B)  LOCATIONS OF ASSETS, INVENTORY AND EQUIPMENT (INCLUDING WAREHOUSES):

          LOCATIONS                          LEASED (Y/N)
          ---------                          ------------

          SEE ATTACHED LISTING

III. FICTITIOUS NAMES:

     D/B/A DATATEC SYSTEMS, INC.

IV:  ORGANIZATION:

     (A)  SUBSIDIARIES:

          NAME        JURISDICTION            OWNER       % OWNERSHIP
          ----        ------------            -----       -----------
          N/A

     (B)  AFFILIATES:

          NAME                                         CAPACITY
          ----                                         --------
          DATATEC SYSTEMS, INC.                        PARENT
          eDeploy.Com, Inc.                            SISTER
          HH COMMUNICATIONS                            SISTER
          DATATEC SYSTEMS, CANADA, LTD.                SISTER

V.   JUDGMENTS:

     N/A

VI.  ENVIRONMENTAL MATTERS:

     N/A

VII. INDEBTEDNESS:

     FINOVA CAPITAL CORP.     LINE OF CREDIT            $14,000,000
     FINOVA CAPITAL CORP.     TERM LOAN                 $   200,000
     PLAN C, LLP.             NOTE                      $ 1,390,000
     EDA LOAN                                           $   250,000

SCHEDULE OF PROPERTY LEASES

          AREA OFFICE                                                                                               OCCUP.
            LANDLORD                                                   AREA LOCATION                                DATE
            --------                                                   -------------                                ----

ATLANTA                                                          1275 ALDERMAN DRIVE, ALPHARETTA, GA 30202          12/1/94
                                                                 LEASE TERM: 12/94 - 12/2014
                                                                                                                     1/1/98
PEACH STATE PROPERTIES, INC., REX BAKER, JR. PROPERTY MGR
RENT CHECK: SUNRISE SQUARE, LC                                                                                        3/1/99
1820 INDEPENDENCE SQUARE, STE A, DUNWOODY GA 30338                CPI INCR. 2.6%.  $466.57                           12/1/99

BOSTON                                                           ONE TECH CIRCLE, NATICK, MA 01760                   9/1/94
LEASE PAYMENTS TO:                                               LEASE TERM: 9/1/94 - 8/31/89
YOUNG REAL ESTATE LLC
16 PRESCCOTT ST., P.O. BOX 81385                                 LEASE TERM:  9/1/99 -8/31/01                        RENEWAL
WELLESLEY, MA 02481                                              180 DAYS WRITTEN NOTICE TO TERMINATE
                                                                                                                     ADD'L RENT

CHICAG0                                                          2100 WESTERN COURT, LISLE, IL                        4/1/97
CHECKS PAYABLE TO: LBC-LCA, L.L.C.                               LEASE TERM: 4/1/97 - 3/31/03
LBC-LCA, L.L.C.-2100 WESTERN COURT
C/O PRTICHETT REALTY CORPORATION
277 FINLEY ROAD #23, DOWNERS GROVE, OL 60515-1037

LANDLORD RECAPTURING AREAS SET FORTH AS COMMON DOCK
ON EXHIBIT B & C OF THE LEASE - BASE RENT, TAXES & EXPENSES
TO BE ADJUSTED AND EFFECTIVE AS OF JUNE 1 1999.

COLUMBUS*                                                        960 CRUPPER AVENUE, SUITE 966,                       4/1/96
ALLSTATE LIFE INSURANCE CO                                       COLUMBUS, OH 43229
ALLSTATE PLAZA G5-B,                                             LEASE TERM: 4/1/96 -3/31/01
NORTH BROOK, OL 60062

DALLAS                                                           1100 JUPITER ROAD, SUITE 140, PLANO, TX             10/1/95
JUPITER TECH CTR                                                 LEASE TERM: 10/l/95-10/31/00                        10/1/96
c/o JSC REALTY SERVICES, INC.                                                                                        10/1/97
3860 WEST NORTHWEST HWY, SUITE #400, DALLAS, TX 75220                                                                10/1/98
                                                                                                                      5/1/99
                                                                                                                      5/1/00
                                                                                                                      5/1/01
                                                                                                                      5/1/02
                                                                                                                      5/1/03

              AREA OFFICE                                   LEASE         MONTHLY      DUE            SQUARE FOOTAGE
               LANDLORD                                     TERM            RENT       DATE   OFFICE      WHSE     STAG.   TOTAL
               --------                                     ----            ----       ----   ------      ----     -----   -----

ATLANTA                                                                    $15,852.00   1ST   17,000    1,000             18,000

                                                            QTLY PROP ASS  $   155.66
PEACH STATE PROPERTIES, INC., REX BAKER, JR. PROPERTY MGR
RENT CHECK: SUNRISE SQUARE, LC                              NEW OWNERS     $17,522.00   1ST
1820 INDEPENDENCE SQUARE, STE A, DUNWOODY GA 30338                         $17,977.57

BOSTON                                                                     $ 2,500.00   1ST   4,400     1,000              5,400
LEASE PAYMENTS TO:                                          TAXES          $   375.00
YOUNO REAL ESTATE LLC                                       OPE               TBD
16 PRESCCOTT ST., P.O. BOX 81385                            9/1/99-8/3/01  $ 3,000.00
WELLESLEY, MA 02481                                         TAXES          $   375.00
                                                            INSURANCE EXP.

CHICAG0                                                     YR 97-98       $13,685.64   1ST   15,277                      15,277
CHECKS PAYABLE TO: LBC-LCA, L.L.C.                          OPE '98        $ 2,597.09
LBC-LCA, L.L.C.-2100 WESTERN COURT                          TAXES '98      $ 1,909.63
C/O PRTICHETT REALTY CORPORATION                            YR 98-99       $14,096.21
277 FINLEY ROAD #23, DOWNERS GROVE, OL  0515-1037           YR 99-00       $14,519.10
                                                          6/1/99 ADJ.RENT  $14,230.18
LANDLORD RECAPTURING AREAS SET FORTH AS COMMON DOCK         YR 00-01       $14,954.67
ON EXHIBIT B & C OF THE LEASE - BASE RENT, TAXES & EXPENSES YR 01-02       $15,403.31
TO BE ADJUSTED AND EFFECTIVE AS OF JUNE 1 1999.             YR 02-03       $15,865.41
                                                            OPE RATE         #REF!
                                                             TAXES         $ 1,909.63
                                                           6/1/99 TAX ADJ  $ 1,943.25
                                                               OPE         $ 2,597.09
                                                           6/1/99 OPE ADJ  $ 2,994.40

COLUMBUS*                                                   YRS 96-98      $ 3,100.55   1ST   5,233                        5,233
ALLSTATE LIFE INSURANCE CO                                   OPE '97       $ 1,033.52
ALLSTATE PLAZA G5-B,                                         OPE '98       $   781.00
NORTH BROOK, OL 60062                                         YR 99        $ 3,209.57
                                                            OPE/ADJ
                                                            YRS 00-01      $ 3,318.59
                                                            OPE/ADJ

DALLAS                                                      1ST YR         $ 4,144.00   1ST   4,663     2,596              7,259
JUPITER TECH CTR                                            2ND YR         $ 4,295.00
c/o JSC REALTY SERVICES, INC.                               3RD YR         $ 4,446.00
3860 WEST NORTHWEST HWY, SUITE #400, DALLAS, TX 75220       4TH YR         $ 4,597.00
                                                       RENT ADJ./IMPROVE   $ 4,991.00
                                                                           $ 5,142.00
                                                                           $ 5,293.00
                                                                           $ 5,444.00
                                                                           $ 5,595.00

SCHEDULE Of PROPERTY LEASES

          AREA OFFICE                                                                                               OCCUP.
            LANDLORD                                                   AREA LOCATION                                DATE
            --------                                                   -------------                                ----
FAIRFIELD*                                                        23 MADISON ROAD, FAIRFIELD, NJ 07004             2/1/90
                                                                  LEASE TERM: 2/1/90-5/31/00
                                                                  LEASE TERM: 1/1/97-12/31/06-4TH AMENDMENT        1/1/97
GLENBOR0UGH PROPERTIES, L.P.
ONE GATEHALL DRIVE
PARSIPPANY, NJ 07054
PHONE: 973/539-0577

FLORIDA                                                           20283 STATE ROAD 7
                                                                  SUITE 300
CORPORATE EXECUTIVE STES INC                                      BOCA RATON, FLORIDA 33498
1900 NW CORPORATE BLVD                                            LEASE TERM: JUNE 1 1999
ROCA RATON, FLA 33431

LAKEWOOD                                                          12345 W. ALAMEDA PKWY
                                                                  STE 202 & 208, LAKEWOOD, CO 80228
HARTLEY NYE VENTURES, LLC                                         LEASE TERM: 5/1/99-4/30/02                       5/1/99
12345 WEST ALAMEDA PKWY, STE 212
LAKEWOOD, CO 80228

ONTARIO. CALIFORNIA*                                              1903 LYNX PLACE, BUILDING 11
                                                                  ONTARIO, CALIFORNIA 91761
SAFARI BUSINESS CENTER                                            LEASE TERM: 3/1/99 - 2/28/00
2020 LYNX TRAIL,
ONTARIO, CALIFORNIA 91761

LA                                                                1451 EDINGER,UNIT E, TUSTIN, CA
                                                                  LEASE TERM: 6/1/97-5/31/02
TUSTIN PACIFIC COMMERE CENTER                                                                                      6/1/97
C/O CORELAND CARLSON
P.O. BOX 807, TUSTIN, CA 92781-807
NEWPORT BEACH, CA 92660

MINNEAPOLIS                                                       4640 WEST 77TH STREET, STE. 234                  SEC DEP
                                                                  EDINA, MN 55435
WEST 77 PENTAGON PARK LLC                                         LEASE TERM:  3/1/97-3/1/00
NORCO CORP, NW 7260, P.O. BOX 1450
MINNEAPOLIS, MN 55485-7260
PHONE:  612/820-1600  FAX:  612/820-1620

              AREA OFFICE                               LEASE         MONTHLY      DUE            SQUARE FOOTAGE
               LANDLORD                                 TERM            RENT       DATE   OFFICE      WHSE     STAG.   TOTAL
               --------                                 ----            ----       ----   ------      ----     -----   -----

FAIRFIELD*                                                                         1ST     6,000      7,000    23,000  36,000

                                                       YRS 97-03      $29,583.33   1ST
GLENBOR0UGH PROPERTIES, L.P.                           YRS 04-06      $32,541.67
ONE GATEHALL DRIVE                                      CAM '98       $ 7,710.00
PARSIPPANY, NJ 07054                                    CAM '99       $      -
PHONE: 973/539-0577                                     CAM '00       $ 7,815.94

FLORIDA                                                               $ 1,931.83
                                                                      $ 1,931.83
CORPORATE EXECUTIVE STES INC                           SECURITY =     $ 1,000.00
1900 NW CORPORATE BLVD
BOCA RATON, FLA 33431

LAKEWOOD                                            SEC.DEP STE #117
                                                      BASE RENT       $ 3,000.00   1ST
HARTLEY NYE VENTURES, LLC                              36 MOS         $ 3,080.00
12345 WEST ALAMEDA PKWY, STE 212
LAKEWOOD, CO 80228

ONTARIO, CALIFORNIA*                                SEC DEP
                                                    BASE RENT         10,185.05   1ST                         23,535  23,535
SAFARI BUSINESS CENTER                             RENT INCLUDES
2020 LYNX TRAIL,                                     $50.00
ONTARIO, CALIFORNIA 91761                            $15.00

LA

TUSTIN PACIFIC COMMERE CENTER                        MOS 1-12         $ 3,600.00   1ST    5,996                        5,996
C/O CORELAND CARLSON                                   CAM                598.86
P.O. BOX 807, TUSTIN, CA 92781-807                    TAXES
NEWPORT BEACH, CA 92660                               MOS 13-24       $ 3,780.00
                                                      MOS 25-36       $ 3,970.00
                                                      MOS 37-48       $ 4,165.00
                                                      MOS 49-60       $ 4,375.00

MINNEAPOLIS                                                           $ 1,172.42          1,279                        1,279
                                                        97-00         $   959.25
WEST 77 PENTAGON PARK LLC                              OPE/TAXES '97  $   783.39
NORCO CORP, NW 7260, P.O. BOX 1450                     OPE/TAXES '98  $ 1,007.12
MINNEAPOLIS, MN 55485-7260
PHONE:  612/820-1600  FAX:  612/820-1620

          AREA OFFICE                                                                                   OCCUP.
            LANDLORD                                                   AREA LOCATION                    DATE
            --------                                                   -------------                    ----

NORTH CAROLINA*                                                  386 Crawford Road
                                                                 Statesville, NC 28625
Payable to Crawford Road, LLC                                    LEASE TERM: 9/l/99-8/31/11             SEC DEP
W. Dirk Johnston                                                                                           RENT
3529 Helms Road, Lancaster, SC 29720                                                                       RENT
803/283-4484                                                                                               RENT
                                                                                                           RENT        6TH YR
                                                                                                           RENT        9TH YR
                                                                                                           RENT        10TH YR
                                                                                                           RENT        11TH YR
                                                                                                           RENT        12TH YR
                                                                                                           RENT
                                                                                                           RENT
                                                                                                           RENT

PARSIPPANY, NJ*                                                   2 CRANBERRY ROAD
BAYSTATE MOVING SYSTEM, INC. (SUB-LESSOR)                         LEASE TERM: 7/1/99-10/30/00
P.O. BOX 210                                                                                            7/1/99
CHICOPEE, MA 01021

AVR REALTY COMPANY (LANDLORD)                                    LEASE TERM:  11/01/00-10/31/02         10/1/00
ONE EXECUTIVE BLVD                                                                                      ANNUAL FIXED
YONKERS, NY 10701                                                                                        & ADD'L RENT

PHOENIX, ARIZONA                                                 5050 NO. 19TH AVENUE, SUITE 105        11/24/99
                                                                 LEASE TERM: 11/1/99-11/1/00
BARCLAY ASSOCIATES
300 DRAKES LANDING ROAD, SUITE 100
GREENBRAE, CA 94904-3121

SAN JOSE                                                         48860 MILMONT DRIVE, STE 108/109C,     5/1/97
BEDFORD PROPERTIES INVESTORS INC.                                FREMONT, CA 94539
270 LAFAYETTE CIRCLE                                             LEASE TERM: 5/1/97-6/l/02
LAFAYETTE, CA 94549                                                                                    4/11/97

*OFFICES THAT MAINTAIN INVENTORY

              AREA OFFICE                             LEASE         MONTHLY      DUE            SQUARE FOOTAGE
               LANDLORD                               TERM            RENT       DATE   OFFICE      WHSE     STAG.      TOTAL
               --------                               ----            ----       ----   ------      ----     -----      -----

NORTH CAROLINA*

Payable to Crawford Road, LLC                        9/1/99         $  134,000                               95,060     95,060
W. Dirk Johnston                                   1ST MO. 9/1/1999 $37,408.75
3529 Helms Road, Lancaster, SC 29720               2ND/3RD YR       $38,004.57
803/283-4484                                          4TH YR        $40,284.84
                                                      5TH YR        $41,493.39
                                                      6TH YR        $42,738.19
                                                      7TH YR        $44,020.33
                                                      8TH YR        $45,340.94
                                                      9TH YR        $46,701.17
                                                     10TH YR        $48,102.21
                                                     11TH YR        $49,545.27
                                                     12TH YR        $51,031.63

PARSIPPANY, NJ*                                    RENT $1/SQ FT      $10,327.00
BAYSTATE MOVING SYSTEM, INC. (SUB-LESSOR)            SEC DEP                       1ST
P.O. BOX 210                                        7/1/99-10/30/00   $18,206.83
CHICOPEE, MA 01021                                 CAM/RE TAXES       $ 5,958.60

AVR REALTY COMPANY (LANDLORD)                       SEC DEP           $20,250.OO                               39,724   39,724
ONE EXECUTIVE BLVD                                 $238,344.00        $19,862.00
YONKERS, NY 10701

PHOENIX, ARIZONA                                  SEC DEP + 1ST MO.
                                                  11/1/99-11/1/00     $   998.17   1ST      904                            904

BARCLAY ASSOCIATES
300 DRAKES LANDING ROAD, SUITE 100
GREENBRAE, CA 94904-3121

SAN JOSE                                          MOS 1-30            $ 6,210.00   1ST    4,600                          4,600
BEDFORD PROPERTIES INVESTORS INC.                 MOS 31-60           $ 6,400.00
270 LAFAYETTE CIRCLE                               OPE                $   874.00
LAFAYETTE, CA 94549                              SEC DEP              $ 6,440.00

*OFFICES THAT MAINTAIN INVENTORY          TOTAL SQ FT                             65,352    11,596    181,319   258,267

                               IWCF ATTACHMENT C
      INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")

                             COMPLIANCE CERTIFICATE

TO:  IBM CREDIT CORPORATION
     ______________________
     ______________________

The undersigned authorized officers of DATATEC INDUSTRIES, INC. ("Customer"), hereby certify on behalf of the Customer, with respect to the Inventory and
Working Capital Financing Agreement executed by and between DATATEC INC. and IBM
Credit Corporation ("IBM Credit") on 11/13 , 2000, as amended from time to time
(the "Agreement"), that (A) 7/31/00 has been in compliance for the period from
7/31, 2000 to 11/13, 2000 with the financial covenants set forth in
Attachment A to the Agreement, as demonstrated below, and (B) no Default has occurred and is continuing as of the date hereof, except, in either case, as set forth below. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

I. FINANCIAL COVENANTS:

      Covenant                    Covenant Requirement                     Covenant Actual
      --------                    --------------------                     ---------------

(i)   Annualized Revenue           Greater than Zero and                   10.4 : 1.0
      to Working Capital           Equal to or Less than 25.0:1.0

(ii)  Net Profit after Tax         Equal to or Greater than                .37%
      to Revenue                   zero percent

(iii) Total Liabilities to         Greater than Zero and                   1.24 : 1.0
      Tangible Net Worth           Equal to or Less than 4.0:1.0

(iv)  Fixed Charge                 Equal to or Greater than 1.25:1.0
      Coverage Ratio               for fiscal year ending 4/30/2000;       1.62 : 1.0
                                   1.50:1.0 for fiscal year ending
                                   4/30/2001; 1.75:1.00 for fiscal
                                   year ending 4/30/2002 and thereafter.
                                   Covenants to me measured quarterly.

                                  Page 8 of 23

                               IWCF ATTACHMENT C
      INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")
                                   (Continued)

II.  Calculation of Tangible Net Worth:

            Total Assets MINUS Total Liabilities            $28,884,187
 LESS:
            goodwill                                             0

            organizational expenses                              0

            prepaid expenses                                   $227,500

            deferred charges, etc.                           $2,953,209

            leasehold expenses                                $ 715,743

            all other                                        $1,651,007

            callable/redeemable preferred stock                  0

            officer, employee, director, stockholder           $ 49,163
            and affiliate receivables

                              Total Tangible Net Worth       $23,287,565

Attached hereto are Financial Statements as of and for the end of the fiscal
7/31/00 ended on the applicable date, as required by Section 7.1 of the
Inventory and Working Capital Financing Agreement. "These statements have been presented to Ed Kenny".

Submitted by:

     DATATEC, INDUSTRIES, INC.
     -------------------------
        (Customer Name)

By: /s/ Isaac Gaon
   --------------------------

Print Name: Isaac Gaon

Title: Chairman of the Board/CEO

                                  Page 9 of 23

                               IWCF ATTACHMENT D TO
                INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT

                               ("IWCF AGREEMENT")

                             Takeout Advance Option

       IWCF TAKEOUT ADVANCE Schedule of Repayments for Datatec Industries, Inc.

     * Number of  payments  will be One (1) with the  following  percents of the
     Takeout Advance amount due on the payment dates indicated below:

                                                 Percent of Takeout
            Payment #        Payment Date        Advance Amount Due:
            ---------        ------------        -------------------

            1                 12/05/2000             100.0%

            Total                                    100.0%

* Assumes 1 payments and takeout takes place on 09/05/2000

 Fee Schedule:

 -    IWCF Takeout Advance Financing Charge: Prime Rate plus 0.25%

 -    Delinquency Fee for late payment will be Prime Rate plus 6.500% on ADB.

                                 Page 10 of 23

                                  ATTACHMENT E

     IBM Global Financing

      IBM Global Financing is pleased to offer financing  solutions to qualified remarketers  purchasing  products  from the  following  manufacturers  and distributors.  Set forth below is the number of no charge  days  currently available  and are  subject  to change  without  notice.  The number of no charge days may vary or be  unavailable  on certain  products.  Additional details  describing  the specific  offerings can be obtained upon request.
      (Updated on 09/18/2000.)

Supplier                            No Charge Days   Supplier                                            No Charge Days
--------                            --------------   --------                                            --------------

Access Graphics, Inc. (ACC)              45          Cable & Connector Warehouse (CCW)                         30
Acer America, Inc. (ACE)                 30          Cabletron Systems, Inc. (CBL)                             45
Admor Memory LTD (ADM)                   45          Canon Computer Systems, Inc (CAN)                         45
Advanced Digital Information Corp. (ADI) 30          CDW Computers, Inc.                                       30
Advanced Micro Devices (AMI)             45          Centon Electronics, Inc (CEN)                             45
Advantage Memory Corporation (ADV)       45          CIE America, Inc. (CIE)                                   30
Agama Systems (AGA)                      30          Citizen America Corporation (CIT)                         45
Alltel Supply, Inc, (ALL)                30          CMS Enhancements, Inc (CMS)                               30
Alternative Technology, Inc (AT1)        30          Combined Technology Computer Corp. (CTE)                  45
Amax Engineering Corporation (AMX)       30          Compaq Computer Corporation (CPQ)                         30
Ameriquest Technologies, Inc. (AOS)      30          Compaq Partner Direct (CPD)                               30
Anixter, Inc. (ANI)                      30          Compucom Systems, Inc. (CPM)                              30
AOPEN America, Inc. (AOP)                45          Computer Graphics Technology, Inc. (CGT)                  30
Apple (APE)                              21          Comtech Micro System, Inc. (CTH)                          30
Applied Technology Ventures, Inc (ATV)   30          Concentric Systems, Inc (CNC)                             30
Aqua Systems, Inc. (AQA)                 30          Continental Technology, Inc. (CTI)                        30
Arrow Electronics, Inc. (ARR)            30          Comstor Corporation (CSR)                                 30
ASI Corporation, Inc. (ASI)              45          Cranel, Inc (CRA)                                         30
ATEC Group, Inc                          30          Creative Labs (CLB)                                       45
Attronica Computer, Inc (ATR)            45          CTX International, Inc. (CTX)                             30
Avnet, Inc. (AVN)                        30          Custom Edge, Inc. (ICM) - formerly Inacom Corp.           30
Bay Networks, Inc. (WEL)                 30          Dane-Elec Corporation (DAN)                               30
BCM Advanced Research, Inc (BCM)         30          Data I (DAI)                                              30
BDI Distributors, Inc. (BDI)             30          Data Security Services Corp. (DTS)                        30
Bell Microproducts, Inc. (BMI)           45          Datalink Corporation (DLC)                                45
Bostek, Inc. (BST)                       30          Data Storage Marketing (DSM)                              30
Brother International Corporation (BRO)  60          Datavision - Prologix, Inc. (DTA)                         30
Business Partner Solutions, Inc. (BPS)   45          Decision Support Systems, Inc (DSF)                       45

*This  document is for  informational  purposes  only and shall not be deemed to confer any rights or  obligations  on IBM Credit or any other party.  IBM Global
Financing  offerings are provided through IBM Credit  Corporation in the US, IBM
Canada Ltd. and other IBM subsidiaries or divisions worldwide.

Supplier                            No Charge Days   Supplier                                             No Charge Days
--------                            --------------   --------                                             --------------

Dell Marketing (DEL)                     45          IM&R Retail Sales (RRS)                                     30
Delta Products Corporation (DLT)         30          Ingram Alliance (Div. of Ingram Micro) (IAL)                30
D & H Distributing Company (DHD)         30          Ingram Micro, Inc. (ING)                                    30
Diamond Flower Instrument (DFI)          30          Initio Corporation (INI)                                    45
Diamond Multi Media Systems, Inc. (DMS)  30          International Computer Graphics, Inc. (ICG)                 30
Dickens Data Systems, Inc.-Atlanta (DDG) 30          Inteva Technologies, Inc. (ITI)                             30
Dickens Data Systems, Inc.-Dallas (DDT)  45          IT Xchange Corp. (ITX)                                      30
Digi International, Inc. (DGB)           30          Jaton Corporation (JAT)                                     30
Dolch American Instruments, Inc- (DOL)   30          Jones Business Systems, Inc. (JNS)                          30
DTK Technology, Inc. (DTK)               30          JVC Americas Corporation (JVC)                              30
Eastcom Inc. d/b/a Pine Tech (EAT)       30          JVC Imaging Division (JID)                                  75
En Pointe Technologies, Ink (EDT)        None        Kingston Technology Corp. (KTC)                             45
EMJ America, Inc. (EMJ)                  30          Kyocera Electronics, Inc. (KYO)                             45
Epson America, Inc. (EPS)                30          Lexmark International, Inc. (LEX)                           45
Equus Computer Systems, Inc. (EDU)       30          Logicare Inc. (LGC)                                         30
First Source International, Inc. (FSI)   45          MA Laboratories, Inc. (MAL)                                 30
FMG - Atlanta, Inc. (FMA)                30          Matrix Marketing Inc. (MAT)                                 30
FMG - New Jersey, Inc. (FMJ)             30          Max Group Corporation (MGC)                                 30
Fountain Technology, Inc. (FNT)          30          MCBA Systems, Inc. (MBA)                                    30
Fujitsu Computer Products of America (FUJ)60         McBride & Associates, Inc. (MCB)                            30
Gates / Arrow Distributing (GAT)         30          Golden Ram (Memory Products) (MPM)                          30
Gateway 2000 Corporation (GWT)           30          MemoSun, Inc. (MSN)                                         30
Government Technology Services, Inc (GTS)30          Merisel, Inc. (MER)                                         30
Graphics Technologies, Inc. (GTI)        30          Merisel Open Computing Alliance (MOCA)                      45
Greenleaf Distribution, Inc. (GLF)       30          MFP Technology Services, Inc. (MFP)                         30
H. Co. Computer Products, Inc. (HCO)     30          Microage Integration Co. (MEI) **                           30
Hartford Computer Group, Inc. (HAR)      30          Micron Electronics, Inc. (MCN)                              30
HB Corporation Group (HBC)               30          Microland Electronics Corp (MLD)                            30
Hewlett-Packard Company (HPP)-2 tier only30          MicroNet Technology (MNT)                                   45
Hitachi America, Ltd. (HAL)              30          Micro Distribution Center, Inc (MDC)                        30
Hitachi PC Corporation (HIT)             30          Micro Distribution Center of Kansas (MDK)                   30
Hotan Corporation, Inc. (HTN)            45          Micro Equipment Corporation, Inc. (MEC)                     30
HP ProCurve Networking Business (HPP)    45          Micro Supply, Inc. (MIS)                                    30
IBM Corporation (MO)                     45          Micro Technology Concepts (MTC)                             30
IBM Printing Systems Company (PEN)       45          MicroTouch Systems (MTH)                                    45
IBM Personal Systems Group (PCC)         30          Millenium Electronics, Inc. (MLE)                           30

*This  document is for  informational  purposes  only and shall not be deemed to confer any rights or  obligations  on IBM Credit or any other party.  IBM Global
Financing  offerings are provided through IBM Credit  Corporation in the US, IBM
Canada Ltd. and other IBM subsidiaries or divisions worldwide.

**Remarketer-paid fees

Supplier                                   No Charge Days   Supplier                                    No Charge Days
--------                                   --------------   --------                                    -------------

Mitsubishi Electronics America, Inc. (MIT)      45          Samsung Anerica, Inc. (SSA)                      30
Mitsui Advanced Media (MAM)                     30          Samsung Semiconductor, Inc. (SAS)                30
Mitsumi Electronics Corporation (MIM)           45          Samsung Electro-Mechanics America, Inc. (SEM)    30
Multi-Tech Systems, Inc. (MTS)                  45          Samsung Electronics America, Inc. (SAM)          30
NCR Corporation (NCR)                           45          Samsung Information Systems America, Inc. (SIS)  30
NEC Computer System Division (NCS)              45          Scansource, Inc. (SCA)                           30
NEC Mitsubishi Electronics Display of
    America, Inc. (NME)                         45          Scientific & Business Minicomputers, Inc. (SBM)  30
NEC Technologies, Inc. (NEC)                                Seagate Technology, Inc. (SGT)                   30
NEC Technologies, Inc. (NEC)                    60
  (for Storage Products and                                 Seneca Data Distributors Inc. (SEN)              30
Advance Media Divisions Only)                   30          Sharp Cash Registers (SHP)                       30
NECX.com, LLC. (NXC)                                        Sharp Copiers & Faxes (SHP)                      45
New Wave Technologies, Inc. (NWA)               30          Sharp Scanners/PTRS/PCs (SHP)                    45
Nexar Technologies, Inc. (NXR)                  30          Simple Technology Incorporated (SIM)             30
Nycom Technologies Distribution, Inc. (NTD)     45          Sidus Computer Corporation (SID)                 30
Opal Technologies, Inc. (OPL)                   30          Smart Modular Technologies, Inc. (SRT)           30
Optima Technology Corporation (OPT)             30          Sony Electronics, Inc. (SON)                     45
Orientec (ORI)                                  30          Southern Electronics Corporation (SED)           30
P&A Technology Inc. (PAT)                       30          Southland Micro Systems, Inc. (SOU)              30
Panasonic Communications and Systems Co (PCS)   30          Star Micronics (STA)                             45
Panasonic Industrial Company (PAN)              45          Sun Microsystems Computer Corporation (SUN)      45
Panasonic Personal Computer Company (PSC)       45          Sunnytech, Inc. (SNT)                            30
PC Wholesale (PWD)                              45          Supercom, Inc.(SCI)                              30
Peripheral Enhancement Corp (PER)               30          Symbios Logic, Inc. (SLI)                        30
Philips Components (PCO)                        30          Synnex Information Technologies, Inc. (IE/SIT)   30
Philips Consumer Electronics, Inc. (PCE)        30          Teac America, Inc. (TEA)                         45
Pinacor, Inc. (MIC)                             45          Tech Data Corporation (TEC)                      30
Pioneer-Standard Electronics, Inc. (PSE)        30          Tech 101 (TOA)                                   30
Pionex Technologies, Inc. (POI)                 45          Technology Works, Inc. (TCW)                     45
PNY Technologies, Inc. (PNY)                    30          Telxon Corporation (TXN)                         60
Powerstar, Inc. (POW)                           30          Tektronix, Inc. (TKT)                            45
Premio Computer, Inc. (CSI)                     30          Time Trend, Inc. (TIM)                           30
Procom Technology, Inc. (PTI)                   30          Toshiba America Information Systems, Inc. (TOS)  30
Pulsar Data Systems (PUL)                       30          Total Peripherals, Inc. (TOP)                    30
Quantum Corporation (QUA)                       30          Transcend Information, Inc. (TRA)                30
Riodan and Ross, Inc. (RAR)                     45          Trans America International (TAI)               None
RMOA-IT (RMO)                                   30          Twinhead Systems, Inc. (TWI)                     45
Sampo Technology, Inc. (STI)                    45          Tyan Computer Corporation (TYC)                  30
                                                30

*This  document is for  informational  purposes  only and shall not be deemed to confer any rights or  obligations  on IBM Credit or any other party.  IBM Global
Financing  offerings are provided through IBM Credit  Corporation in the US, IBM
Canada Ltd. and other IBM subsidiaries or divisions worldwide.

Supplier                                   No Charge Days   Supplier                             No Charge Days
--------                                   --------------   --------                             -------------

  Unigen Corporation (UNG)                          30     Wintec Industries Inc (WIN)              30
  US Robotics Mobile Communication Corp.(MEG)       45     Worldwide Discount Computers, Inc. (WDC) 30
  ViewSonic Corporation (VIE)                       30     Wyle Laboratories (WYL)                  45
  Viking Components, Inc. (VIK)                     45     Wyse Technology, Inc (WYS)               45
  VisionTek (VIS)                                   30     Xylan Corporation (XYL)                  30
  Westcon, Inc. (WCN)                               30     Yamaha Corporation (YAM)                 45
  Western Digital Corporation (WES)                 45     3 Com Corporation (3CO)                  30

*This  document is for  informational  purposes  only and shall not be deemed to confer any rights or  obligations  on IBM Credit or any other party.  IBM Global
Financing  offerings are provided through IBM Credit  Corporation in the US, IBM
Canada Ltd. and other IBM subsidiaries or divisions worldwide.

                                    ATT. "E"

                                                           Datatec Systems, Inc.
Memo

To:     Denise S. Dixon, A/R Analyst, IBM Global Financing

From:   Jim Inzalaco, Controller, Datatec Systems, Inc.

CC:     File

Date:   11/01/00

Re:     Vendors
--------------------------------------------------------------------------------

The following is a fist of those vendors, identified from your listing, that
Datatec Systems, Inc. is currently doing business with and their appropriate vendor number.

Alltel Supply - #1038

Anixter - #3262

CDW -#62840

Dell - #83478

PC Wholesale - #75775

                              IWCF ATTACHMENT F TO
      INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")

                     Customer (Legal Name)_________________
                       COLLATERAL MANAGEMENT REPORT (CMR)
                        Accounts as of: __________ (Date)

COLLATERAL STATUS:
-----------------                               Other       Gross       Advance     Net
                                                Values      Collateral  %           Collateral
                                                ------      ----------  --------    ----------

1.   Previous assigned AIR balance:                         $0
     (previous CMR line 4) Date:_ /_/_
2.   Additions to A/R (2A+B):                               $0
     A. New Billings                            $0
     B. Adjustments                             $0
3.   Deductions from A/R (3A+B+C):                          $0
     A. Cash Receipts                           $0
     B. Credits                                 $0
     C. Adjustments                             $0
4.   New Assigned A/R balance (1+2-3):                      $0
5.   A/R Aging Report (Date:_/__/__)                        $0
     **NEW ASSIGNED A/R BALANCE AND A/R AGING
     REPORT (LINES 4 AND 5) MUST BE EQUAL**
     -----------------------------------------  ------      ----------  --------    ----------
6.   Less Adjustments:                                      $0
     A. Unapplied Cash                          $0
     B. Other                                   $0
7.   Adjusted assigned A/R balance (4-6):                   $0
8.   Less Ineligible A/R:                                   $0
     A. A/R Over 90 Days                        $0
     B. 50% Rule                                $0
     C. Contra Accts (A/P offsets)              $0
     D. Other                                   $0
     E._________________                        $0
     F._________________                        $0
     G._________________                        $0
     H._________________                        $0
9.   Total Eligible A/R Collateral:                         $0          85%         $0
     (Line 7 - Line 8 X Advance Rate)
10.  Other A/R Collateral:
     A. IBM _______________                                 $0          95%         $0
     B. __________________                                  $0          $0          $0
11.  Inventory Collateral:
     A. IBM Credit Financed Eligible Inventory              $0          $0          $0
     B. Cable                                               $0          35%         $0
     C. Other Inventory                                     $0          25%         $0
12.  Other Collateral:
     A. RMA                                                 $0          $0          $0
     B. Price Protection                                    $0          $0          $0
     C. _______________                                     $0          $0          $0
     D. _______________                                     $0          $0          $0
13.  Total Net Eligible Collateral (9+10+11+12)                                     $0
     -----------------------------------------  ------      ----------  --------    ----------

                                 Page 12 of 23

LOAN STATUS:
-----------                                     Other       Gross       Advance     Net
                                                Values      Collateral  %           Collateral
                                                ------      ----------  --------    ----------

1.   Net IBM Credit Outstandings                            $0
     (1A-(B+C+D+E+F+G+H+I)+J)
     A. Gross IBM Credit Outstandings (RFS):    $0
          Less:                                 $0
     B. Suspense                                $0
     C. Disputes                                $0
     D. In Transit (_ Days)                     $0
     E. QSL/QSA                                 $0
     F. Other                                   $0
     G. ____________                            $0
     H. ____________                            $0
     I. ____________                            $0
          Plus:
     J. Product Received Not Billed (RNB)       $0
2.   Funds in Lockbox (2A+B)                                $0
     A. Cleared Funds (transferred not posted)  $0
     B. Unavailable Funds (float)               $0
3.   Loan Balance (Line 1 - Line 2)                         $0
4.   Collateral Excess/Shortfall:                           $0
     (Collateral Line 13 - Loan Line 3:
     (Loan balance available)
5.   Advances from IBM Credit to Customer                   $0
       (5A+B+C)
     A. Cash Advances from Lockbox              $0
     B. Cash Advances from IBM Credit           $0
     C. WCO Cash Advance                        $0
6.   New Adjusted O/S Balance (3+5)                         $0
7.   Remaining Credit Line Availability                     $0
     (Collateral Line 13 - Loan Line 6)
8.   WCO Payment Advance                        $0

Signatures:

____________________________________________
Authorized Customer Signature            (Date)

____________________________________________
IBM Credit Corporation                   (Date)

The  above  officer  or  delegated  individual  of_________________  certifies that he or she is authorized to provide this  information on behalf of ________
and  agrees  that to the  best of his or her  knowledge  the  information  is accurate.

                                 Page 13 of 23

DATATEC SYSTEMS, INC. (55004)
COLLATERAL MANAGEMENT REPORT (CMR)
Accounts as of: 11/13/00                               Report #: 2

         COLLATERAL STATUS                   OTHER VALUES      GROSS COLLATERAL VALUE       ADVANCE %       NET COLLATERAL VALUE

1.   Previous assigned A/R balance:
     (previous CMR line 4) Date: 10/31/00                             $23,380,702.00
2.   Additions to A/R (2A+B):                                            $236,936.08
     A. New Billings                         $236,936.08
     B. Adjustments                                $0.00
3.   Deductions from A/R (3A+B+C):                                       $137,560.08
     A. Cash Receipts                        $132,379.67
     B. Credits                                $5,180.41
     C. Adjustments
4.   New Assigned A/R balance (1+2-3):                                $23,480,078.00**
5.   A/R Aging Report (Date: 11/13/00)                                $23,480,078.00**
     ** New Assigned A/R Balance and A/R Aging Report (Lines 4 and 5) must equal.
6.   Less Adjustments:                                                         $0.00
     A. Unapplied Cash                             $0.00
     B. Other                                      $0.00
7.   Adjusted assigned A/R balance (4-6):                             $23,480,078.00
8.   Less Ineligible A/R:                                              $1,985,125.00 0.08
     A. A/R Over 90 Days (excluding IBM)    $1,640,150.00  7%
     B. IBM A/R Over 120 Days                 $344,975.00  1%
     C. 50% Rule                                    $0.00  0%
     D. Contra Accounts                             $0.00  0%
     E. COD                                         $0.00  0%
     F. Extended Terms                              $0.00  0%
     G.                                             $0.00  0%
     H. ______________                              $0.00  0%
9.   Total A/R Eligible Collateral                                    $21,494,953.00            85%              $18,270,710.05
     (Line 7 - Line 8 X Advance Rate)
10.  Other A/R Collateral
     A. IBM Acct's Receivable                                          $9,541,917.00            10%                 $954,191.70
     B. ______________                                                         $0.00             1%                       $0.00
11.  Inventory Collateral
     A. IBMGF Eligible Inventory                                               $0.00           100%                       $0.00
     B. Cable Inventory                                                $2,796,508.00            35%                 $978,777.80
     C. Other Inventory                                                $2,243,086.00            25%                 $560,771.50
12.  Other Collateral
     A. RMA                                                                    $0.00           100%                       $0.00
     B. Price Protection                                                       $0.00           100%                       $0.00
     C. Non-AR Deposits ___________                                        $1,312.50           100%                   $1,312.50
     D. _____________                                                          $0.00           100%                       $0.00
13.  Total Net Eligible Collateral (9+10+11+12)                                                                  $20,765,763.55

                                  Page 1 of 2

DATATEC SYSTEMS, INC. (55004)
COLLATERAL MANAGEMENT REPORT (CMR)
Accounts as of: 11/13/00                                 Report #: 2

            LOAN  STATUS                         OTHER VALUES     GROSS COLLATERAL VALUE     ADVANCE %     NET COLLATERAL VALUE

1.   Net IBM Credit Outstandings (1A-B-C-D-E-F-G-H-I+J)                   $15,870,428.25
     A. Gross IBM Credit Outstandings (RFS)    $15,996,828.25
Less:
     B. Suspense                                        $0.00
     C. Disputes                                        $0.00
     D. In Transit (1 Day)                        $126,400.00
     E. QSA                                             $0.00
     F. Other                                           $0.00
     G. In Transit (2 Days)                             $0.00
     H. ________________                                $0.00
     I. ________________                                $0.00
Plus:
     J. Product Received Not Billed (RNB)               $0.00
2.   Funds in Lockbox (2A+B)                                                       $0.00
     A. Cleared Funds (transferred not posted)          $0.00
     B. Unavailable Funds (float)                       $0.00
3.   Loan Balance (Line 1 - Line 2)                                       $15,870,428.25
4.   Collateral Excess/Shortfall (Collateral line 13 - Loan line 3):       $4,895,335.30
     (Loan balance available)
5.   Advances from IBM Credit to Customer (5A+B+C)                                 $0.00
     A. Cash Advance from Lockbox                       $0.00
     B. Cash Advance from IBM Credit                    $0.00
     C. WCO Cash Advance                                $0.00
6.   New Adjusted O/S Balance (Line 3 + Line 5)                           $15,870,428.25
7.   Remaining Credit Line Availability                                    $4,895,335.30
     (Collateral line 13 - Loan line 6)
8.   WCO Payment Advance                                $0.00

 SIGNATURES:

__________________________________________       __________________________________
 AUTHORIZED CUSTOMER SIGNATURE (DATE)            IBM CREDIT CORPORATION (DATE)

The above officer or delegated individual of the (Customer Legal Name) certifies that he/she is authorized to provide this information on behalf of (Customer
Legal Name) and agrees that to the best of his/her knowledge the information is accurate.

This faxed document ff introduced as evidence on paper in any Judicial, arbitration, mediation or administrative proceedings will be admissible as between the parties to the same extend and under the same conditions as other business records originated and maintained in documentary form and when so executed and delivered (whether by facsimile or otherwise) shall be an original

                                  Page 2 of 2

                                    ATT. "G"

                             DATATEC SYSTEMS, INC.

November 1, 2000

IBM Credit Corporation
P.O. Box 105061
Atlanta, GA 30348-9990

Gentlemen:

Please accept this document as a formal "Certificate of Location" for Datatec
Systems inventory locations as requested in the IWCF Agreement with IBM Credit
Corporation.  The locations are as follows:

California
----------

1903 Lynx Place, Building 11
Ontario, California 91761

North Carolina
--------------

386 Crawford Road
Statesville, NC 28625

New Jersey
----------

2 Cranberry Road
Parsippany, NJ 07054

Sincerely,

/s/ James J. Inzalaco
---------------------
James J. Inzalaco

                                  ATTACHMENT H

                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                    505 PARK AVENUE, NEW YORK, NEW YORK 10022
                                 (212) 753-7200

                                                               November 15, 2000

IBM Credit Corporation
1500 River Edge Parkway
Atlanta, GA 30328

                Re: Inventory and Working Capital Financing Agreement
                    -------------------------------------------------

Ladies and Gentlemen:

            We have acted as counsel for Datatec  Industries,  Inc.,  a Delaware corporation (the  "Borrower") in connection with (A) the execution and delivery of that certain Inventory and Working Capital Financing  Agreement,  dated as of
November 13, 2000 (the  "Financing  Agreement"),  by and among the Borrower and
IBM  Credit   Corporation   ("IBM  Credit"),   and  (B)  the  other  agreements,
instruments,  and documents executed and delivered by the Borrower in connection with the Financing Agreement. Unless otherwise defined herein, capitalized terms used herein  shall have the  meanings  ascribed  to such terms in the  Financing
Agreement.

            In this connection, we have examined the following documents:

            i.    The  Certificate  of  Incorporation  and  the  By-laws  of the
                  Borrower, each as amended to date;

            ii.   The records of the proceedings taken by the Board of Directors of the Borrower in connection  with the  execution,  delivery, and performance of the Financing Documents to which they are a party (as defined below);

            iii.  The Financing Agreement;

            iv.   The Contingent Blocked Account Amendment; and

            v.    Acknowledgment copies of the UCC-1 Financing Statements listed on Exhibit A

OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
November 15, 2000

                  hereto (the "Financing  Statements")  executed by the Borrower naming it as Debtor and IBM Credit as Secured  Party and filed in the offices set forth on Exhibit A;

            The  documents  referred to in clauses  (iii)  through (v) above are hereinafter referred to as the Financing Documents.

            In  our  examination,   we  have  assumed  the  genuineness  of  all
signatures,  the legal  capacity of natural  persons,  the  authenticity  of all documents submitted to us as originals,  the conformity to original documents of all  documents  submitted  to us as  certified or  photostatic  copies,  and the authenticity of the originals of such latter documents, and, regarding documents executed by parties  other than the  Borrower,  that those parties had the power and the  capacity to enter into,  execute,  deliver and perform all  obligations under such documents, the due authorization of all requisite action with respect to such  documents,  and the validity and binding  effect of such documents upon such other parties.

            As to any facts  material to this  opinion,  we have relied upon the representations  and  warranties  of  the  Borrower  contained  in  each  of the
Financing Documents,  and in certificates  delivered by the Borrower pursuant to each of the Financing Documents, statements, and representations of officers and other representatives of the Borrower, and, as to the matters addressed therein, certificates  or  correspondence  from  public  officials.  For  purposes of the opinion  set  forth in  Paragraph  4, the term  "Material  Contracts"  means the agreements  and  instruments  to which the  Borrower is subject  which have been identified  to us by officers of the  Borrower and set forth on Exhibit B hereto as the  agreements  and  instruments  which  are  material  to the  business  or financial condition of the Borrower;  and the term "Material Orders" means those orders and decrees to which the Borrower is subject  which have been  identified to us by  officers  of the  Borrower  and set  forth in  Exhibit C hereto as the orders and  decrees,  agreements,  and  instruments  which are  material  to the business or financial condition of the Borrower.

            As used herein, the term "UCC" refers to the Uniform Commercial Code as in effect in the State of New York.

            We are  members  of the bar in the State of New York and  express no opinion as to the laws of any other jurisdiction  except the General Corporation
Law of the  State of  Delaware  and the  federal  laws of the  United  States of
America.

            Based  on  the  foregoing,   and  subject  to  the  assumptions  and
qualifications set forth herein, we are of the opinion that:

            1. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the  jurisdiction  of its  incorporation  and is duly  qualified and  authorized to do business and in good standing as a foreign corporation in each jurisdiction where, to our knowledge, it

OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
November 15, 2000

presently is engaged in business and is required to be qualified.

            2. Borrower has all requisite  corporate  power and authority (a) to own,  lease,  and operate its properties and assets and to carry on its business as now being conducted;  and (b) to execute,  deliver, and perform the Financing
Documents to which it is a party.

            3. All  corporate  action on the part of the Borrower  requisite for the execution,  delivery, and performance of the Financing Documents to which it is a party has been duly taken.

            4. The execution,  delivery,  and performance by the Borrower of the
Financing  Documents to which it is a party will not (a) violate, be in conflict with,  result in the breach of, or constitute (with due notice or lapse of time, or both) a default  under (i) the  Certificate  of  Incorporation  or By-laws of
Borrower or any  resolution of its Board of Directors or any committee  thereof,
(ii) any  Material  Contract,  or (iii) any  federal  or state  law  (including, without  limitation,  environmental  or  occupational  health,  and safety law), regulation, rule, Material Order, or legal requirement of any federal, state, or public authority or agency applicable to Borrower; or (b) result in the creation or  imposition  of a lien of any nature  whatsoever  upon any of the  Borrower's property or assets other than as represented by the Financing Documents.

            5. Borrower has obtained any and all consents,  approvals,  or other
authorizations   required  to  be  obtained   pursuant  to  its  Certificate  of
Incorporation  and By-laws in  connection  with the  execution,  delivery,  and performance of the Financing Documents.  No consent,  approval, or authorization of or by any court,  administrative agency, other governmental authority, or, to our  knowledge,  any other Person is required in connection  with the execution, delivery,  and  performance by the Borrower of the Financing  Documents that has not already been obtained.

            6.  To  our  knowledge,  there  are  no  actions,   proceedings,  or
investigations  pending or threatened  against the Borrower  which  question the validity of the  Financing  Documents  to which it is a party or relating to the transactions contemplated thereby.

            7.  Each of the  Financing  Documents  has been  duly  executed  and delivered by duly authorized officers of the Borrower and constitutes the legal, valid, and binding obligation of the Borrower,  enforceable against the Borrower in accordance with its terms,  except that, in each case, (i) enforcement may be subject to and limited by  applicable  bankruptcy,  insolvency,  reorganization, moratorium,  or other laws now or  hereafter  in effect  relating to  creditors'
rights  generally,  (ii) the remedy of specific  performance  and injunctive and other forms of equitable relief may be subject to equitable  defenses and to the discretion of the court before which any proceeding therefor may be brought, and
(iii) certain of the remedial  provisions  including waivers with respect to the exercise of remedies against the Collateral contained in the Financing Documents may be  unenforceable  in whole or in part, but the inclusion of such provisions does not affect the validity of the Financing  Documents,  each taken as a whole and, the Financing  Documents,  each taken as a whole,  contain

OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
November 15, 2000

adequate  remedial  provisions  for the  practical  realization  of the security purported to be afforded thereby.

            8. The  Financing  Agreement  creates a valid  security  interest in favor of IBM Credit in the right,  title and  interest of the Borrower in and to the  Collateral  to the extent that  Article 9 of UCC is  applicable  thereto as security for the  obligations  purported to be secured  thereby.  The  Financing
Statements are in appropriate  form and upon filing thereof pursuant to UCC will result in the  perfection  of such  security  interest  in that  portion  of the collateral  in which a security  interest  is  perfected  by filing a  financing statement under UCC.

            9.  The  Borrower  is  not  an  "investment  company"  or a  company
"controlled"  by an "investment  company,"  within the meaning of the Investment
Company Act of 1940, as amended.

            The opinions in paragraph 8 are qualified by the following:

            (a) in the case of instruments (as such term is defined in Article 9 of the UCC) not  constituting  part of chattel paper (as such term is defined in
Article 9 of the UCC),  the security  interests of IBM Credit  therein cannot be perfected  by the filing of the  Financing  Statements  but will be perfected if possession thereof is obtained in accordance with the provisions of Article 9 of the UCC;

            (b) in the case of motor  vehicles for which  certificates  of title have been issued and for which the  exclusive  manner of  perfecting  a security interest is by noting IBM  Credit's  security  interest on the  certificates  of title in  accordance  with  applicable  New York or New Jersey law, IBM Credit's security  interest  therein  cannot be perfected by the filing of the  Financing
Statements but will be perfected if IBM Credit's security interest is so noted;

            (c) in the  case of  proceeds,  continuation  of  perfection  of IBM
Credit's security interest therein is limited to the extent set forth in Section
9-306 of the UCC;

            (d) in the case of all collateral in which the security interests of
IBM Credit have been perfected by the filing of Financing Statements,  Article 9 of the UCC requires the filing of continuation  statements  within the period of six months prior to the  expiration  of five years from the date of the original filings,  in order to maintain the  effectiveness  of the filings referred to in this paragraph; and

            (e) in the case of property that becomes  collateral  after the date hereof,  Section 552 of the Federal  Bankruptcy  Code limits the extent to which property acquired by a debtor after the commencement of a case under the Federal
Bankruptcy  Code may be subject to a security  interest  arising from a security agreement  entered  into by the  debtor  before the  commencement  of such case.

OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
November 15, 2000

            We call to your  attention that the perfection of the above security interests will be terminated  (i) as to any collateral  acquired by the Borrower more than four months  after the  Borrower so changes its name or identity as to make the  Financing  Statements  seriously  misleading,  unless new  appropriate financing statements indicating the new name, identity or corporate structure of the Borrower are properly  filed before the  expiration  of such four months and
(ii) as to any collateral consisting of accounts, four months after the Borrower changes its chief executive  office to a new  jurisdiction  unless such security interests are perfected in such new jurisdiction before such termination.

            (The  security  interests  referred  to in  paragraph  8  above  are referred to herein collectively as the "Security Interests".)

            The   foregoing   opinions  in   paragraph  8  are  subject  to  the
qualifications that we express no opinion as to:

                 (i) the Borrower's rights in or title to any Collateral; and

                 (ii) the validity or  perfection  of the Security  Interests as they  relate to any  interest  in or claim in or under any policy of  insurance, except a claim to proceeds  payable by reason of loss or damage under  insurance policies  maintained  by the Borrower with respect to equipment and inventory as required by and in compliance with the Subject Documents.

            The  opinions   set  forth  above  are  subject  to  the   following
qualifications:

            (a) Our  opinions in  paragraph 7 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally;

            (b) Our  opinions in  paragraph 7 above are subject to the effect of general  principles  of  equity,  including  (without  limitation)  concepts  of materiality,  reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law);

            (c)  Our   opinions  in   paragraph  7  above  are  subject  to  the
qualification that certain provisions of the Financing Documents relating to the grant of  security  interests  are or may be  unenforceable  in whole or in part under the laws of New York, but the inclusion of such provisions does not affect the  validity  of any  such  agreement  and  each  agreement  contains  adequate provisions  for the practical  realization  of the rights and benefits  afforded thereby;

            (d) In the case of chattel paper, notes or general  intangibles,  we call your attention  that the security  interest may be subject to the rights of accounts debtors or other payors, claims or defenses of account debtors or other payors or terms of agreements with account debtors or other

OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
November 15, 2000

payors;  and

            (e) We express no opinion as to (i) any of the  Financing  Documents insofar as they  authorize  IBM Credit to set off and apply any  deposits at any time held, and any other indebtedness at any time owing, by IBM Credit to or for account of the Credit  Parties,  (ii) the effect of the law of any  jurisdiction wherein  IBM  Credit may be located  or  wherein  enforcement  of the  Financing
Documents may be sought that limits the rates of interest legally  chargeable or collectible,  (iii)  provisions  of the  Financing  Documents  expressly,  or by
implication,   waiving  future  rights  or  benefits,   rights  or  defenses  to
obligations  granted  by  law  or  equity,  may  be  enforceable  under  certain circumstances where such waivers are against public policy or prohibited by law,
(iv) provisions of the Financing Documents which provide that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other rights or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more other remedies, and that any remedy or right may be exercised  without notice or failure to exercise or delay in  exercising  rights or remedies  will not operate as a waiver of any such right or remedy, (v) the consent of any party to the Financing Documents to the  jurisdiction of any court and (vi) the waiver of any party to the Financing
Documents to the right to a jury trial.

            This opinion is rendered solely to and for the benefit of IBM Credit in connection with the execution and delivery of the Financing Documents and may not be relied upon by any other person,  firm, or corporation  without our prior written consent, except that it may be furnished to any prospective purchaser of a  participation  in the rights of IBM Credit and may be furnished to and relied upon by any Person which hereafter acquires such a participation.

            This  opinion is limited to laws as  currently in effect on the date hereto and to the facts as they  currently  exist.  We assume no  obligation  to revise, supplement or otherwise update this opinion.

            We advise you that Robert H.  Friedman,  a member of our firm,  is a director,  optionholder and stockholder of the sole stockholder of the Borrower.
Other members of this firm are also  stockholders of the sole stockholder of the
Borrower.

                              Very truly yours,

                              /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                              OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP

November 15, 2000

                                   EXHIBIT A
                             TO OPINION OF COUNSEL

                            UCC-1 FINANCING STATEMENT

OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
November 15, 2000

                                   EXHIBIT B
                              TO OPINION OF COUNSEL

                               MATERIAL CONTRACTS

1.   1990 Stock Option Plan.
2.   1993 Consultant Stock Option Plan.
3.   Director's  Stock Option Plan.
4.   1996 Employee and  Consultant Stock  Option  Plan.
5.   1996  Stock  Option  Conversion  Plan.
6.   1996  Senior Executive  Stock Option Plan.
7.   2000 Stock Option Plan.
8.   1998 Employee  Stock Purchase  Plan.
9.   Form of Rights  Agreement,  dated as of  February  24,  1998,  between  the
     Company and Continental Stock Transfer & Trust Company.
10.  Employment  Agreement  dated May 1, 2000 between the Company and Isaac Gaon.
11.  Loan and  Security  Agreement  dated March 17, 1997 between the Company and
     Finova Capital Corporation.
12.  First  Amendment to Loan and  Security  Agreement  dated  December 15, 1999 between the Company and Finova Capital Corporation.
13.  Second  Amendment  to Loan and  Security  Agreement  dated  March 29,  2000 between the Company and Finova Capital Corporation.
14.  Stock  Purchase  Agreement  dated as of February  15, 1996 by and among the
     Company, David H. Tobey and Computer-Aided Software Integration, Inc.
15.  Stock Purchase  Agreement  dated March 9, 1998 by and among David H. Tobey, the Company and Computer-Aided Software Integration, Inc., which includes the  Form of Convertible  Promissory  Note as  Exhibit  A,  the  form of
     Registration   Rights  Agreement  as  Exhibit  B,  and  the  form  of
     Non-Competition Agreement as Exhibit C.
16.  Stock  Purchase  Agreement  dated  as of July  31,  1996 by and  among  the
     Company, Francis J. Frazel, Steven M. Grubner, Mark Herzog, George Terlizzi
     and HH Communications, Inc.
17.  Stock  Purchase  Agreement  dated as of October  31,  1996 by and among the
     Company,  Datatec Industries Inc. and Those Stockholders Listed on Schedule
     1.1 Thereto.
18.  Notes and Warrant Purchase  Agreement dated as of February 18, 1997, by and between the Company, Tinicum Investors and Frank Brosens (Exhibit A- Form
     of  Convertible  Note,  Exhibit  B Form of  Warrant,  Exhibit C- Form of
     Conditional Warrant).
19.  Securities Purchase Agreement, dated as of April 30, 1998, by and among the
     Company, Stark International and Shepherd Investments International,  Ltd.,
     which includes (i) the  Certificate of Designations of Series E Convertible
     Preferred Stock as Exhibit A, (ii) the

OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
November 15, 2000

     form of Common Stock  Purchase  Warrant  dated April 30, 1998 as Exhibit B, and (iii) the form of Registration Rights Agreement as Exhibit C.
20.  Common Stock Purchase  Agreement  dated January 7, 1994 by and among Direct
     Connect International, Inc., the Company and Ralph Glasgal.
21.  Stock Purchase  Agreement  dated July 25, 1997 by and among the Company and the Purchasers listed on the Signature Pages thereto.
22.  Stock Purchase  Agreement dated June 30, 1997 between the Company and Ralph
     Glasgal.
23.  Amended  and  Restated  License  Agreement  dated as of July 1, 1997 by and between  CASI and  Cumetrix  Data Systems  Corporation,  (formerly  Datanet
     International Incorporated).
24.  Stock Purchase  Agreement  dated February 25, 1999 by and among the Company and the Purchasers listed on the signature pages thereto.

OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
November 15, 2000

                                   EXHIBIT C
                             TO OPINION OF COUNSEL

                                 MATERIAL ORDERS

None

                              IWCF ATTACHMENT I TO
      INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")

              CORPORATE SECRETARY'S CERTIFICATE AS TO RESOLUTIONS
                      AUTHORIZING BORROWING BY CORPORATION

IBM CREDIT CORPORATION
1500 River Edge Pkwy.
Atlanta, GA 30328

I, Robert H.  Friedman  certify that I am the  Secretary of Datatec  Industries,
Inc. ("Customer") and that I am custodian of the Customer's organizational books and records,  including the minutes of the meetings of the  Customer's  Board of
Directors. I further certify as follows:

         1. Customer is a corporation organized under the laws of the State of
New Jersey, and has its principal place of business at 23 Madison Road, Fairfield,
NJ 07004.

         2. Customer is registered to conduct business or as otherwise  required in the following states and localities:

             Not Applicable

         3. True and complete copies of the Customer's Articles of Incorporation and By-laws ("Governing  Documents") are delivered  herewith,  together with all amendments and addenda thereto as in effect on the date hereof.

         4. The following is a true,  accurate and compared copy of a Resolution
(the  "Resolution")  adopted by the  Customer's  Board of Directors at a special meeting  thereof  held on due  notice  at  which  there  was  present  a  quorum authorized  to adopt the  Resolution  and the entire  proceedings  of which were proper and in accordance with the Customer's Governing Documents. The Resolution was duly  made,  seconded  and  unanimously  adopted,  remains in full force and effect and has not been  revoked,  annulled,  amended or  modified in any manner whatsoever,  and each authorization and empowerment  contained in the Resolution is permitted and proper under the Customer's Governing Documents:

"Resolved, that:

            (a) Each  executive  or  managing  officer  and agent of the Company
      (each an  "Authorized  Person") is and shall be authorized  and empowered,
      separately  or   collectively,   to  obtain   financing  from  IBM  Credit
      Corporation,  a  Delaware  corporation  ("IBM  Credit")  on  behalf of the
      Company,  from time to time,  in amounts and upon terms and  conditions as such Authorized Person deems proper, and for that purpose:  (1) to execute
      notes,   financing   statements  and  other  evidences  of  the  Company's
      indebtedness with respect thereto; (2) to enter into financing agreements, loan  agreements,  security  agreements,  pledge  agreements and any other agreements  with IBM Credit and third  parties  relating  to the terms and conditions  upon  which  any such  financing  may be  obtained  and to the security to be furnished  by the Company  thereof;  (3) to enter into,  as lessor or lessee,  or to assign or sell any interest  Company may have in, any lease or similar rental agreement; (4) to modify,  supplement or amend any such  agreements,  any such terms or conditions in such agreements and any such  security  therefor;  (5) to grant  powers  of  attorney,  (6) to pledge, assign, guarantee,  mortgage,  consign, grant security interest in and otherwise  transfer to IBM Credit as  collateral  security for any and all debts and  obligations of the Company to IBM Credit or its affiliates, whenever and however arising,  any assets of this Company;  (7) to execute and deliver any and all assignments,  schedules, transfers,  endorsements, contracts,

                                 Page 21 of 23

      guarantees,  agreements,  designations,   consignments,  deeds  of  trust,
      mortgages,  instruments of pledge or other  instruments in respect thereof and to make remittances and payments in respect thereof by checks,  drafts or  otherwise;  and (8) to do and perform all other acts and things deemed by such Authorized  Person to be necessary,  convenient or proper to carry out any of the foregoing.

            (b) The  authorization  contained  herein shall apply whether or not proceeds  of any loans or advances  made at the request of any  Authorized
      Person  shall be paid or credited by IBM Credit to the Company or shall be paid or credited to the individual  order of any affiliates of the Company or other  third  party,  and IBM Credit  shall be under no  obligation  to inquire as to the  application  or disposition of the proceeds of any such loan or advance.

            (c) Hereby  ratified,  approved,  confirmed and consented to are all that any Authorized Person has done or may do in the premises."

         5. Appearing below are the names,  titles and specimen signatures of at least  three  Authorized  Persons,  as  defined in the  Resolution  cited in the preceding paragraph, (list at least three such Authorized Persons):

Authorized  Person(s)              Title                  Signature
(print)                            (print)

Gary Dedoussis                  Sr. V.P.Operations       /s/ Gary Dedoussis
Jim Haskins                     Sr. V.P. Acct. Mgmt      /s/ Jim Haskins
Isaac Gaon                      Chairman/CEO             /s/ Isaac Gaon

         The foregoing is not intended to be a  comprehensive  or exclusive list of the Customer's  Authorized  Persons. Upon request,  Customer will promptly provide to IBM Credit  additional  certificates  containing the name,  title and specimen  signature of other Authorized  Persons,  and IBM Credit may now and in the future rely on the signature of any Authorized  Person whether or not listed
on  this  or  any  other   certificate  or  on  the  signature  page(s)  hereof.
Nevertheless,  it is hereby  certified  that  each  name,  title  and  signature appearing above or on the signature page(s) hereof, is consistent with the books and records of the Customer.

         IN WITNESS  WHEREOF,  I have signed this  certificate  this 13th day of
Nov., 2000.

                                                       _________________________

                                                 Name: /s/ Robert Friedman
                                                       -------------------------

                                  Page 22 of 23

                              IWCF ATTACHMENT J TO
      INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")

                      E-BUSINESS SCHEDULE A ("SCHEDULE A")

CUSTOMER NAME:  DATATEC INDUSTRIES,  INC.

EFFECTIVE  DATE OF THIS  SCHEDULE A:  November 13, 2000

E-DOCUMENTS - SUPPLIERS:
------------------------

      Invoices

      Payment  Report/Remittance Advice

E-DOCUMENTS - CUSTOMERS:
------------------------

      Invoices

      Remittance Advice

      Transaction  Approval

      Billing Statement

      Payment Planner

      Auto Cash

      Statements of Transaction

      Common Dispute Form

                                  Page 23 of 23